Exhibit 10 (cl)



                                            EXECUTION COUNTERPART









     ***********************************************************





                 HAMILTON BEACH/PROCTOR-SILEX, INC.
                     PROCTOR-SILEX CANADA INC.

                            as Borrowers


                       ---------------------


               AMENDED AND RESTATED CREDIT AGREEMENT
                    Dated as of October 11, 1990

              Amended and Restated as of May 10, 1994


                       ---------------------


                      THE CHASE MANHATTAN BANK
                       (NATIONAL ASSOCIATION)
                           as U.S. Agent


                 THE CHASE MANHATTAN BANK OF CANADA
                         as Canadian Agent





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                         TABLE OF CONTENTS



 RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . .

 Section 1.  DEFINITIONS AND ACCOUNTING AND COMPUTATIONAL
               MATTERS.  . . . . . . . . . . . . . . . . . . .

      1.01  Certain Defined Terms  . . . . . . . . . . . . . .
      1.02  Accounting Terms and Determinations  . . . . . . .
      1.03  Certain Computations . . . . . . . . . . . . . . .

 Section 2.  COMMITMENTS . . . . . . . . . . . . . . . . . . .

      2.01  Extensions of Credit . . . . . . . . . . . . . . .
      2.02  Borrowings . . . . . . . . . . . . . . . . . . . .
      2.03  Changes of Commitments . . . . . . . . . . . . . .
      2.04  Fees . . . . . . . . . . . . . . . . . . . . . . .
      2.05  Lending Offices  . . . . . . . . . . . . . . . . .
      2.06  Several Obligations; Remedies Independent  . . . .
      2.07  Notes  . . . . . . . . . . . . . . . . . . . . . .
      2.08  Conversion or Continuation of Loans  . . . . . . .
      2.09  Extension of Revolving Credit Termination Date . .

 Section 3.  REPAYMENT OF PRINCIPAL; INTEREST; PREPAYMENT  . .

      3.01  Repayment of Loans . . . . . . . . . . . . . . . .
      3.02  Interest . . . . . . . . . . . . . . . . . . . . .
      3.03  Prepayments  . . . . . . . . . . . . . . . . . . .

 Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS;
               ETC.  . . . . . . . . . . . . . . . . . . . . .

      4.01  Payments . . . . . . . . . . . . . . . . . . . . .
      4.02  Pro Rata Treatment . . . . . . . . . . . . . . . .
      4.03  Computations . . . . . . . . . . . . . . . . . . .
      4.04  Minimum Amounts  . . . . . . . . . . . . . . . . .
      4.05  Certain Notices  . . . . . . . . . . . . . . . . .
      4.06  Non-Receipt of Funds by the Agents . . . . . . . .
      4.07  Sharing of Payments; Etc.  . . . . . . . . . . . .

 Section 5.  YIELD PROTECTION; ILLEGALITY; FOREIGN TAXES . . .

      5.01  Additional Costs . . . . . . . . . . . . . . . . .
      5.02  Limitation on Types of Loans . . . . . . . . . . .
      5.03  Illegality . . . . . . . . . . . . . . . . . . . .
      5.04  Certain Conversions Pursuant to Sections 5.01
              and 5.03 . . . . . . . . . . . . . . . . . . . .
      5.05  Compensation . . . . . . . . . . . . . . . . . ..
      5.06  Taxes  . . . . . . . . . . . . . . . . . . . . . .











 Section 6.  GUARANTEES  . . . . . . . . . . . . . . . . . . .

      6.01  Unconditional Guarantees . . . . . . . . . . . . .
      6.02  Validity . . . . . . . . . . . . . . . . . . . . .
      6.03  Waivers  . . . . . . . . . . . . . . . . . . . . .
      6.04  Subrogation  . . . . . . . . . . . . . . . . . . .
      6.05  Acceleration . . . . . . . . . . . . . . . . . . .
      6.06  Reinstatement  . . . . . . . . . . . . . . . . . .
      6.07  Joint and Several Obligations, Etc.  . . . . . . .
      6.08  Severability . . . . . . . . . . . . . . . . . . .

 Section 7.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . .

      7.01  Amendment Effective Date . . . . . . . . . . . . .
      7.02  Additional Conditions to Effectiveness . . . . . .
      7.03  Initial and All Subsequent Extensions of Credit  .

 Section 8.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . .

      8.01  Corporate and Legal Existence and Structure  . . .
      8.02  Information  . . . . . . . . . . . . . . . . . . .
      8.03  Litigation . . . . . . . . . . . . . . . . . . . .
      8.04  No Breach  . . . . . . . . . . . . . . . . . . . .
      8.05  Corporate Action . . . . . . . . . . . . . . . . .
      8.06  Use of Proceeds  . . . . . . . . . . . . . . . . .
      8.07  Approvals  . . . . . . . . . . . . . . . . . . . .
      8.08  ERISA  . . . . . . . . . . . . . . . . . . . . . .
      8.09  Taxes  . . . . . . . . . . . . . . . . . . . . . .
      8.10  Certain Agreements . . . . . . . . . . . . . . . .
      8.11  Subsidiaries, Etc. . . . . . . . . . . . . . . . .
      8.12  Legal Form . . . . . . . . . . . . . . . . . . . .
      8.13  Assets.  . . . . . . . . . . . . . . . . . . . . .
      8.14  Margin Stock . . . . . . . . . . . . . . . . . . .
      8.15  Public Utility Holding Company Act; Investment
              Company Act  . . . . . . . . . . . . . . . . . .
      8.16  Hazardous Materials  . . . . . . . . . . . . . . .
      8.17  Product Recall Liability . . . . . . . . . . . . .

 Section 9.  COVENANTS.  . . . . . . . . . . . . . . . . . . .

      9.01  Financial Statements and Other Information . . . .
      9.02  Litigation, Etc. . . . . . . . . . . . . . . . . .
      9.03  Corporate Existence, Etc.  . . . . . . . . . . . .
      9.04  Use of Proceeds  . . . . . . . . . . . . . . . . .
      9.05  [Intentionally omitted . . . . . . . . . . . . . .
      9.06  [Intentionally omitted . . . . . . . . . . . . . .
      9.07  Interest Coverage Ratio  . . . . . . . . . . . . .
      9.08  Leverage Ratio . . . . . . . . . . . . . . . . . .
      9.09  Net Worth  . . . . . . . . . . . . . . . . . . . .
      9.10  Independent Obligations of PSC . . . . . . . . . .
      9.11  [Intentionally omitted . . . . . . . . . . . . . .









      9.12  Restricted Payments  . . . . . . . . . . . . . . .
      9.13  Limitation on Consolidation, Merger,
              Acquisitions and Dispositions  . . . . . . . . .
      9.14  Liens  . . . . . . . . . . . . . . . . . . . . . .
      9.15  Transactions with Affiliates . . . . . . . . . . .
      9.16  Majority Interest Debt and Minority Interest
              Debt . . . . . . . . . . . . . . . . . . . . . .
      9.17  Investments  . . . . . . . . . . . . . . . . . . .
      9.18  Indebtedness . . . . . . . . . . . . . . . . . . .
      9.19  [Intentionally omitted . . . . . . . . . . . . . .
      9.20  Type of Business . . . . . . . . . . . . . . . . .
      9.21  Hedging Arrangements . . . . . . . . . . . . . . .
      9.22  Insurance  . . . . . . . . . . . . . . . . . . . .
      9.23  Additional Collateral  . . . . . . . . . . . . . .
      9.24  Certain Amendments . . . . . . . . . . . . . . . .
      9.25  [Intentionally omitted . . . . . . . . . . . . . .
      9.26  Subsidiary Dividend Payments . . . . . . . . . . .
      9.27  Material Subsidiaries  . . . . . . . . . . . . . .
      9.28  [Intentionally omitted . . . . . . . . . . . . . .

 Section 10.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . .

 Section 11.  THE AGENTS.  . . . . . . . . . . . . . . . . . .

      11.01  Appointment, Powers and Immunities  . . . . . . .
      11.02  Reliance by Agents  . . . . . . . . . . . . . . .
      11.03  Defaults  . . . . . . . . . . . . . . . . . . . .
      11.04  Rights as a Bank  . . . . . . . . . . . . . . . .
      11.05  Indemnification . . . . . . . . . . . . . . . . .
      11.06  Non-Reliance on Agents and other Banks  . . . . .
      11.07  Failure to Act  . . . . . . . . . . . . . . . . .
      11.08  Resignation or Removal of Agents  . . . . . . . .

 Section 12.  MISCELLANEOUS. . . . . . . . . . . . . . . . . .

      12.01  No Waiver . . . . . . . . . . . . . . . . . . . .
      12.02  Notices . . . . . . . . . . . . . . . . . . . . .
      12.03  Expenses; Etc . . . . . . . . . . . . . . . . . .
      12.04  Amendments; Etc . . . . . . . . . . . . . . . . .
      12.05  Successors and Assigns  . . . . . . . . . . . . .
      12.06  Assignments and Participations  . . . . . . . . .
      12.07  Survival  . . . . . . . . . . . . . . . . . . . .
      12.08  Captions  . . . . . . . . . . . . . . . . . . . .
      12.09  Counterparts  . . . . . . . . . . . . . . . . . .
      12.10  GOVERNING LAW . . . . . . . . . . . . . . . . . .
      12.11  Jurisdiction and Service of Process . . . . . . .
      12.12  Waiver of Sovereign Immunity  . . . . . . . . . .
      12.13  Judgment Currency . . . . . . . . . . . . . . . .
      12.14  Acknowledgment of Legal Existence . . . . . . . .
      12.15  Confidentiality . . . . . . . . . . . . . . . . .
      12.16  WAIVER OF TRIAL BY JURY . . . . . . . . . . . . .








                       SCHEDULES AND EXHIBITS


 Schedule I     - List of Commitments and Applicable Lending
                    Offices
 Schedule II    - List of Subsidiaries
 Schedule III   - List of Certain Agreements
 Schedule IV    - List of Existing Liens
 Schedule V     - List of Inventory
 Schedule VI    - Litigation
 Schedule VII   - [Intentionally omitted]
 Schedule VIII  - List of Product Recall Events
 Schedule IX    - [Intentionally omitted]
 Schedule X     - Hazardous Materials
 Schedule XI    - Consents

 EXHIBIT A-1    - [Intentionally omitted]
 EXHIBIT A-2    - Form of Series A R/C Note
 EXHIBIT A-3    - Form of Series B R/C Note
 EXHIBIT A-4    - Form of Letter of Credit Note
 EXHIBIT B-1    - Forms of Pledge Agreements
 EXHIBIT B-2    - Form of U.S. Security Agreement
 EXHIBIT B-3    - Form of U.S. Patents Assignment
 EXHIBIT B-4    - Form of Government Contract Assignment
 EXHIBIT B-5    - Form of Mortgage/Leasehold Mortgage
 EXHIBIT B-6    - Form of Mortgage Amendment
 EXHIBIT C-1    - Form of Section 178 Assignment
 EXHIBIT C-2    - Form of General Security Agreement
 EXHIBIT C-3    - Form of Renewal Agreement
                    [Quebec]
 EXHIBIT C-4    - Form of General Assignment of Book Debts
                    [British Columbia]
 EXHIBIT C-5    - Form of Undertaking Re: Location of Accounts
                    Receivable
 EXHIBIT D-1    - Form of NACCO Supplemental Agreement
 EXHIBIT D-2    - Form of Housewares Supplemental Agreement
 EXHIBIT D-3    - Form of Glen Dimplex Supplemental Agreement
 EXHIBIT D-4    - Form of Glen Electric Supplemental Agreement
 EXHIBIT D-5    - Form of Precis Supplemental Agreement
 EXHIBIT D-6    - Form of Holdings Supplemental Agreement
 EXHIBIT D-7    - Forms of Affiliate Supplemental Agreements
 EXHIBIT D-8    - Form of Housewares Pledge Agreement
 EXHIBIT D-9    - Form of Precis Pledge Agreement
 EXHIBIT D-10   - Form of Holdings Pledge Agreement
 EXHIBIT D-11   - Form of Precis Override Agreement
 EXHIBIT D-12   - Form of Override Agreement
 EXHIBIT E      - Form of Process Agent Letter
 EXHIBIT F      - Form of Acknowledgement Letter
 EXHIBIT G      - Form of Compliance Certificate
 EXHIBIT H      - [Intentionally omitted]
 EXHIBIT I-1    - [Intentionally omitted]
 EXHIBIT I-2    - [Intentionally omitted]






 EXHIBIT I-3    - [Intentionally omitted]
 EXHIBIT I-4    - [Intentionally omitted]
 EXHIBIT I-5    - Form of Opinion of Counsel to the Company
 EXHIBIT I-6    - Form of Opinion of Counsel to PSC
 EXHIBIT I-7    - [Intentionally omitted]
 EXHIBIT I-8    - Form of Opinion of Local Counsel to the Company
 EXHIBIT I-9    - Form of Opinion of General Counsel of the
                     Company
 EXHIBIT J      - Form of Opinion of Special Canadian Counsel to
                    the Banks
 EXHIBIT K      - Form of Opinion of Special New York Counsel to
                    the Banks and the Agents
 EXHIBIT L      - Form of Reconciliation Statement
 EXHIBIT M      - Form of Parent Advance Statement
 EXHIBIT N      - Form of Confirmation Agreement


















































           AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990, amended and restated as of May 10, 1994 among:
 HAMILTON BEACH/PROCTOR-SILEX, INC. (the "Company"), a corporation duly organized and validly existing under the laws of the State of Delaware; PROCTOR-SILEX CANADA INC. ("PSC"), a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada, and a Wholly-Owned Subsidiary (as hereinafter defined) of the Company; PROCTOR-SILEX S.A. DE C.V. ("PSM"), a corporation duly organized and validly existing under the laws of Mexico and a 99.2%-owned Subsidiary (as hereinafter defined) of the Company; each of the banks or other financial institutions that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as United States agent for the Banks (such agent in such capacity, together with its successors in such capacity, the "U.S. Agent") and THE CHASE MANHATTAN BANK OF CANADA, as Canadian agent for the Banks (such agent in such capacity, together with its successors in such capacity, the "Canadian Agent" and, together with the U.S. Agent, the "Agents").

           The Company, PSC, PSM, the Banks and the Agents are party to a Credit Agreement dated as of October 11, 1990 (as in effect immediately prior to the Amendment Effective Date referred to below, the "Original Credit Agreement"). The Company, PSC and PSM have requested that the Banks and the Agents agree to amend and restate the Original Credit Agreement, and the Banks and the Agents are willing to amend and restate the Original Credit Agreement, all on the terms and conditions hereinafter set forth.

           Accordingly, the parties hereto agree to amend and restate the Original Credit Agreement so that, as amended and restated, it reads in its entirety as provided herein.


           Section 1.  DEFINITIONS AND ACCOUNTING AND
 COMPUTATIONAL MATTERS.

           1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

           "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company and/or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise; (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors; or
      (iii) directly or indirectly acquires control of a 5% or more partnership or other ownership interest in any partnership, joint venture or joint adventure.

           "Acquisition Period" shall mean, with respect to each fiscal year of the Company commencing with the fiscal year of the Company ending December 31, 1995, the period from and including the first day of the Restricted Payments Period occurring in such fiscal year to but excluding the first day of the Restricted Payment Period occurring in the fiscal year of the Company immediately following such fiscal year.

           "Additional Supplemental Agreements" shall have the meaning assigned to that term in Section 1 of the Override
      Agreement.

           "Additional Supplemental Security Documents" shall have the meaning assigned to that term in Section 1 of the Override Agreement.

           "Adjusted Cash Flow" shall mean, for any period, for any Person and its Subsidiaries the amount equal to:
      (i) Cash Flow for such period minus (ii) depreciation for such period determined on a consolidated basis in accordance with GAAP.

           "Affiliate" shall mean, with respect to any Person, any other Person or group of affiliated Persons directly or indirectly controlling (including, without limitation, all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management or policies of such corporation, whether through the ownership of voting securities, by contract or otherwise, provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing: (a) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person and (b) the Company and the Subsidiaries shall be deemed not to be Affiliates of each other.

           "Affiliate Supplemental Agreement" shall mean an Agreement in substantially the form of Exhibits D-7-1 or D-
      7-2 hereto, as applicable, entered into by a Subsidiary of a Majority Interest Party or a Minority Interest Party, as at any time amended or otherwise modified.

           "Aggregate Outstanding Obligations" shall mean the sum of (1) the aggregate principal amount of all Revolving
      Credit Loans plus (2) the aggregate amount of all Outstanding Letter of Credit Liabilities of all of the Banks.

           "Amendment Effective Date" shall mean the date on which all of the conditions set forth in Section 7 hereof shall have been satisfied or waived by the Banks and the Agents.

           "Applicable Lending Office" shall mean, for each Bank and for each type of Loan or participations in Letter of Credit Liabilities, the Lending Office of such Bank designated for such type of Loan or participations in Letter of Credit Liabilities on Schedule I hereto or such other office of such Bank as such Bank may from time to time specify to the Agents and the Company as the office at which its Loans of such type or participations in Letter of Credit Liabilities are to be made and maintained.

           "Applicable Margin" shall mean, with respect to each type of Loan, letter of credit fees and commitment fees, for the fiscal quarter commencing immediately following the delivery of a Compliance Certificate pursuant to the last sentence of Section 9.01 hereof, the percentage per annum set forth in the schedule immediately below opposite the Interest Coverage Ratio as at the last day of the Computation Period of the Company covered by such Compliance
      Certificate:

      I.   Loans

                                              Applicable Margin
                                      Canadian                 Canadian
           Interest       Base Rate   Floating    Eurodollar   Discount
        Coverage Ratio      Loans     Rate Loans     Loans    Rate Loans

        Level I Period      .00%       0.00%         0.500%       .500%
        Level II Period     .00%       0.00%         0.625%       .625%
        Level III Period    .00%       0.00%         0.750%       .750%
        Level IV Period     .00%       0.00%         1.000%      1.000%
        Level V Period      .25%       0.25%         1.250%      1.250%

      II.  Fees

         Interest                Letter of           Commitment
      Coverage Ratio            Credit Fees             Fees

      Level I Period                .375%              .1875%
      Level II Period               .500%              .2500%
      Level III Period              .550%              .3125%
      Level IV Period               .625%              .3750%
      Level V Period                .750%              .5000%


      provided that, prior to the second fiscal quarter in 1995, Level I, II and III Periods will have the Applicable Margins, Letter of Credit Fees and Commitment Fees otherwise applicable to the Level IV Period; and provided further that, if the Company shall fail to deliver the financial statements and the accompanying Compliance Certificate within the time periods specified in Section 9.01 hereof, the Applicable Margin shall be at the numerical Level one higher than the current Level (or, if the current Level is Level V Period, Level V Period) for the fiscal quarter commencing immediately following the date by which such Compliance Certificate should have been so delivered. Prior to the delivery of the first Compliance Certificate required to be delivered after the Amendment Effective Date pursuant to the last paragraph of Section 9.01 hereof, the Applicable Margin shall be determined by reference to the Compliance Certificate delivered pursuant to Section 7.01(e)(ii) hereof.

           "Application" shall mean, with respect to Casualty Insurance Proceeds or Disposition Proceeds, for any Computation Period, the application thereof by the Company or the Subsidiary receiving such Casualty Insurance Proceeds or Disposition Proceeds (by payment during such Computation

      Period or execution of a bona fide contract during such Computation Period which may provide for payment in the future) to the purchase price of an asset intended to replace, or (in the case of Casualty Insurance Proceeds only) to the repair of, the asset to which such Casualty Insurance Proceeds or Disposition Proceeds relate. The verb "Apply" shall have a correlative meaning.

           "Bank Financial Accommodations" shall mean (i) Bank Letters of Credit; (ii) Bank Line Loans; (iii) Interest Rate Protection Arrangements between the Company and any Bank; and (iv) Foreign Currency Hedging Arrangements between the Company and any Bank.

           "Bank Financial Accommodation Documents" shall mean
      (i) Bank Letter of Credit Documents; (ii) Bank Line Loan Documents; (iii) Interest Rate Protection Agreements between the Company and any Bank relating to Interest Rate Protection Arrangements; and (iv) Foreign Currency Hedging Agreements between the Company and any Bank.

           "Bank Letter of Credit Documents" shall mean, with respect to any Bank Letter of Credit, collectively, such Bank Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor and any other agreements, instruments, guarantees and other documents (whether general in application or applicable solely to such Bank Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations permitted by Section 9.14(l) hereof.

           "Bank Letter of Credit Liabilities" shall mean, at any time, the sum (determined without duplication) of (i) the aggregate outstanding and undrawn maximum face amount of all Bank Letters of Credit plus (ii) Bank Letter of Credit Reimbursement Obligations.

           "Bank Letter of Credit Obligations" shall mean, at any time, with respect to any Bank Letter of Credit, Bank Letter of Credit Reimbursement Obligations relating thereto, interest on such Bank Letter of Credit Reimbursement Obligations and all other amounts payable with respect to such Bank Letter of Credit in accordance with the related Bank Letter of Credit Documents.

           "Bank Letter of Credit Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding in respect of Bank Letters of Credit to reimburse the Bank or Banks that issued such Bank Letters of Credit for the amount paid thereby in respect of a drawing or drawings under such Bank Letters of Credit.

           "Bank Letters of Credit" shall mean stand-by or performance or trade letters of credit issued by any Bank (other than Letters of Credit issued by the Issuing Bank), and any acceptances created thereunder, for the account of the Company that (i) expire or mature prior to the Revolving Credit Commitment Termination Date; (ii) have an original stated face amount not exceeding U.S.$3,000,000; and
      (iii) shall be for the purpose of financing purchases of raw materials, finished goods or supplies in the ordinary course of business of the Company and the Subsidiaries or for the purpose of supporting obligations in connection with workmen's compensation obligations of the Company and the Subsidiaries, obligations with respect to insurance programs of the Company and the Subsidiaries and obligations with respect to bid bonds, performance bonds or surety bonds of the Company and the Subsidiaries furnished in the ordinary course of business of the Company and the Subsidiaries. For purposes of this Agreement, "Bank Letters of Credit" shall
      (i) include any stand-by or performance or trade letter of credit issued by a Bank (other than the Issuing Bank), and any acceptances created thereunder outstanding on the Closing Date and (ii) exclude any stand-by or performance or trade letter of credit, and any acceptances created thereunder (including, without limitation, any stand-by or performance or trade letter of credit, and any acceptances created thereunder, referred to in clause (i) above in this sentence) issued by any Bank (other than the Issuing Bank) that is the beneficiary of a Letter of Credit in respect of such stand-by or performance or trade letter of credit, and any acceptances created thereunder.

           "Bank Line Loan Documents" shall mean, with respect to any Bank Line Loan, collectively, the agreement governing such Bank Line Loan, any amendments thereto, any documents delivered thereunder, any promissory note evidencing such Bank Line Loan and any other agreements, instruments, guarantees and other documents (whether general in application or applicable solely to such Bank Line Loan) governing or providing for the rights and obligations of the parties concerned or at risk.

           "Bank Line Loans" shall mean loans by any Bank to the Company that (i) are governed by Bank Line Loan Documents that contain covenants and default provisions that are no more onerous than the covenants and default provisions set forth in the Documents (except that such Bank Line Loans may be payable on demand), (ii) are unsecured except pursuant to the Security Documents and the Supplemental Security Documents and except to the extent that bank accounts maintained by the Company with such Bank that are subject to set-off, counterclaim or bankers' liens or similar rights constitute security and (iii) do not constitute Funded Debt.

           "Bankers Acceptances" shall mean bankers acceptances drawn by third parties and accepted by the Canadian
      Reference Bank for terms of 30, 60, 90 or 180 days, as the case may be.

           "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for such day plus 1/2 of 1% per annum or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate (or any component thereof) shall take effect at the time of such change in the Base Rate.

           "Base Rate Loans" shall mean Loans which, at the time, pursuant to the terms of this Agreement, bear interest at rates based upon the Base Rate.

           "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified or supplemented and in effect from time to time or any replacement thereof.

           "Bond Letters of Credit" shall mean any performance letter of credit in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company that meets the requirements set forth in Section 2.01(II) hereof (including, without limitation, Section 2.01(II)(a) hereof).

           "Borrowers" shall mean the Company and PSC.

           "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York and with respect to Canadian Dollar Loans, Toronto, Ontario, Canada and, with respect to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion or Continuation of or into, or an Interest Period for, a Eurodollar Loan, or a notice by the Company with respect to any of the foregoing, which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market and, with respect to determinations of the Canadian Dollar Spot Rate and the U.S. Dollar Spot Rate, which is also a day on which dealings in foreign currency are carried out in the London foreign exchange market.

           "Canadian Cash Collateral Account" shall have the meaning assigned to that term in Section 2.10 of the General Security Agreement referred to in clause (ii) of the definition of "Canadian Security Documents" in this
      Section 1.01.

           "Canadian Discount Rate" shall mean, with respect to Canadian Discount Rate Loans, the discount rate (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto office of the Canadian Reference Bank at 10:00 a.m. (Toronto time) on the Canadian Discount Borrowing Date as the discount rate the Canadian Reference Bank would, in the normal course of its business, purchase on such date Bankers Acceptances having a term comparable to the Interest Period for such Canadian Discount Rate Loan and having an aggregate face amount equal to CAN$1,000,000.

           "Canadian Discount Rate Loans" shall mean Loans the interest rates on which are at the time determined on the basis of the Canadian Discount Rate.

           "Canadian Discount Borrowing Date" shall mean the date of borrowing of Canadian Discount Rate Loans designated by the Borrower pursuant to Section 4.05 hereof.

           "Canadian Dollar Banks" shall mean those Banks listed on Schedule I hereto under the heading "Canadian Dollar
      Banks" and any other Bank that may from time to time hold
      Canadian Dollar Loans.

           "Canadian Dollar Equivalent" shall mean, on any day, and with respect to any amount of U.S. Dollars, the amount of Canadian Dollars purchasable with such amount of U.S. Dollars for delivery on such day, at the Canadian Dollar Spot Rate in effect two Business Days before such day.

           "Canadian Dollar Loans" shall have the meaning assigned to that term in Section 2.01(I)(b)(ii).

           "Canadian Dollar Spot Rate" shall mean, on any day, the rate of exchange for the purchase by the London Branch of Canadian Dollars with U.S. Dollars in the commercial bank foreign exchange market in London for delivery two Business Days after such day, quoted by the London Branch at approximately 4:00 p.m. London time on such day (or the next preceding Business Day, if such day is not a Business Day).

           "Canadian Dollars" and "CAN$" shall mean lawful money of Canada.

           "Canadian Floating Rate" shall mean, with respect to any Canadian Dollar Loan, for any day, the rate of interest from time to time announced by Chase Canada at the Canadian Office as its prime commercial lending rate for such day. Each change in any interest rate provided for herein based upon the Canadian Floating Rate shall take effect at the time of such change in the Canadian Floating Rate.

           "Canadian Floating Rate Loan" shall mean Canadian
      Dollar Loans, the interest rates on which are at the time determined on the basis of the Canadian Floating Rate.

           "Canadian Office" shall mean the principal Toronto office of the Canadian Agent and Chase Canada, presently located at 150 King Street West, Toronto, Ontario M5H 1J9,
      Canada.

           "Canadian Reference Bank" shall mean Chase Canada.

           "Canadian Security Documents" shall mean (i) a General Assignment under Section 427 of the Bank Act (Canada) (formerly Section 178(1)(a), (b), (c) or (e) of the Bank Act (Canada)) in substantially the form of Exhibit C-1 hereto;
      (ii) a General Security Agreement in substantially the form of Exhibit C-2, hereto; (iii) a General Assignment for Quebec; (iv) a General Assignment of Book Debts for the Province of British Columbia in substantially the form of Exhibit C-4 hereto; and (v) an Undertaking with respect to the location of accounts receivable in substantially the form of Exhibit C-5 hereto, each entered into by PSC, as each may at any time be amended or otherwise modified.

           "Capital Expenditures" shall mean expenditures for fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) and any such other expenditures required to be capitalized under GAAP.

           "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Cash Collateral Account" shall have the meaning assigned to that term in Section 4.C of the Security
      Agreement.

           "Cash Flow" shall mean, for any period, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP:
      (i) income before taxes for such period minus (ii) equity earnings of unconsolidated Subsidiaries and Affiliates for such period (or plus equity losses of unconsolidated Subsidiaries and Affiliates for such period, as the case may
      be) plus (iii) to the extent not included in clause (vi) below, the amount by which (x) non-cash charges in connection with transactions involving charges to income of $1,000,000 or more in any individual transaction and classified as long-term deferrals in accordance with GAAP for such period exceed (y) cash charges for such period relating to non-cash charges of the type referred to in clause (iii)(x) of this definition and included in the computation of "Cash Flow" for any previous period (or minus the amount by which the cash charges described in the immediately preceding clause (iii)(y) exceed the non-cash charges described in the immediately preceding clause
      (iii)(x)) plus (iv) Interest Expense for such period plus
      (v) depreciation and amortization for such period plus (vi) with respect to any period that "Cash Flow" is computed by reference to financial statements relating to any fiscal period ending on or before December 31, 1993, the amount specified opposite "Other, Net Items" on the financial statements of such Person and its Subsidiaries.

           "Casualty Insurance Proceeds" shall mean, with respect to any fixed assets, plant or equipment of the Company or any Subsidiary, casualty insurance proceeds received by the Company or such Subsidiary in connection with damage to, or destruction of, the same.

           "CERCLA" shall have the meaning assigned to that term in Section 8.16 hereof.

           "CERCLIS" shall have the meaning assigned to that term in Section 8.16 hereof.

           "Chase" shall mean The Chase Manhattan Bank (National
      Association).

           "Chase Canada" shall mean The Chase Manhattan Bank of
      Canada.

           "Clean-Down Limit" shall mean, with respect to each day of any Clean-Down Period, the excess (if any) of
      (i) (a) U.S.$80,000,000 (for the Initial Clean-Down Period) and $75,000,000 (for each subsequent Clean-Down Period) plus
      (b) the amount of the Holdings Dividend over (ii) the sum of
      (a) the aggregate amount of the reductions in excess of $5,000,000 of the Revolving Credit Commitments pursuant to
      Section 2.03 hereof plus (b) the aggregate amount of the reductions of the Revolving Credit Commitments pursuant to
      Section 3.03(c) hereof.

           "Clean-Down Parent Advances" shall mean, with respect to each day of any Clean-Down Period, the amount of Parent Advances equal to (i) the amount of (a) the outstanding principal amount of the Revolving Credit Loans on such day plus (b) the outstanding principal amount of the Parent Advances on such day minus (ii) the amount of the Clean-Down Limit in effect on such day.

           "Clean-Down Period" shall mean a period of 30 consecutive days commencing on any day during (i) the first fiscal quarter in the fiscal year of the Company ending December 31, 1995 (the "Initial Clean-Down Period") and (ii) the first fiscal quarter in each fiscal year of the Company thereafter, in each case as specified by the Company in writing to the Agents and the Banks; provided that the last day of the Clean-Down Period must occur prior to the last Business Day of such first fiscal quarter.

           "Closing Date" shall mean October 11, 1990.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Commercial Letters of Credit" shall mean any sight or standby letter of credit in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company that meets the requirements set forth in

      Section 2.01(II) hereof (including, without limitation, Section 2.01(II)(a) hereof).

           "Commitment" shall mean, as to each U.S. Dollar Bank, its Revolving Credit Commitment.

           "Compliance Certificate" shall have the meaning assigned to that term in the last paragraph of Section 9.01 hereof.

           "Computation Period" shall mean the period of four consecutive complete fiscal quarters of the Company ending on, or most recently ended prior to, any date of determination.

           "Confirmation Agreement" shall mean the Confirmation Agreement dated as of the Amendment Effective Date among the Company, Housewares, Precis, Holdings, PSC, NACCO, Glen Dimplex, Glen Electric, the Agents and the Canadian Dollar Banks, in substantially the form of Exhibit N hereto, as the same may be amended, supplemented and in effect from time to time.

           "Contingent Event" shall mean that the following event shall occur and be continuing: Net Worth of the Company shall not exceed the level therefor established in
      Section 9.09 hereof by more than U.S.$100,000 and the Company (or NACCO) shall have obtained a ruling from the Internal Revenue Service to the effect that (or Section 956 of the Code (or the regulations thereunder) shall be modified with the effect that) neither PSC nor PSM will, as a result of its agreement to undertake the obligations set forth in Section 6.01(a) hereof (without regard to Section 6.01(b) hereof), be considered to hold or to have acquired any obligation of a United States person within the meaning of Section 956(c) of the Code, until such time, if ever, as the Net Worth of the Company shall not exceed the level therefor established in Section 9.09 hereof by more than U.S.$100,000.

           "Continue", "Continuation" and "Continued" shall refer to the continuation of a Eurodollar Loan or Canadian
      Discount Rate Loan from one Interest Period to the next
      Interest Period.

           "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of Loans of one type into Loans of another type, which may be accompanied by the transfer by a Bank (in its sole discretion) of the booking location of a Loan from one Applicable Lending Office to another.

           "Corporation" shall mean (i) any Obligor and any Subsidiary of any Obligor and (ii) NACCO.

           "CPSC" shall mean the United States Consumer Product
      Safety Commission or any successor thereto.

           "date of this Agreement" and "date hereof" shall mean
      October 11, 1990.

           "Debt Service" shall mean, for any period, the sum of
      (i) all Interest Expense of the Company for such period plus
      (ii) all payments of principal of Funded Debt (including, without limitation, the Loans) required to be made during such period (determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP) and which cannot be reborrowed (as Loans of the same type or Series in the case of Loans) under the governing instruments with respect to such Indebtedness (including, without limitation, imputed principal payments on Capital Lease Obligations determined in accordance with GAAP and prepayments required to be made in conjunction with a regularly scheduled reduction in a creditor's commitment to lend).

           "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

           "Disposition Proceeds" shall mean, with respect to any asset Disposed of by the Company or any Subsidiary (other than Dispositions permitted by Section 9.13(c) hereof), cash proceeds received by the Company or such Subsidiary (net of expenses and taxes directly attributable to such Disposition borne by the Company or such Subsidiary).

           "Dispositions" shall mean any sale, assignment, lease, transfer or other disposition of any asset of the Company or a Subsidiary (other than Inventory in the ordinary course of business). The verb "Dispose" shall have a correlative meaning.

           "Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the Holdings Documents, the Majority Interest Documents, the Minority Interest Documents and each of the other agreements, instruments or documents contemplated by or referred to in this Agreement.

           "Environmental Law" means any and all federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, guidelines, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

           "ERISA" shall mean the Employee Retirement Income
      Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" shall mean, with respect to any Person, any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or is under common control (within the meaning of Section 414(c) of the Code) with such Person. Unless the context otherwise requires, references in this Agreement to an "ERISA Affiliate" shall be deemed to be references to an ERISA Affiliate of the Company.

           "Eurodollar Loans" shall mean Loans the interest rates on which are at the time determined on the basis of the Fixed Base Rate.

           "Event of Default" shall have the meaning assigned to that term in Section 10 hereof.

           "Existing Alcoa Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of September 27, 1982 between Aluminum Corporation of America and Wesray Products, Inc. (a predecessor of the Company as successor to Proctor-Silex), together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "Existing Altoona Purchase and Sale Agreement" shall mean the Contract for the Purchase and Sale of Real Estate executed as of the 26th day of June, 1990 between the Company (as successor to Proctor-Silex) and Northern Chatham Bedding Company, Inc., together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "Existing Hamilton Beach Acquisition Documents" shall mean the Stock Purchase Agreement dated October 7, 1986 between the Company (as successor to HB Holdings Corporation) and Scovill, Inc., together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "Existing Proctor-Silex Acquisition Documents" shall mean the Agreement of Merger among NACCO, Housewares and the Company (as successor to Proctor-Silex), together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "Existing WearEver Purchase and Sale Agreement" shall mean the Agreement of Purchase and Sale dated as of January 30, 1989 by and between the Company (as successor to Proctor-Silex) and Anchor Hocking Corporation, together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "FAS 109" shall mean Statement of Financial Accounting
      Standards No. 109, Accounting for Income Taxes, issued
      February 1992.

           "Federal Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, as the same may be further amended, and any other applicable law with respect to bankruptcy, insolvency or reorganization that is successor thereto.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the U.S. Agent.

           "Fee Mortgage" shall mean an Indenture of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing in substantially the form of Exhibit B-5 hereto (or otherwise satisfactory to the U.S. Agent), entered into by the Company covering, among other things, real property of the Company located in Collierville, Tennessee, as amended by Amendment No. 1 thereto in substantially the form of Exhibit B-6 hereto, as at any time further amended, extended or otherwise modified or replaced.

           "Fixed Base Rate" shall mean, with respect to an Interest Period for a Eurodollar Loan, the arithmetic mean, as determined by the U.S. Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each of the Reference Banks and notified to the U.S. Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of U.S. Dollars for deposit for a term comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the Eurodollar Loans to be held by such Reference Bank for such Interest Period. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the U.S. Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.

           "Fixed Charges" shall mean, for any period, the sum (computed without duplication) of (i) Net Capital Expenditures made by the Company and its Subsidiaries during such period plus (ii) Debt Service for such period plus
      (iii) the provision for Federal, state and foreign income taxes ("Subject Income Taxes") provided for on the financial statements of the Company and its Subsidiaries for such period minus (iv) provision for Subject Income Taxes (benefit) provided for on the financial statements of the Company and its Subsidiaries for such period.

           "Fixed Rate" shall mean, for any Eurodollar Loan, for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the U.S. Agent to be equal to the Fixed Base Rate for such Loan for such Interest Period divided by (1 minus the Reserve Requirement) for such Loan for such Interest Period.

           "Fixed Rate Loans" shall mean Eurodollar Loans and
      Canadian Discount Rate Loans.

           "Foreign Currency Hedging Agreements" shall mean, with respect to any Foreign Currency Hedging Arrangement, collectively, the agreement governing such Foreign Currency

      Hedging Arrangement, any amendments thereto, any documents delivered thereunder and any other instruments, guarantees and other documents (whether general in application or applicable solely to such Foreign Currency Hedging Arrangement) governing or providing for the rights and obligations of the parties concerned or at risk.

           "Foreign Currency Hedging Arrangements" shall mean a forward currency purchase agreement or other similar arrangement for the transfer or mitigation of currency fluctuation risk.

           "Funded Debt" shall mean all Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness owing to the Company or any of its Subsidiaries) that
      (a) matures more than one year from the date of its creation or matures within one year of the date of its creation but is renewable or extendable, at the option of the Company or any of its Subsidiaries, to a date more than one year from the date of its creation or (b) arises under a revolving credit or similar agreement that obligates (or, that upon the exercise of an option by the Company or any of its Subsidiaries, would obligate) the lender or lenders thereunder to extend credit during a period of more than one year from the date of its creation.

           "GAAP" shall mean, except where otherwise expressly noted, generally accepted accounting principles in the United States.

           "General Assignment for Quebec" shall mean the General
      Assignment of Book Debts for the Province of Quebec dated
      October 11, 1990 as amended by the Renewal Agreement.

           "Glen Dimplex" shall mean Glen Dimplex, an unlimited corporation organized under the laws of the Republic of Ireland.

           "Glen Dimplex Supplemental Agreement" shall mean an
      Agreement in substantially the form of Exhibit D-3 hereto entered into by Glen Dimplex, as at any time amended or otherwise modified.

           "Glen Electric" shall mean Glen Electric, Ltd., a corporation organized under the laws of Northern Ireland.

           "Glen Electric Supplemental Agreement" shall mean an
      Agreement in substantially the form of Exhibit D-4 hereto entered into by Glen Electric, as at any time amended or otherwise modified.

           "Government Contract" shall mean a contract between the Company or a Subsidiary and a government, or an agency or instrumentality or political subdivision thereof, providing for the sale of Inventory or performance of services in the ordinary course of business of the Company or such Subsidiary.

           "Government Contract Assignment" shall mean an Assignment of Government Contracts in substantially the form of Exhibit B-4 hereto entered into by the Company, as at any time amended or otherwise modified.

           "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of the type described in clauses (i) through (iv) (inclusive) of the definition of "Indebtedness" in this Section 1.01 of any other Person or in any manner providing for the payment of any such Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities, Indebtedness or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

           "Guaranteed Obligations" shall mean (i) with respect to the Company in its capacity as a Guarantor, the principal of, and interest on, each Canadian Dollar Loan and all other amounts (including, without limitation, amounts payable under Sections 5.06 and 12.03 hereof but excluding amounts payable under Section 6 hereof) whatsoever payable by PSC, PSM or any other Guarantor (other than the Company) under this Agreement, any Security Document or the Series B R/C Notes; (ii) with respect to PSC, the principal of, and interest on, each U.S. Dollar Loan and each Letter of Credit Obligation and all other amounts (including, without limitation, amounts payable under Section 5.06 and 12.03 hereof but excluding amounts payable under Section 6 hereof) whatsoever payable by the Company or any other Guarantor that is a corporate Subsidiary of PSC under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or the Series A R/C Notes or the Letter of Credit Note; (iii) with respect to PSM, the principal of, and interest on, each Loan and each

      Letter of Credit Obligation and all amounts (including, without limitation, amounts payable under Sections 5.06 and
      12.03 hereof) whatsoever payable by the Company or any Guarantor (other than PSM) under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or any Note; and (iv) with respect to any Guarantor (other than the Company, PSC or PSM), the principal of, and interest on, each Loan and each Letter of Credit Obligation and all other amounts (including, without limitation, amounts payable under Sections 5.06 and 12.03 hereof) whatsoever payable by the Company or any Guarantor (other than such Guarantor) under this Agreement, any Security Document, any Letter of Credit Document, any Bank Financial Accommodation Document or any Note.

           "Guarantors" shall mean (i) the Company; (ii) PSC (upon the occurrence of a Contingent Event); (iii) PSM (upon the occurrence of a Contingent Event); and (iv) any Material
      Subsidiary that becomes a "Guarantor" by operation of
      Section 9.27(b) hereof.

           "Hamilton Beach" shall mean Hamilton Beach Inc., a
      Delaware corporation and the predecessor of the Company.

           "Hazardous Materials" shall have the meaning assigned to that term in Section 8.16 hereof.

           "Holdings" shall mean HB-PS Holding Company, Inc., a
      Delaware corporation and the holder of 100% of the common stock of the Company.

           "Holdings Dividend" shall mean the dividend in cash made by the Company to Holdings no later than 90 days after the Amendment Effective Date in an amount up to but not exceeding $15,000,000.

           "Holdings Documents" shall mean the Holdings Pledge
      Agreement and the Holdings Supplemental Agreement.

           "Holdings Pledge Agreement" shall mean the Pledge
      Agreement in substantially the form of Exhibit D-10 hereto entered into by Holdings, as at any time amended or otherwise modified.

           "Holdings Supplemental Agreement" shall mean an Agreement in substantially the form of Exhibit D-6 hereto entered into by Holdings, as at any time amended or otherwise modified.

           "Housewares" shall mean Housewares Holding Company, a
      Delaware corporation and a Wholly-Owned Subsidiary of NACCO.

           "Housewares Pledge Agreement" shall mean the Pledge
      Agreement in substantially the form of Exhibit D-8 hereto entered into by Housewares, as at any time amended or otherwise modified.

           "Housewares Supplemental Agreement" shall mean an Agreement in substantially the form of Exhibit D-2 hereto entered into by Housewares, as at any time amended or otherwise modified.

           "Indebtedness" shall mean, as to any Person: (i) all obligations of such Person for borrowed money (including, without limitation, Intercompany Advances and Parent Advances to such Person) or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business which are not overdue for more than 90 days; (iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person, contingent or otherwise, in respect of any letters of credit, bankers' acceptances or surety bonds, bid bonds or performance bonds; and (v) all Indebtedness of the type described in clauses
      (i) through (iv) (inclusive) above of others secured by a Lien on any asset of such Person or Guaranteed by such Person. As used herein, the term "Indebtedness" shall exclude obligations of the Company with respect to the Interest Rate Protection Arrangements and Foreign Currency Hedging Arrangements.

           "Indemnity Agreement" shall mean the Indemnity
      Agreement dated as of October 11, 1990 by and among Hamilton Beach, Glen Dimplex, Precis and Glen Electric, as at any time amended or otherwise modified.

           "Individual Outstanding Obligations" shall mean, with respect to any U.S. Dollar Bank, the sum of (1) the outstanding principal amount of the Series A R/C Loans owing to such Bank at such time plus (2) the outstanding principal amount of the Series B R/C Loans owing to the Affiliate of such Bank that is a Canadian Dollar Bank plus (3) such Bank's Outstanding Letter of Credit Liabilities.

           "Initial Clean-Down Period" shall have the meaning assigned to such term in the definition of the term Clean-
      Down Period.

           "Intercompany Advances" shall mean (i) advances made to a Subsidiary by the Company and (ii) advances to the Company by a Subsidiary.

           "Intercompany Receivables" shall mean (i) Receivables payable by the Company to a Subsidiary or (ii) Receivables payable by a Subsidiary to the Company.

           "Interest Coverage Ratio" shall mean, at any time, for the Company and its Subsidiaries, the ratio of (i) Adjusted
      Cash Flow for the current Computation Period to (ii)
      Interest Expense for the current Computation Period.

           "Interest Expense" shall mean, for any period, for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP, the sum of
      (i) all interest accrued during such period on Indebtedness of such Person and its Subsidiaries (whether or not paid during such period) plus (ii) the net amounts payable by the Company and the Subsidiaries (or minus the net amounts receivable by the Company and the Subsidiaries) under Interest Rate Protection Agreements (whether or not actually paid or received during such period); provided that "Interest Expense" shall exclude to the extent included accrued commitment fees payable under Section 2.04(a) hereof and accrued letter of credit fees payable under
      Section 2.01(II)(a)(4) hereof, in each case for the period of determination.

           "Interest Period" shall mean:

           (a) With respect to any Eurodollar Loan, each period commencing on the date such Loan is made or is Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Company may select as provided in Section 4.05 hereof, except that (1) on the Amendment Effective Date the Company may select, in accordance with Section 4.05 hereof, an Interest Period commencing on the date three Business Days after the Amendment Effective Date and ending on the numerically corresponding day twenty-one days thereafter and (2) each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

           (b) With respect to any Canadian Discount Rate Loan, each period commencing on the date such Loan is made or is Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan, and ending on the Business Day 30, 60, 90 or 180 days thereafter, as the Company may select as provided in Section 4.05 hereof.

      Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; (provided that, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall end on the next preceding Business Day); and (iii) the Company shall select the duration of Interest Periods in such a way so that, notwithstanding clauses (i) and (ii) above, no Interest Period in respect of Eurodollar Loans shall have a duration of less than one month (except as provided in clause (1) of paragraph (a) above) and no Interest Period in respect of Canadian Discount Rate Loans shall have a duration of less than 30 days (and, if any Eurodollar Loans or Canadian Discount Rate Loans would otherwise have an Interest Period of a shorter duration, they shall be Base Rate Loans or Canadian Floating Rate Loans, as the case may be, for the relevant period).

           "Interest Rate Protection Agreements" shall mean, with respect to any Interest Rate Protection Arrangement, collectively, the agreement governing such Interest Rate Protection Arrangement, any amendments thereto, any documents delivered thereunder and any other instruments, guarantees and other documents (whether general in application or applicable solely to such Interest Rate Protection Arrangement) governing or providing for the rights and obligations of the parties concerned or at risk.

           "Interest Rate Protection Arrangements" shall mean an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

           "Inventory" shall mean, with respect to any Person, all inventory (as defined in the Uniform Commercial Code of the State of New York) of such Person, wherever located, now or hereafter existing (including, but not limited to, (i) any specific items or types of inventory set forth on Schedule V hereto; (ii) raw materials and finished goods (but not work in process); (iii) goods in which such Person has an interest in mass or a joint or other interest or right of any kind; and (iv) goods which are returned to or repossessed by such Person) and all accessions thereto and products thereof.

           "Investment" by the Company or any of the Subsidiaries shall mean:

                (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Company or such Subsidiary for or in connection with any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any Person; and

               (ii) the amount of any advance, loan or extension of credit to any Person by the Company or such Subsidiary (including, without limitation, Intercompany Advances and Intercompany Receivables) but excluding
           (a) any such advance, loan or extension of credit having a term not exceeding one year made by the Company or such Subsidiary to trade customers of the Company or such Subsidiary (excluding Affiliates of the Company or such Subsidiary in respect of transactions permitted by Section 9.15 hereof) in the ordinary course of the Company's or such Subsidiary's business and (b) advances to employees of the Company or such Subsidiary in the ordinary course of business for the purpose of defraying travel, relocation and business expenses and (without duplication) any such amount committed to be advanced, loaned or extended to any such employee by the Company or such Subsidiary.

           "Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Amendment Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options), (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries,
      (iv) any Funded Debt or (b) the receipt by the Company or any of its Subsidiaries after the Amendment Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Issuance shall not include
      (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company or (z) any Parent Advances.

           "Issuing Bank" shall mean Chase or a Bank serving as Chase's successor in Chase's capacity as issuer of Letters of Credit under Section 2.01(II) hereof.

           "Leasehold Mortgages" shall mean, an Indenture of Leasehold Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for each of the below listed properties, each in substantially the form of Exhibit B-5 hereto (or otherwise satisfactory to the U.S. Agent), entered into by the Company covering, among other things, leasehold interests of the Company in property located in Glen Allen, Virginia and Washington, North Carolina, each as amended by Amendment No. 1 thereto in substantially the form of Exhibit B-6 hereto, as at any time further amended, extended or otherwise modified or replaced.

           "Letters of Credit" shall mean Commercial Letters of Credit, Bond Letters of Credit and Letters of Indemnity.

           "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, such Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable solely to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or
      (ii) any collateral security for such obligations.

           "Letter of Credit Liabilities" shall mean, at any time, the sum (determined without duplication) of (i) the aggregate outstanding and undrawn maximum face amount of all Letters of Credit plus (ii) Reimbursement Obligations.

           "Letter of Credit Note" shall have the meaning assigned to that term in Section 2.07(c) hereof.

           "Letter of Credit Obligations" shall have the meaning assigned to that term in Section 2.01(II)(d) hereof.

           "Letter of Credit Percentage" shall mean, with respect to any U.S. Dollar Bank for any Letter of Credit, the quotient (expressed as a percentage) equal to (A) the unused amount of such Bank's Revolving Credit Commitment at the time of the issuance of such Letter of Credit divided by (B) the aggregate amount of the unused Revolving Credit Commitments of all U.S. Dollar Banks at the time of the issuance of such Letter of Credit.

           "Letter of Credit Sublimit" shall mean U.S.$15,000,000.

           "Letter of Indemnity" shall mean any letter of indemnity in the form customarily used by the Issuing Bank at the time for transactions of the type involved issued by the Issuing Bank for the account of the Company in connection with a transaction under which a Commercial
      Letter of Credit has been issued.

           "Level" shall mean any of Level I Period, Level II
      Period, Level III Period, Level IV Period or Level V Period, as the case may be.

           "Level I Period" shall mean any period during which the Interest Coverage Ratio is greater than or equal to 3.50 to 1.

           "Level II Period" shall mean any period during which the Interest Coverage Ratio is less than 3.50 to 1 but greater than or equal to 3.0 to 1.

           "Level III Period" shall mean any period during which the Interest Coverage Ratio is less than 3.0 to 1 but greater than or equal to 2.75 to 1.

           "Level IV Period" shall mean any period during which the Interest Coverage Ratio is less than 2.75 to 1 but greater than or equal to 2.50 to 1.

           "Level V Period" shall mean any period during which the Interest Coverage Ratio is less than 2.50 to 1.

           "Leverage Ratio" shall mean, on any day, the ratio of
      (a) Total Debt of the Company and the Subsidiaries as of such day determined on a consolidated basis in accordance with GAAP to (b) the sum of (i) Net Worth of the Company plus (ii) Total Debt.

           "Lien" shall mean, with respect to any asset, any mortgage, hypothec, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease or charter in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or filing of like intendment under applicable law) of any jurisdiction.

           "Loans" shall mean Revolving Credit Loans.

           "London Branch" shall mean the principal London Branch of Chase.

           "Majority Banks" shall mean, at any time, (i) except as expressly set forth in clause (ii) below, U.S. Dollar Banks having at least 51% of the Commitments (whether or not utilized) and (ii) for purposes of the last paragraph of
      Section 10 hereof and at all times after any action specified in said last paragraph of Section 10 has been taken or has occurred, if at the time of application of said paragraph Loans are outstanding, U.S. Dollar Banks holding at least 51% of the aggregate outstanding principal amount of the Loans (solely for which purpose, Loans held by a Canadian Dollar Bank shall be deemed to be held by the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate).

           "Majority Interest Debt" shall mean NACCO Debt (as defined in the NACCO Supplemental Agreement), Housewares Debt (as defined in the Housewares Supplemental Agreement) and Subsidiary Debt (as defined in any Affiliate Supplemental Agreement to which an Affiliate of NACCO is a party).

           "Majority Interest Documents" shall mean each Supplemental Agreement to which a Majority Interest Party is a party and each Supplemental Security Document to which a Majority Interest Party is a party.

           "Majority Interest Party" shall mean NACCO, Housewares, each Affiliate of NACCO party to an Affiliate Supplemental
      Agreement and each holder from time to time of Majority
      Interest Debt.

           "Management Fee" shall mean a fee to any Affiliate of the Company with respect to administrative and other managerial services performed by such Person for the Company and the Subsidiaries. As used herein, the term "Management Fee" shall exclude reimbursement of out-of-pocket costs and expenses incurred by an Affiliate of the Company on behalf of the Company and the Subsidiaries.

           "Management Financial Forecasts" shall mean the financial forecasts prepared by the Company and furnished to the Banks prior to the Amendment Effective Date.

           "Material Subsidiary" shall mean, with respect to the Company, PSC, PSM and each other Subsidiary of the Company
      (i) having at any time Net Worth in excess of U.S.$1,000,000 (or a U.S. Dollar Equivalent) or (ii) acquired in accordance with Section 9.13(b) hereof for consideration in excess of U.S.$l,000,000 (or a U.S. Dollar Equivalent).

           "Mexico" shall mean the United Mexican States.

           "Minority Interest Debt" shall mean (i) Glen Dimplex Debt (as defined in the Glen Dimplex Supplemental Agreement); (ii) Precis Debt (as defined in the Precis Supplemental Agreement); (iii) Glen Electric Debt (as defined in the Glen Electric Supplemental Agreement);
      (iv) Subsidiary Debt (as defined in any Affiliate Supplemental Agreement to which an Affiliate of Glen Dimplex is a party); and (v) with respect to any Minority Interest Party (other than Glen Dimplex, Precis, Glen Electric or any Affiliate of Glen Dimplex party to an Affiliate Supplemental Agreement) all Indebtedness (whether principal or interest) and other obligations from time to time owing by the Company or any of the Subsidiaries to such Minority Interest Party, whether in respect of Parent Advances of such Minority Interest Party or otherwise but shall not include obligations of the Company or any of the Subsidiaries to such Minority Interest Party or any of its Subsidiaries in respect of reimbursement of out-of-pocket costs and expenses incurred on behalf of the Company or any of the Subsidiaries and which do not constitute Indebtedness.

           "Minority Interest Disposition" shall mean a sale or other transfer by a Minority Interest Party of shares of capital stock of the Company, Holdings or Precis contemplated by, and consummated in accordance with the terms and conditions of, Section 2.01 of the Override Agreement.

           "Minority Interest Documents" shall mean each Supplemental Agreement to which a Minority Interest Party is a party and each Supplemental Security Document to which a Minority Interest Party is a party.

           "Minority Interest Party" shall mean (i) prior to the consummation of a Minority Interest Disposition, Glen Dimplex, Glen Electric, Precis, each Affiliate of Glen Dimplex party to an Affiliate Supplemental Agreement and each holder (other than a Majority Interest Party) from time to time of Minority Interest Debt and (ii) after giving effect to a Minority Interest Disposition, such of the Persons described in clause (i) above that continue to be party to a Minority Interest Document and each Successor Minority Interest Party.

           "Mortgage Amendment" shall mean Amendment No. 1 to each of the Mortgages, dated as of the Amendment Effective Date, in substantially the form of Exhibit B-6 hereto.

           "Mortgages" shall mean the Fee Mortgage and the Leasehold Mortgages.

           "Multiemployer Plan" shall mean with respect to any Person a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA. Unless the context otherwise requires, references in this Agreement to a "Multiemployer Plan" shall be deemed to be to a Multiemployer Plan of the Company.

           "NACCO" shall mean NACCO Industries, Inc., a Delaware corporation.

           "NACCO Supplemental Agreement" shall mean an Agreement in substantially the form of Exhibit D-1 hereto entered into by NACCO, as at any time amended or otherwise modified.

           "Net Capital Expenditures" shall mean, for any period, the sum of (i) Capital Expenditures of the Company and the Subsidiaries during such period minus (ii) expenditures from Disposition Proceeds and Casualty Insurance Proceeds by the Company and the Subsidiaries during such period to the extent included in Capital Expenditures.

           "Net Casualty Insurance Proceeds" shall mean, as of the last day of any Computation Period, the portion of Casualty Insurance Proceeds received during the first fiscal quarter of the Company occurring during such Computation Period and not Applied in such Computation Period.

           "Net Disposition Proceeds" shall mean, as of the last day of any Computation Period, the portion of Disposition
      Proceeds received during the first fiscal quarter of the

      Company occurring during such Computation Period and not Applied in such Computation Period.

           "Net Worth" shall mean, on any date of determination, the sum of the following for any Person and its Subsidiaries (if any) determined on a consolidated basis in accordance with GAAP at the last day of the fiscal quarter ending on, or nearest to, such date of determination: (i) the amount of share capital (less cost of treasury shares) plus
      (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit minus the amount of such deficit) minus (iii) any increase (without giving effect to any amortization) from and after the Amendment Effective Date in the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): the book value of all assets which would be treated as intangibles under GAAP, including, without limitation, good-will, trademarks, trade-names, copyrights, patents and unamortized debt discount and expense; minority interests in Subsidiaries; share capital discount and expense; any excess of cost over market value of investments; and any write-up in book value of assets resulting from a revaluation thereof subsequent to the Amendment Effective Date.

           "Non-Consensual Liens" shall have the meaning assigned to that term in Section 10(e) hereof.

           "Notes" shall mean the promissory notes provided for by
      Section 2.07 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

           "Obligors" shall mean the Borrowers, PSM and each other Material Subsidiary that becomes a Guarantor by operation of
      Section 9.27(b) hereof.

           "Officer's Certificate" shall mean, with respect to any Person, a certificate executed and delivered on behalf of such Person by a Responsible Officer of such Person.

           "Original Notes" shall mean the promissory notes of the Company delivered to each Bank under the Original Credit
      Agreement on the Closing Date.

           "Outstanding Letter of Credit Liabilities" shall mean, with respect to any U.S. Dollar Bank, the sum of (1) the participation of such Bank in Letter of Credit Liabilities outstanding (and that will arise with respect to Letters of Credit in respect of which a notice of issuance has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) at such time (other than such Bank's participation in Reimbursement Obligations in respect of which a notice of borrowing for a borrowing of Revolving Credit Loans at such time to refinance such Reimbursement Obligations has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) plus (2) the Revolving Credit Commitment Percentage of such Bank of Bank Letter of Credit Liabilities outstanding (or that will arise in connection with Bank Letters of Credit for which there has been a request by the Company for issuance) at such time (other than Bank Letter of Credit Reimbursement Obligations in respect of which a notice of borrowing for a borrowing of Revolving Credit Loans at such time to refinance such Bank Letter of Credit Reimbursement Obligations has been delivered to the U.S. Agent in accordance with Section 4.05 hereof) as then in effect.

           "Override Agreement" shall mean an agreement in substantially the form of Exhibit D-12 hereto entered into by NACCO, Housewares, Glen Dimplex, Glen Electric and Precis, as at any time amended or otherwise modified.

           "Parent Advances" shall mean those advances by a Majority Interest Party or a Minority Interest Party to the Company in accordance with, and subject to the terms of, the relevant Supplemental Agreement, evidenced by a promissory note in substantially the form of Exhibit A to the relevant Supplemental Agreement, duly executed and completed.

           "Patents Assignment" shall mean a Collateral Assignment of Patents and Trademarks and Security Agreement in substantially the form of Exhibit B-3 hereto entered into by the Company, as at any time amended or otherwise modified.

           "PBGC" shall mean the Pension Benefit Guaranty
      Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Peril" shall mean, collectively or individually, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the state, province or country in which the facilities owned, leased or used by the Company and the Subsidiaries are located.

           "Permitted Parent Liens" shall mean (i) with respect to Holdings' capital stock, Liens under the Supplemental Security Documents or Liens under Article 8 of the Reorganization Agreement or Liens under Articles 2 and 5 of the Shareholders Agreement to the extent that the same constitute "encumbrances" as that term is used in the definition of "Lien" in this Section 1.01; and (ii) with respect to the Company's capital stock, Liens under the Supplemental Security Documents or Liens under Articles 2 and 5 of the Shareholders Agreement to the extent that the same constitute "encumbrances" as that term is used in the definition of "Lien" in this Section 1.01.

           "Person" shall mean any individual, corporation, partnership, trust, joint venture, unincorporated association or other enterprise or any government or any agency, instrumentality or political subdivision thereof.

           "Plan" shall mean, with respect to any Person, an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan. Unless the context otherwise requires, references in this Agreement to a "Plan" shall be deemed to be references to a Plan of the Company.

           "Pledge Agreements" shall mean (i) a Pledge Agreement in substantially the form of Exhibit B-1-A hereto entered into by the Company; (ii) a Pledge Agreement in substantially the form of Exhibit B-1-B hereto entered into by the Company; (iii) a Pledge Agreement in substantially the form of Exhibit B-1-C hereto entered into by the Company; and (iv) a Pledge Agreement in substantially the form of Exhibit B-1-D hereto entered into by the Company, as any thereof may at any time be amended or otherwise modified.

           "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount whatsoever payable by any Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on and including the due date of such amount to but not including the date such amount is paid in full equal to 2% per annum above the Base Rate (or in the case of Canadian Dollar Loans, the Canadian Dollar Floating
      Rate) from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan or a Canadian Discount Rate

      Loan and the due date therefor is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on and including the due date to but not including the last day of the then current Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in
      Section 3.02(a) hereof and, thereafter, the rate provided for above in this definition).

           "Precis" shall mean Precis [521] Ltd., a corporation organized under the laws of England and a Wholly-Owned
      Subsidiary of Glen Electric.

           "Precis Override Agreement" shall mean the Override
      Agreement in substantially the form of Exhibit D-11 hereto entered into by Precis, as at any time amended or otherwise modified.

           "Precis Pledge Agreement" shall mean the Pledge
      Agreement in substantially the form of Exhibit D-9 hereto entered into by Precis, as at any time amended or otherwise modified.

           "Precis Supplemental Agreement" shall mean an Agreement in substantially the form of Exhibit D-5 hereto entered into by Precis, as at any time amended or otherwise modified.

           "Preferred Stock" shall mean the Class A Preferred
      Stock of the Company.

           "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

           "Principal Office" shall mean the principal office of the Agent and Chase, presently located at 1 Chase Manhattan
      Plaza, New York, New York, U.S.A. 10081.

           "Proctor-Silex" shall mean Proctor-Silex, Inc., a Delaware corporation and the predecessor of the Company.

           "Proctor-Silex Tax Sharing Advances" shall mean advances by NACCO to the Company under, and pursuant to, the Proctor-Silex Tax Sharing Agreement and relating to the period prior to the Closing Date.

           "Proctor-Silex Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of December 31, 1985, as amended by the First Amendment to Tax Sharing Agreement dated as of September 12, 1986, among NACCO and certain Subsidiaries of NACCO (including Housewares and Proctor-Silex), as at any time otherwise amended or otherwise modified.

           "Product Recall Event" shall mean, with respect to any Person (i) written notice to such Person or any of its Subsidiaries from CPSC to the effect that a product produced and sold by any Person or any of its Subsidiaries
      (a "Product") presents a substantial product hazard and, therefore, should be voluntarily recalled; (ii) any voluntary recall of a Product (whether or not in response to a notice of the type described in clause (i) above); or
      (iii) any recall of a Product mandated by the CPSC.

           "Product Recall Liability" shall mean, with respect to any Product Recall Event, the estimated potential real and contingent liability imposed on or incurred by such Person or any of its Subsidiaries with respect to such Product Recall (assuming, if applicable, in connection with such estimation that the Product Recall Event referred to in clause (i) of the definition of "Product Recall Event" in this Section 1.01 resulted in a recall of all Products specified in the notice referred to in such clause).

           "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

           "Quarterly Date" shall mean the last Business Day of each June, September, December and March.

           "Receivables" shall mean, as to the Company or any of the Subsidiaries, all accounts (as defined in the Uniform Commercial Code) (including, without limitation accounts receivable) whether billed or unbilled, arising out of the sale of Inventory or performance of services in the ordinary course of business.

           "Reconciliation Statement" shall have the meaning assigned thereto in the last paragraph of Section 9.01 hereof.

           "Reference Banks" shall mean Chase, The Bank of Nova
      Scotia and The First National Bank of Chicago (or their
      Applicable Lending Offices, as the case may be).

           "Refinanced Indebtedness" shall mean the Indebtedness of the Company and the Subsidiaries to be prepaid in full on the Amendment Effective Date with the proceeds of Loans and listed beneath the heading "Refinanced Indebtedness" on
      Schedule III hereto.

           "Regulation D", "Regulation G", "Regulation T", "Regulation U" and "Regulation X" shall mean Regulation D, Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor to all or a portion thereof establishing reserve requirements or relating to margin stock, as the case may
      be), as the same may be amended, modified or supplemented and in effect from time to time.

           "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

           "Reimbursement Obligations" shall mean, at any time, collectively, the obligations of the Company then outstanding under Section 2.01(II) hereof in respect of Letters of Credit to reimburse the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawing under a Letter of Credit.

           "Release" shall have the meaning assigned to that term in Section 8.16 hereof. The term "Release" used as a verb shall have a correlative meaning.

           "Renewal Agreement" shall mean the Renewal Agreement dated as of the Amendment Effective Date by PSC in favor of the Canadian Agent, in substantially the form of Exhibit C-3 hereto.

           "Reorganization Agreement" shall mean the
      Reorganization and Merger Agreement dated as of October 11, 1990 by and among Housewares, Holdings, Proctor-Silex, Precis, Glen Electric and Hamilton Beach, together with all schedules, exhibits, annexes and supplements thereto, as at any time amended or otherwise modified.

           "Reorganization Documents" shall mean the
      Reorganization Agreement, the Shareholders Agreement and the Indemnity Agreement.

           "Reserve Requirement" shall mean, for any Eurodollar Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurodollar liabilities" (as such term is used in Regulation D).
      Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or
      (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

           "Responsible Officer" shall mean, with respect to any Person, its chairman (in the case of Glen Dimplex, Glen Electric or Precis), its directors, its president, any vice president who is a corporate officer, its treasurer or any assistant treasurer, its secretary or any assistant secretary, with respect to ERISA-related matters, its benefits manager and with respect to insurance-related matters, its insurance manager.

           "Restricted Payments" shall mean (a) dividends of the Company (in cash, property or obligations) on, or other payments or distributions on account of (whether made by the Company or any of the Subsidiaries), or the setting apart of money for a sinking or other analogous fund (whether made by the Company or any of the Subsidiaries) for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any Subordinated Indebtedness of the Company and (b) payment of Subordinated Indebtedness or Management Fees by the Company.

           "Restricted Payments Period" shall mean (i) any Clean-
      Down Period and the 45 days thereafter and (ii) any other period approved by the Majority Banks.

           "Revolving Credit Commitment" shall mean, as to each U.S. Dollar Bank, the obligation of such Bank to make Revolving Credit Loans up to an aggregate principal amount at any one time outstanding equal to the amount set forth for such Bank on Schedule I hereto opposite the heading "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.03 or 3.03(c) hereof). The initial aggregate amount of the Revolving Credit Commitments of the U.S. Dollar Banks is U.S.$135,000,000.

           "Revolving Credit Commitment Percentage" shall mean, with respect to any U.S. Dollar Bank, the quotient (expressed as a percentage) equal to (i) the Revolving Credit Commitment of such Bank divided by (ii) the aggregate amount of Revolving Credit Commitments of all of the U.S. Dollar Banks.

           "Revolving Credit Loans" shall mean, collectively, Series A R/C Loans and Series B R/C Loans.

           "Revolving Credit Termination Date" shall mean the third anniversary of the Amendment Effective Date, as the same may be extended pursuant to Section 2.09 hereof; provided that, if such date is not a Business Day, the Revolving Credit Termination Date shall be the next preceding Business Day.

           "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

           "Security Agreement" shall mean a Security Agreement in substantially the form of Exhibit B-2 hereto entered into by the Company, as at any time amended or otherwise modified.

           "Security Documents" shall mean (i) the Pledge Agreements; (ii) the Security Agreement; (iii) the Patents Assignment; (iv) as and when executed and delivered by the Company, the Government Contract Assignments; (v) as and when executed and delivered by the Company, the Mortgages;
      (vi) the Canadian Security Documents; (vii) the Confirmation Agreement; and (viii) as and when executed and delivered by the relevant Obligor, each other mortgage, security agreement or other document contemplated by Section 9.23(b), 9.23(c) or 9.27 hereof, as any thereof are at any time amended or otherwise modified, in each case as and when executed and delivered by the intended parties thereto.

           "Series" shall mean, with respect to any Loan, a Series A R/C Loan or a Series B R/C Loan.

           "Series A R/C Commitments" shall mean the Revolving
      Credit Commitments of the Banks.

           "Series A R/C Loans" shall mean the Loans provided for in Section 2.01(I)(b)(i) hereof.

           "Series A R/C Notes" shall have the meaning assigned to such term in Section 2.07(b) hereof.

           "Series B R/C Loans" shall have the meaning assigned to such term in Section 2.01(I)(b)(ii) hereof.

           "Series B R/C Notes" shall have the meaning assigned to such term in Section 2.07(b) hereof.

           "Series B Sublimit" shall mean U.S.$10,000,000.

           "Series B Sublimit Amount" shall mean, as to each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank, the amount set forth on Schedule I hereto opposite the heading "Series B Sublimit" under the name of such Canadian Dollar Bank.

           "Shareholders Agreement" shall mean the Shareholders
      Agreement dated as of October 11, 1990 by and among Housewares, Holdings, Hamilton Beach and Precis, as at any time amended or otherwise modified.

           "Subject Prepayment" shall have the meaning assigned to such term in Section 3.03(c) hereof.

           "Subordinated Indebtedness" shall mean Indebtedness of the Company that is subordinate in right of payment to the prior payment of the obligations of the Company in respect of the Loans other than Majority Interest Debt and Minority Interest Debt.

           "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture or joint adventure whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned (directly or beneficially) by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, joint venture or joint adventure, in which such Person is at the time the sole general partner or joint venturer or joint adventurer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person. Unless the context otherwise requires, references in this Agreement to a "Subsidiary" shall be deemed to be references to a Subsidiary of the Company.

           "Subsidiary Dividend Payments" shall mean dividends of a Subsidiary of the Company (in cash, property or obligations) on, or other payments or distributions on account of, any share of any class of stock of such Subsidiary owned by the Company.

           "Successor Minority Interest Party" shall mean the Person or Persons (other than a Majority Interest Party) who shall acquire capital stock of Holdings (except as otherwise provided in Section 2.02 of the Override Agreement), capital stock of Precis (in the event that at such time Precis holds capital stock of the Company or Holdings) as part of a Minority Interest Disposition or the other transactions contemplated by Section 2.01 of the Override Agreement.

           "Supplemental Agreements" shall mean (i) the NACCO Supplemental Agreement; (ii) the Housewares Supplemental Agreement; (iii) the Holdings Supplemental Agreement;
      (iv) the Glen Dimplex Supplemental Agreement; (v) the Glen Electric Supplemental Agreement; (vi) the Precis Supplemental Agreement; (vii) the Override Agreement;
      (viii) the Precis Override Agreement; (ix) as and when executed and delivered, each Affiliate Supplemental Agreement; and (x) as and when executed and delivered, each Additional Supplemental Agreement, as each such Supplemental Agreement has been modified and supplemented by the Confirmation Agreement.

           "Supplemental Security Documents" shall mean (i) the
      Housewares Pledge Agreement; (ii) the Precis Pledge
      Agreement; (iii) the Holdings Pledge Agreement; and (iv) as and when executed and delivered, each Additional
      Supplemental Security Document.

           "Taxes" shall have the meaning assigned to that term in
      Section 5.06 hereof.

           "Tax Sharing Advances" shall mean advances by NACCO to the Company under, and pursuant to, the Tax Sharing
      Agreement referred to in clause (i) of the definition of "Tax Sharing Agreement" in this Section 1.01.

           "Tax Sharing Agreement" shall mean (i) during any period that NACCO is permitted or required to include the Company as a consolidated Subsidiary of NACCO for Federal income tax purposes, the Tax Sharing Agreement dated as of October 11, 1990 among NACCO and certain Subsidiaries of NACCO (including Housewares and the Company), as at any time amended or otherwise modified and (ii) during any period that NACCO is not permitted or required to include the Company as a consolidated Subsidiary of NACCO for Federal income tax purposes, as and when executed and delivered, a Tax Sharing Agreement between Holdings and the Company in substantially the form appended to the certificate referred to in Section 7.01(c)(viii) of the Original Credit Agreement, as at any time amended or otherwise modified.

           "Total Debt" shall mean, as to any Person, Indebtedness that, in accordance with GAAP, is required to be reflected as a liability on a balance sheet of such Person.

           "type" shall mean, with respect to any Loan, a Canadian Dollar Loan or a U.S. Dollar Loan or with respect to U.S. Dollar Loans, a Eurodollar Loan or a Base Rate Loan or with respect to Canadian Dollar Loans, a Canadian Floating Rate Loan or a Canadian Discount Rate Loan.

           "United States" and "U.S.A." shall mean the United
      States of America.

           "U.S. Dollar Banks" shall mean those Banks listed on
      Schedule I hereto under the heading "U.S. Dollar Banks" and any other Banks that may from time to time have Revolving
      Credit Commitments or hold U.S. Dollar Loans.

           "U.S. Dollar Equivalent" shall mean, on any day, and with respect to any amount of any other currency, the amount of U.S. Dollars purchasable with such amount of other currency for delivery on such day at the U.S. Dollar Spot
      Rate in effect two Business Days before such day.

           "U.S. Dollar Loan" shall mean any Loan other than a Canadian Dollar Loan.

           "U.S. Dollar Spot Rate" shall mean, on any day, the rate of exchange for the purchase by the London Branch with a currency other than U.S. Dollars of U.S. Dollars in the commercial bank foreign exchange market in London for delivery two Business Days after such day, quoted by the London Branch at approximately 4:00 p.m. London time on such day (or the next preceding Business Day, if such day is not a Business Day).

           "U.S. Dollars" and "U.S.$" shall mean lawful money of the United States.

           "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of capital stock or other ownership interests (and all rights and options to purchase such shares or other ownership interests) of which, other than, in the case of a corporate Subsidiary, directors' qualifying shares, are owned, beneficially and of record, by such Person or another Wholly-Owned Subsidiary of such Person.

           1.02  Accounting Terms and Determinations.

           (a) Accounting Terms. All accounting terms used herein shall (except as otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agents or the Banks hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Agents and the Banks hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of Sections 9.07, 9.08 and 9.09 hereof (together with ancillary definitions), computing the Applicable Margin and determining whether a Contingent Event has occurred shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements of the Company and the Subsidiaries most recently furnished to the Banks pursuant to Section 9.01(a) or 9.01(b) hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements of the Company and the Subsidiaries as to which such objection shall not have been made (which, if objection is made in respect of the first annual or quarterly financial statements of the Company and the Subsidiaries delivered under Section 9.01(a) or 9.01(b) hereof, shall mean the financial statements of the Company and its Subsidiaries as at December 31, 1993 referred to in

      Section 8.02(b)(ii) hereof); provided that, in any event such calculation shall be made by adjusting such financial statements to ignore the requirements of FAS 109, as reflected in the Reconciliation Statement.

           (b) Statements of Variation. The Company shall deliver to each Bank and the Agents at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof.

           (c) Fiscal Periods. The Company and the Subsidiaries shall maintain their accounts on the basis of a fiscal year ending December 31 of each year (with fiscal quarters ending March 31, June 30, September 30 and December 31).

           1.03 Certain Computations. Unless otherwise expressly provided herein, for all purposes of this Agreement the equivalent of an amount in any currency (other than U.S. Dollars) shall be the U.S. Dollar Equivalent of such amount as of the date of determination. For purposes of this Agreement, except as otherwise expressly specified herein, all calculations (including, without limitation, calculations of "Commitment", "Revolving Credit Commitment", the outstanding principal amount of "Loans" or "Revolving Credit Loans", "Net Worth" and "Majority Banks") shall be computed in, or determined by reference to, U.S. Dollars.


           Section 2.  COMMITMENTS.

           2.01  Extensions of Credit.

           I.  Loans.

           (a)  [Intentionally omitted]

           (b) Revolving Credit Loans. (i) Each U.S. Dollar Bank severally agrees, on and subject to the terms and conditions of this Agreement, to make loans in U.S. Dollars to the Company (such Loans hereinafter referred to as "Series A R/C Loans"), from time to time on any Business Day during the period from and including the Amendment Effective Date to but excluding the

 Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment as in effect from time to time; provided that in no event shall (A) the Individual Outstanding Obligations of such Bank exceed the Revolving Credit Commitment of such Bank as in effect from time to time; (B) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; or (C) the sum of the aggregate amount of the Revolving Credit Loans of all of the Banks plus the aggregate principal amount of the Bank Line Loans of all of the Banks exceed the Clean-Down Limit during a Clean-Down Period. For purposes of the immediately preceding clause (B), the Revolving Credit Loans made by any Canadian Dollar Bank shall be deemed to be Revolving Credit Loans of the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate.

           (ii) Subject to the terms and conditions of this Agreement, each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank hereby severally agrees that its Revolving Credit Commitment may be utilized, upon the request of PSC, in addition to the Series A R/C Loans provided for by clause (i) of
 Section 2.01(I)(b) hereof, for loans in Canadian Dollars, which loans may be made to PSC by such Canadian Dollar Bank at its sole discretion (such loans hereinafter referred to as "Series B R/C Loans" or "Canadian Dollar Loans"), from time to time on any Business Day during the period from and including the Amendment Effective Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Series B Sublimit Amount of such Canadian Dollar Bank as in effect from time to time; provided that the outstanding principal amount of the Series B R/C Loans made by any Canadian Dollar Bank shall constitute a utilization of the Revolving Credit Commitment of the U.S. Dollar Bank of which such Canadian Dollar Bank is an Affiliate in an amount equal to the U.S. Dollar Equivalent of such Loans; and provided further that in no event shall (A) the aggregate outstanding principal amount of the Series B R/C Loans exceed the aggregate amount of the Series B Sublimit; (B) the Individual Outstanding Obligations of the U.S. Dollar Bank that is an Affiliate of such Canadian Dollar Bank exceed the Revolving Credit Commitment of such U.S. Dollar Bank as in effect from time to time; (C) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; or (D) the sum of the aggregate amount of the Revolving Credit Loans of all of the Banks plus the aggregate principal amount of the Bank Line Loans of all of the Banks exceed the Clean-Down Limit during a Clean-

 Down Period.  For purposes of the immediately preceding clause
 (C), the Revolving Credit Loans made by any Canadian Dollar Bank shall be deemed to be Revolving Credit Loans of the U.S. Dollar
 Bank of which such Canadian Dollar Bank is an Affiliate.

 Subject to the terms of this Agreement, during such period the Company or PSC, as the case may be, may borrow, prepay (as provided in Section 3.03 hereof) and reborrow Revolving Credit Loans of each Series (but, in the case of borrowings or reborrowings, provided that the aggregate amount of all Revolving Credit Loans of all the Banks shall not exceed the Clean-Down Limit during a Clean-Down Period after giving effect to such borrowing or reborrowing). Revolving Credit Loans that are U.S. Dollar Loans may be borrowed or reborrowed as Base Rate Loans or Eurodollar Loans and the Company may Convert such Revolving Credit Loans, which are, as the case may be, Base Rate Loans or Eurodollar Loans, into Revolving Credit Loans of the other type (as provided in Section 2.08 hereof); provided that no more than [eight] Revolving Credit Loans that are Eurodollar Loans may be outstanding at any one time. Revolving Credit Loans that are Canadian Dollar Loans may be borrowed or reborrowed as Canadian Floating Rate Loans or Canadian Discount Rate Loans and the Company may Convert such Revolving Credit Loans which are, as the case may be, Canadian Floating Rate Loans or Canadian Discount Rate Loans, into Revolving Credit Loans of the other type (as provided in Section 2.08 hereof); provided that no more than six Revolving Credit Loans that are Canadian Discount Rate Loans may be outstanding at any one time. Revolving Credit Loans that are Canadian Dollar Loans may be borrowed or reborrowed only as Canadian Dollar Loans and may not be Converted into U.S. Dollar Loans of any type.

           II. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(I)(b) hereof, by the Issuing Bank of Letters of Credit for account of the Company denominated in U.S. Dollars during the period from and including the Closing Date to but not including the Revolving Credit Termination Date in an amount up to but not exceeding the Letter of Credit Sublimit, provided that (A) the Aggregate Outstanding Obligations of all of the U.S. Dollar Banks shall in no event exceed the Revolving Credit Commitments of all of the U.S. Dollar Banks as in effect from time to time; and (B) all Letters of Credit shall expire or mature on or prior to the Revolving Credit Termination Date.

           (a) Issuance Procedures. The following provisions shall apply to the issuance of Letters of Credit:

                (1) Conditions to Issuance. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions set forth in
                     Section 7 hereof, be subject to the condition precedent that the Company shall have executed and delivered such other applications, instruments and agreements re-lating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with such Issuing Bank's then current practices and procedures with respect to letters of credit of the same type. The Issuing Bank shall promptly notify each Bank (through the U.S. Agent) of the issuance of each Letter of Credit.

                (2) Duration. No Letter of Credit shall (i) be issued or extended by the Issuing Bank after the close of business on the day immediately preceding the Revolving Credit Termination Date, (ii) have an expiry date later than 360 days after the date of issuance (exclusive of all periods of extension) or (iii) have an expiry date (by extension or otherwise) later than the Revolving Credit Termination Date.

                (3) Type and Purpose. Each Letter of Credit shall be issued for account of the Company in the ordinary course of the business of the Company, subject to the following: (i) each Commercial Letter of Credit shall be for the purpose of financing purchases of raw materials, finished goods or supplies in the ordinary course of business of the Company and the Subsidiaries; and (ii) each Bond Letter of Credit shall be for the purpose of supporting the following obligations: workmen's compensation obligations of the Company and the Subsidiaries, obligations with respect to insurance programs of the Company and the Subsidiaries and obligations with respect to bid bonds, performance bonds or surety bonds of the Company and the Subsidiaries or with respect to letters of credit issued for the account of the Company for purposes consistent with clause (i) above and this clause (ii), in each case furnished in the ordinary course of business of the Company and the Subsidiaries.

                     All Commercial Letters of Credit shall pro-vide for payment by the Issuing Bank against presentation of sight drafts and documents specified by such Commercial Letters of Credit (or, in the case of standby letters of credit, sight drafts and drawing certificates specified by such standby letters of credit). All Bond Letters of Credit shall provide for payment by the Issuing Bank against presentation of documentation (satisfactory to the Issuing Bank) demonstrating the Company's failure to meet obligations subject of such Letter of Credit.

                (4) Fees. The Company shall pay to the Issuing Bank (through the U.S. Agent) in respect of each Letter of Credit a letter of credit fee for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated a letter of credit fee at a rate per annum during each fiscal quarter of the Company that such Letter of Credit is outstanding on the daily undrawn face amount of such Letter of Credit equal to the Applicable Margin for Letters of Credit. Accrued letter of credit fees shall be payable quarterly in arrears on each Quarterly Date. The foregoing letter of credit fees shall be non-refundable. The U.S. Agent, on behalf of the Issuing Bank, agrees to pay to each Bank, on the date 10 Business Days after each Quarterly Date, but only to the extent received by the U.S. Agent from the Company, an amount equal to such Bank's Letter of Credit Percentage of all letter of credit fees described in the preceding sentence received by the Issuing Bank during the period commencing on (and including) the Quarterly Date immediately preceding the most recently ended Quarterly Date through (but not including) the most recently ended Quarterly Date. In addition to the fees described above, the Company agrees to pay to the Issuing Bank for its own account (through the U.S. Agent) (i) a fronting fee at a rate per annum equal to 1/4 of 1% on the daily undrawn face amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Date and (ii) all commissions, charges, costs and expenses customarily charged by such Issuing Bank in like circumstances for like customers with respect to the issuance, amendment or extension of each Letter of Credit.

           (b) Reimbursement under Letters of Credit. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company and the U.S. Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made to such beneficiary in respect of such demand, specifying the time, prior to such payment to the beneficiary (provided that the failure to give such notice prior to such payment shall not affect the Company's obligations under this
                Section 2.01(II)(b)), by which the Company is to reimburse the Issuing Bank therefor. The Company shall immediately reimburse the Issuing Bank (through the U.S. Agent) for any amounts paid by the Issuing Bank pursuant to any drawing under any Letter of Credit issued by it, and pay when due all other amounts owing to the Issuing Bank hereunder and under the terms of the related Letter of Credit Documents at or prior to the time of each such drawing, without presentment, demand, protest or other formalities of any kind, together with interest thereon in accordance with
                Section 3.02 hereof. The obligations of the Company to make such payments to the Issuing Bank (through the U.S. Agent), and the U.S. Agent's right to receive the same for the account of the Issuing Bank, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. Forthwith upon its receipt of the notice specified in the first sentence of this
                Section 2.01(II)(b), the U.S. Agent shall give each Bank prompt notice of the amount of the liability of the Company for failure to reimburse the Issuing Bank for payment under a Letter of Credit when such reimbursement was due, specifying such Bank's Letter of Credit Percentage of the amount of such liability.

           (c) Letter of Credit Payments. Each Bank shall pay to the U.S. Agent for account of the Issuing Bank at account number NYA0-D1-900-9-000002 maintained by the U.S. Agent with Chase at the Principal Office in U.S. Dollars and in immediately available funds, the amount of such Bank's Letter of Credit Percentage of any Reimbursement Obligation upon notice by the Issuing Bank (through the U.S. Agent) to such Bank requesting such payment and specifying such amount. Each Bank's obligation to make such payments to the U.S. Agent for the account of the Issuing Bank under this
                Section 2.01(II)(c), and the U.S. Agent's right to receive the same for the account of the Issuing Bank, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, the failure of any other Bank to make its payment under this Section 2.01(II)(c). Each such payment to the U.S. Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

           (d) Participations in Letter of Credit Obligations. Each U.S. Dollar Bank agrees that it shall automatically acquire a participation in the Issuing Bank's liability under each Letter of Credit issued hereunder in an amount equal to such Bank's Letter of Credit Percentage for such Letter of Credit of such liability, and each U.S. Dollar Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay to the U.S. Agent for the account of the Issuing Bank and discharge when due pursuant to Section 2.01 (II)(c) hereof, its Letter of Credit Percentage for such Letter of Credit of the Issuing Bank's liability under such Letter of Credit. Simultaneously with the making of each payment by a Bank to the U.S. Agent for the account of the Issuing Bank pursuant to
                Section 2.01(II)(c) hereof in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the U.S. Agent, the Issuing Bank or such Bank, acquire

                (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing by the Company to the U.S. Agent for the account of the Issuing Bank pursuant to the Letter of Credit Documents relating to such Letter of Credit; and
                (ii) a participation in a percentage equal to such Bank's Letter of Credit Percentage for such Letter of Credit in any interest or other amounts payable by the Company under this Section 2.01(II) and under such Letter of Credit Documents (other than the fees referred to in the last sentence of
                Section 2.01(II)(a)(4) hereof) (such Reimbursement Obligations, interest and other amounts being herein called the "Letter of Credit Obligations"). Each payment received by the U.S. Agent for the account of the Issuing Bank in respect of any Letter of Credit Obligation with respect to any Letter of Credit (including by way of set-off or application of proceeds of any collateral security for such Letter of Credit Obligations) shall be promptly paid by the U.S. Agent on behalf of the Issuing Bank to the Banks entitled thereto (in the case of letter of credit fees, in accordance with
                Section 2.01(II)(a)(4) hereof), pro rata in accordance with the respective Letter of Credit Percentages of the Banks for such Letter of Credit. In the event any payment received by the U.S. Agent for the account of the Issuing Bank and so paid to the Banks under this Section 2.01(II)(d) is rescinded or must otherwise be returned by the U.S. Agent on behalf of the Issuing Bank each Bank shall, upon the request of the Issuing Bank (through the U.S. Agent), repay to the U.S. Agent for the account of the Issuing Bank the amount of such payment paid to such Bank, with interest at the rate specified in
                Section 2.01(II)(e) hereof.

           (e) Interest. To the extent that any Bank fails to pay any amount to the U.S. Agent for the account of the Issuing Bank required to be paid under this
                Section 2.01(II) on the due date therefor, such Bank shall pay interest to the U.S. Agent for the account of the Issuing Bank on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date two Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.

           (f) Indemnification. The Company hereby indemnifies and holds harmless the Issuing Bank, each Bank and the U.S. Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that the Issuing Bank, such Bank or the U.S. Agent may incur (or which may be claimed against the Issuing Bank, such Bank or the U.S. Agent by any Person whatsoever) by reason of, or in connection with, the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuing Bank in determining whether drafts and other documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this
                Section 2.01(II) is intended to limit the other obligations of the Company under this Agreement.

           2.02  Borrowings.

           (a) Borrowings of U.S. Dollar Loans. The Company shall give the U.S. Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in
      Section 4.05 hereof. Not later than noon New York time on the date specified for each borrowing hereunder, each U.S. Dollar Bank shall make available to the U.S. Agent the amount of the Loan to be made by it on such date, at account number NYAO-DI-900-9-000002 maintained by the U.S. Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the U.S. Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company (or in such other manner as may be specified by the Company and is reasonably acceptable to the U.S. Agent).

           (b) Borrowings of Canadian Dollar Loans. PSC shall give the Canadian Agent (which shall promptly notify each U.S. Dollar Bank that has an Affiliate that is a Canadian Dollar Bank) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 11:00 a.m. Toronto time on the date specified for each borrowing hereunder, each such U.S. Dollar Bank shall make (unless its affiliated Canadian Dollar Bank shall have made) available to the Canadian Agent the amount of the Series B R/C Loan to be made by it on such date, at The Royal Bank of Canada, Correspondent Banking Division, Main Branch, Toronto, Ontario, Canada, for credit to the account of The Chase Manhattan Bank of Canada, account number 219-247-4 in immediately available funds, for further credit to the account of PSC. The amount so received by the Canadian Agent shall, subject to the terms and conditions of this Agreement, be made available to PSC by depositing the same, in immediately available funds, in an account of PSC maintained with Chase Canada at the Canadian Office designated by PSC (or in such other manner as may be specified by PSC and is reasonably acceptable to the Canadian Agent).

           (c) Issuance of Letters of Credit. The Company shall give the Issuing Bank (through the U.S. Agent) notice of each issuance of a Letter of Credit as provided in
      Section 4.05 hereof (and the U.S. Agent shall promptly notify each Bank). Each Letter of Credit shall be made available to the Company in a manner (consistent with the Issuing Bank's customary procedures) to be agreed upon by the Company and the Issuing Bank at the time of issuance.

           2.03 Changes of Commitments. The relevant Borrower shall have the right to terminate or reduce the unused amount of the Revolving Credit Commitments (through reduction of the amounts thereof apportioned to either Series of Loans) available to it at any time or from time to time, provided that (i) such Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof; and (ii) each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount at least equal to U.S.$5,000,000.

           2.04  Fees.

           (a) Commitment Fees. (i) The Company shall pay to the U.S. Agent for the account of each U.S. Dollar Bank a commitment fee (in U.S. Dollars) on the daily average unused amount of each such U.S. Dollar Bank's Revolving Credit Commitment (for which purpose the outstanding principal amount of the Series B R/C Loans owing to the Canadian Dollar Bank that is an Affiliate of such U.S. Dollar Bank shall be deemed to be a utilization of such U.S. Dollar Bank's Revolving Credit Commitments) for the period from and including the Amendment Effective Date to but excluding the earlier of the date the Revolving Credit Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum during each fiscal quarter of the Company equal to the Applicable Margin for commitment fees. Accrued commitment fees shall be payable in arrears on each Quarterly Date (commencing June 30, 1994) and on the dates referred to in the preceding sentence.

           (ii)  [Intentionally omitted]

           (b)  Other Fees.  The Company shall pay to the U.S.
 Agent the fees provided for in the letter agreement dated March
 7, 1994 between the Company and Chase on the dates and in the amounts specified therein.

           2.05 Lending Offices. The Loans of each type made by each Bank and such Bank's participation in Letter of Credit
 Liabilities shall be made and maintained at such Bank's
 Applicable Lending Office for Loans of such type and such participation.

           2.06 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor or to make any payment required to be made by it in accordance with Section 2.01(II) hereof shall not relieve any other Bank of its obligation to make its Loan, or to make any such payment, on such date, and neither any Bank nor either Agent shall be responsible for the failure of any other Bank to make a Loan, or to make any such payment, to be made by such other Bank. The amounts payable by either Borrower at any time hereunder and under the Notes of said Borrower to each Bank or the Issuing Bank shall be a separate and independent debt of said Borrower and each Bank or the Issuing Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Notes, and it shall not be necessary for any other Bank, the Issuing Bank or either Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

           2.07  Notes.

           (a)  [Intentionally omitted]

           (b)  Revolving Credit Loan Notes.  The Series A R/C
      Loans made by each U.S. Dollar Bank shall be evidenced by a single promissory note of the Company (each a "Series A R/C

      Note") in substantially the form of Exhibit A-2 hereto, dated the Closing Date, payable to the order of such U.S. Dollar Bank in a principal amount equal to the amount of such U.S. Dollar Bank's Revolving Credit Commitment as in effect on the Amendment Effective Date and otherwise duly completed. The Series B R/C Loans made by each Canadian Dollar Bank shall be evidenced by a single promissory note of PSC (each a "Series B R/C Note") in substantially the form of Exhibit A-3 hereto, dated the Closing Date, payable to the order of such Canadian Dollar Bank in a principal amount effectively equal to such Canadian Dollar Bank's Series B Sublimit Amount as in effect on the Amendment Effective Date and otherwise duly completed. PSC hereby agrees to furnish to any Canadian Dollar Bank a duly executed and delivered replacement Series B R/C Note upon the request of such Canadian Dollar Bank if at the time of such request the stated principal amount of such Canadian Dollar Bank's Series B R/C Note is less than such Canadian Dollar Bank's Series B Sublimit Amount.

           (c) Letter of Credit Note. The Letter of Credit Obligations of the Company payable to the Issuing Bank shall be evidenced by a promissory note of the Company (a "Letter of Credit Note") in substantially the form of Exhibit A-4 hereto, dated the Closing Date, payable to the order of the Issuing Bank in a principal amount equal to the amount of the Letter of Credit Sublimit and otherwise duly completed.

           (d) Loan Records. Each Loan made by each Bank (or, in the case of the Letter of Credit Note, each Reimbursement Obligation arising upon a drawing under a Letter of Credit), all payments and prepayments made on account of the principal thereof, and, if applicable, all Conversions of any Loans shall be recorded by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) on its books and, prior to any transfer of the Note held by it, endorsed by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) on the schedule attached to such Note or any continuation thereof; provided that any failure by such Bank (or, in the case of the Letter of Credit Note, the Issuing Bank) to make any such endorsement (or any error in such endorsement) shall not affect the obligations of the relevant Borrower hereunder or under such Note in respect of such Loans (or, in the case of the Letter of Credit Note, such Reimbursement Obligations).

           (e) Subdivision of Notes. No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to
      Section 12.06 hereof. The Letter of Credit Note may not be subdivided.

           2.08 Conversion or Continuation of Loans. Subject to Sections 4 and 5 hereof, the Company shall have the right to Convert Loans of one type into Loans of another type or Continue Loans of one type as Loans of the same type, at any time or from time to time, provided that (a) the Company shall give the U.S. Agent (which shall notify the Canadian Agent in the case of Canadian Dollar Loans) notice of each such Conversion or Continuation as provided in Section 4.05 hereof, (b) Fixed Rate Loans may be Converted only on the last day of an Interest Period for such Loans; and (c) the Company may not Convert Base Rate Loans or Canadian Floating Rate Loans into, or Continue Fixed Rate Loans as, Fixed Rate Loans if an Event of Default has occurred and is continuing.

           2.09  Extension of Revolving Credit Termination Date.

           (a) The Company may, by notice to the U.S. Agent (which shall promptly deliver a copy to each of the U.S. Dollar Banks) during the Extension Request Period (as defined below), request that the Banks extend the Revolving Credit Termination Date then in effect (the "Existing Termination Date") for the Additional Period from the Existing Termination Date. Each U.S. Dollar Bank, acting in its sole discretion, shall, by notice to the Company and the U.S. Agent given on or before the Consent Date, advise the Company whether or not the U.S. Dollar Bank agrees to such extension; provided that each Bank that determines not to extend the Existing Termination Date (a "Non-extending Bank") shall notify the U.S. Agent (which shall notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any U.S. Dollar Bank that does not advise the Company on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any U.S. Dollar Bank to agree to such extension shall not obligate any other U.S. Dollar Bank to agree.

           (b) If (and only if) U.S. Dollar Banks holding Revolving Credit Commitments that aggregate at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments shall have agreed by the Consent Date to extend the Existing Termination Date, then the Company shall have the right on or before the Extension Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Extension Date an "Additional Commitment Bank") with the approval of the

 Agents (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agents pursuant to which such Additional Commitment Bank shall, effective as of the Extension Date, undertake a Revolving Credit Commitment (if any such Additional Commitment Bank is a Bank, its Revolving Credit Commitment shall be in addition to such Bank's Revolving Credit Commitment hereunder on such date). For the purposes hereof, if a Non-extending Bank has an Affiliate that is a Canadian Dollar Bank, the Company shall replace such Non-extending Bank with an Additional Commitment Bank that has a Canadian Affiliate.

           (c) If (and only if) U.S. Dollar Banks holding Revolving Credit Commitments that, together with the additional Revolving Credit Commitments of the Additional Commitment Banks that will become effective on the Extension Date, aggregate 100% of the aggregate amount of the Revolving Credit Commitments (not including the additional Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed on or before the Extension Date to extend the Existing Termination Date, then, effective as of the Extension Date, the Existing Termination Date shall be extended for the Additional Period after the Existing Termination Date (provided, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day) and on the Extension Date each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement. Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

           (i) no Default shall have occurred and be continuing on the Extension Date;

          (ii) each of the representations and warranties of the Company in Section 8 hereof shall be true and correct on and as of the Extension Date with the same force and effect as if made on and as of each such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); and

         (iii) with respect to the initial extension pursuant to this Section 2.09, PSC shall have executed and delivered to the Canadian Agent for registration in all jurisdictions where the Canadian Security Documents are registered appropriate renewals with respect to all of the Canadian Security Documents (if required) to extend the expiration dates thereof 10 years beyond the Existing Termination Date.

 For purposes of this Section 2.09, the following terms shall have the following meanings:

           "Additional Period" shall mean one year; provided that the first time that an extension is requested by the Company pursuant to clause (a) of this Section 2.09 that is not agreed to by all of the U.S. Dollar Banks on the Consent Date but is agreed to by all of the U.S. Dollar Banks (including the Additional Commitment Banks) on the Extension Date, the Additional Period shall be one year and 45 days, but thereafter shall be one year.

           "Consent Date" shall mean April 30 in each year commencing with April 30, 1995; provided that, if any such date is not a Business Day, the relevant Consent Date shall be the next succeeding Business Day.

           "Extension Request Period" shall mean the period from March 1 to and including March 31 in each year.

           "Extension Date" shall mean, collectively, July 30 in each year commencing with July 30, 1995; provided that, if any such date is not a Business Day, the relevant Extension
      Date shall be the next succeeding Business Day.


           Section 3.  REPAYMENT OF PRINCIPAL; INTEREST;
 PREPAYMENT.

           3.01  Repayment of Loans.

           (a)  [Intentionally omitted]

           (b) Revolving Credit Loans. The Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each U.S. Dollar Bank and each Canadian Dollar Bank, as the case may be, in full the aggregate outstanding principal amount of such Bank's Revolving Credit Loans on, and each Revolving Credit Loan shall mature on, the Revolving Credit Termination Date.

           3.02  Interest.

           (a) Regular Interest on Loans. The Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each U.S. Dollar Bank and each Canadian Dollar Bank, as the case may be, interest on the unpaid principal amount of each Loan of such Bank to such Borrower for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, at the following rates per annum:

                (i) with respect to any U.S. Dollar Loan, during any period while such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any) therefor;

               (ii) with respect to any U.S. Dollar Loan, during any period while such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan for such Interest Period plus the Applicable Margin therefor;

              (iii) with respect to any Canadian Dollar Loan, during any period while such Loan is a Canadian Floating Rate Loan, the Canadian Floating Rate (as in effect from time to time) plus the Applicable Margin (if any) therefor; and

               (iv) with respect to any Canadian Dollar Loan, during any period while such Loan is a Canadian Discount Rate Loan, the Canadian Discount Rate (as in effect from time to time) plus the Applicable Margin therefor.

           (b) Post-Default Interest. Notwithstanding the provisions of clause (a) above, the Company or PSC, as applicable, shall pay to the relevant Agent in the appropriate currency for account of each Bank interest at the applicable Post-Default Rate (to the fullest extent permitted by law) on any principal of any Loan of such Bank to such Borrower, on any Reimbursement Obligation and (to the fullest extent permitted by law) on any interest or other amount payable by such Borrower hereunder or under any Note held by such Bank, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on and including the due date thereof to but excluding the date the same is paid in full.

           (c) Payment of Interest. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan or a Canadian Floating Rate Loan, on each Quarterly Date in each year, (ii) in the case of a Fixed Rate Loan, on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months (in the case of Eurodollar Loans) or 90 days (in the case of Canadian Discount Rate Loans), at three-month or 90 day intervals, as the case may be, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other type (but only on the principal amount so paid, prepaid or Converted); provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the relevant Agent (and on the date that the underlying obligation is paid in full) and interest on any Fixed Rate Loan that is Converted into a Base Rate Loan or a Canadian Floating Rate Loan, as the case may be (pursuant to Section 5.04 hereof), shall be payable on the date of Conversion (but only to the extent so Converted).

           (d) Notice of Interest Rate. Promptly after the determination of any interest rate provided for herein or any change therein, the U.S. Agent shall notify the U.S. Dollar Banks and the Company thereof with respect to affected U.S. Dollar Loans and the Canadian Agent shall notify the Canadian Dollar Banks and PSC (with a copy to the Company) thereof with respect to Canadian Dollar Loans.

           3.03  Prepayments.

           (a)  [Intentionally omitted]

           (b) Optional Prepayment of Revolving Credit Loans. Each Borrower shall have the right to prepay the Revolving Credit Loans made to such Borrower in whole or in part, subject to giving the relevant Agent prior notice in accordance with the provisions of Section 4.05 hereof; provided that (i) each such prepayment shall be in the aggregate principal amount of not less than the applicable minimum amount specified in Section 4.04 hereof; and (ii) in the case of Fixed Rate Loans, such prepayment may be made only on the last day of the Interest Period therefor.

           (c) Mandatory Prepayments. The relevant Borrower shall make the following mandatory prepayments (and as to application of such mandatory prepayments, in accordance with the last paragraph of this Section 3.03(c)):

           (i) Issuance. Upon any Issuance, the Company shall prepay the Revolving Credit Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to 100% of the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

          (ii)  [Intentionally omitted]

         (iii)  Dispositions.

                (A) If at any time during any Computation Period, Net Disposition Proceeds exceed U.S.$5,000,000 (or a
           U.S. Dollar Equivalent) the relevant Borrower shall on the last day of such Computation Period prepay the Revolving Credit Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to such excess (less amounts theretofore prepaid pursuant to this Section 3.03(c)(iii)(A) during such Computation Period) (rounded upwards in each case to the nearest U.S.$1,000).

           (B) [Intentionally omitted]

          (iv) Casualty Insurance Proceeds. On the last day of each fiscal quarter of the Company, the relevant Borrower shall prepay the Revolving Credit Loans in an aggregate principal amount, and the Revolving Credit Commitments shall be subject to automatic reduction in an aggregate amount, equal to the amount by which the Net Casualty Insurance Proceeds for the Computation Period ending on or most recently ended prior to such date (less amounts theretofore prepaid pursuant to this Section 3.03(c)(iv) during such Computation Period) exceeds U.S.$5,000,000 (or a U.S. Dollar Equivalent) (rounded upwards to the nearest U.S.$1,000).

           (v)  [Intentionally omitted]

          (vi) Clean-Down Limit. If on any day during a Clean-Down Period the aggregate outstanding principal amount of the Revolving Credit Loans shall exceed the Clean-Down Limit for such Clean-Down Period, the relevant Borrower shall forthwith prepay Revolving Credit Loans in an amount (rounded upwards to the nearest U.S.$1,000) such that after giving effect to such prepayment the aggregate outstanding principal amount of Revolving Credit Loans is equal to or less than such Clean-Down Limit.

                Prepayments pursuant to this Section 3.03(c) shall be applied to the Revolving Credit Loans (first to Series A R/C Loans, then to Series B R/C Loans and, if applicable, as within Series A R/C Loans, first to Base Rate Loans and then to Eurodollar Loans and within Series B R/C Loans, first to Canadian Floating Rate Loans and then to Canadian Discount Rate Loans); provided that, in the case of prepayments pursuant to Section 3.03(c)(i), 3.03(c)(iii) or 3.03(c)(iv) hereof made as a consequence of proceeds of: (1) an Issuance by PSC, Net Disposition Proceeds of PSC or Net Casualty Insurance Proceeds of PSC, as applicable, PSC shall prepay Series B R/C Loans (notwithstanding the first parenthetical phrase of this paragraph) (but without affecting the obligation of the Company to make prepayments in accordance with such application priorities to the extent that such prepayment by PSC is less than the full amount of the required prepayment); and (2) an Issuance by the Company, Net Disposition Proceeds of the Company or Net Casualty Insurance Proceeds of the Company, required prepayments of Series B R/C Loans may be made by PSC. Each prepayment shall, in accordance with Section 3.02(c) hereof, be accompanied by interest on the principal amount prepaid through the date of prepayment, together with amounts, if any, payable pursuant to Section 5.05 hereof (subject to clause (ii) of the next succeeding sentence). Anything in the foregoing to the contrary notwithstanding, (i) in the event that as a result of any prepayment required to be made pursuant to this Section 3.03(c) the Revolving Credit Loans (other than the Series B R/C Loans) would be prepaid in full, prior to applying the remaining portion of the amount to be prepaid to Series B R/C Loans, the amount to be prepaid shall first be applied to cash collateralize outstanding Letter of Credit Liabilities through a deposit in the Cash Collateral Account in an amount not exceeding such outstanding Letter of Credit Liabilities, (ii) in the event that all or a portion of any prepayment (a "Subject Prepayment") required to be made pursuant to this
      Section 3.03(c) would result in amounts becoming payable under Section 5.05 hereof, the Company may, upon written notice to the relevant Agent (which may be included in the notice otherwise required by Section 4.05 hereof in conjunction with the Subject Prepayment) deposit in the Cash Collateral Account or the Canadian Cash Collateral Account, as the case may be, an amount equal to the amount of the Subject Prepayment for application to the relevant Fixed Rate Loans on the last day of the then current Interest Period(s) therefor and (iii) except to the extent that the provisions of Section 6 hereof are applicable and without affecting any obligations of either Borrower with respect to its Loans, (a) except for Series B R/C Loans, PSC shall not be obligated to make any payments under this Section 3.03(c) on the Series A R/C Loans or in respect of clause (i) of this sentence and (b) the Company shall not be obligated to make any payments under this Section 3.03(c) on the Series B R/C Loans.

           Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS;
 ETC.

           4.01  Payments.

           (a) Except with respect to Canadian Dollar Loans, amounts payable to Canadian Banks pursuant to Section 5 hereof and to the extent otherwise expressly provided herein, all payments of principal, interest and other amounts to be made by any Obligor under this Agreement and the Notes (other than the Series B R/C Notes) (and all payments by any other Obligor in respect of such principal, interest or other amounts) shall be made in U.S. Dollars, in immediately available funds, to the U.S. Agent at account number NYAO-DI-900-9-000002 maintained by the U.S. Agent at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
      Day). All payments of principal, interest and other amounts to be made by PSC under this Agreement (including, without limitation, amounts payable to Canadian Banks pursuant to
      Section 5 hereof and amounts payable under the Series B R/C Notes (and all payments by any other Obligor in respect of such principal, interest or other amounts)) shall, except as otherwise expressly provided herein, be made in Canadian Dollars, in immediately available funds, to The Royal Bank of Canada, Correspondent Banking Division, Main Branch, Toronto, Ontario, Canada for credit to the account of The Chase Manhattan Bank of Canada, account number 219-247-4 not later than 11:00 a.m. Toronto time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

           (b) Each Obligor shall, at the time of making each payment under this Agreement or any Note, specify to the relevant Agent the Loans or other amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, (i) in the case of any U.S. Dollar payment, the U.S. Agent may distribute such payment to the U.S. Dollar Banks and the Issuing Bank in such manner as it or the Majority Banks may determine to be appropriate, subject to Section 4.02 hereof or (ii) in the case of any Canadian Dollar payment, the Canadian Agent may distribute such payment to the Canadian Dollar Banks in such manner as it or the Canadian Dollar

      Banks may determine to be appropriate, subject to
      Section 4.02 hereof.

           (c) Each payment received by either Agent under this Agreement or any Note for account of a Bank or the Issuing Bank shall be paid promptly to such Bank or the Issuing Bank, in immediately available funds in the appropriate currency (following conversion from one currency to the appropriate currency (if necessary) in accordance with customary bank practice and procedures), for account of such Bank's Applicable Lending Office for the Loan or participation in Letter of Credit Liabilities in respect of which such payment is made or the Issuing Bank, as the case may be.

           (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall (unless otherwise expressly provided herein) be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

           4.02 Pro Rata Treatment. Except to the extent otherwise expressly provided herein:

           (a) each borrowing of U.S. Dollar Loans hereunder shall be made from the U.S. Dollar Banks pro rata according to the then unused amounts of their respective Commitments (for which purpose (x) the outstanding principal amount of any Canadian Dollar Loans owing to the Canadian Dollar Bank that is an Affiliate of such U.S. Dollar Bank shall constitute a utilization of the Commitment of such U.S. Dollar Bank (in the U.S. Dollar Equivalent of such Loans) and (y) the Outstanding Letter of Credit Liabilities of any U.S. Dollar Bank shall constitute a utilization of the Commitment of such U.S. Dollar Bank), each borrowing of Canadian Dollar Loans shall be made from the Canadian Dollar Banks pro rata according to the then unused amounts of the respective Series B Sublimit Amounts of the U.S. Dollar Banks that are Affiliates of such Canadian Dollar Banks; each payment of fees under Section 2.04(a)(i) hereof shall be made for account of the U.S. Dollar Banks pro rata according to the then unused amounts of their respective Revolving Credit Commitments; and each termination or reduction of the amount of the Revolving Credit Commitments shall be applied to such Commitments of the U.S. Dollar Banks pro rata according to the amounts of their respective Revolving Credit Commitments;

           (b) the making, Conversion and Continuation of Loans of a particular type (except as otherwise provided in Section 5) shall be pro rata among the (x) U.S. Dollar Banks according to the amounts of their respective Revolving Credit Commitments or (y) Canadian Dollar Banks according to the amounts of their respective Series B Sublimit Amounts; and

           (c) each payment and prepayment by the Company of principal of or interest on Revolving Credit Loans of a particular type shall be made to the relevant Agent for account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts thereof.

           4.03 Computations. Interest on Eurodollar Loans and letter of credit fees under Section 2.02(II)(a)(4) hereof shall be computed on a per annum basis and on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate, Canadian Discount Rate Loans and Canadian Floating Rate Loans, interest referred to in Sections 2.01(II)(e) and 4.06 hereof and commitment fees shall be computed on a per annum basis and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

           4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, optional prepayment or Conversion of Base Rate Loans shall be in an amount of U.S.$1,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof, each borrowing, Conversion or Continuation of Eurodollar Loans shall be in an amount of U.S.$1,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof, each borrowing and optional prepayment of Canadian Floating Rate Loans shall be in an amount of CAN$250,000 or an integral multiple of CAN$250,000 and each borrowing, Conversion or Continuation of Canadian Discount Rate Loans shall be in an amount of CAN$500,000 or an integral multiple of CAN$500,000 (borrowings, optional prepayments, Conversions or Continuations of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings or Conversions for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of (x) Eurodollar Loans having the same Interest Period shall be at least U.S.$1,000,000 and (y) Canadian Discount Rate Loans having the same Interest Period shall be at least CAN$500,000, and, if any Eurodollar Loans or Canadian Discount Rate Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans or Canadian Floating Rate Loans, as the case may be, during such period.

           4.05 Certain Notices. Notices by either Borrower to the relevant Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans, of type of Loans, of the duration of Interest Periods and of issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the relevant Agent not later than 11:00 a.m. New York time or 11:00 a.m. Toronto time, as applicable, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, prepayment or issuance or the first day of such Interest Period specified below:

                                              Number of
                                              Business
      Notice                                  Days Prior

      Termination or
      reduction of Commitments                     3

      Borrowing or prepayment of,
      or Conversion into,
      Base Rate Loans                           Same Day

      Borrowing or prepayment of,
      Conversion into, Continuation as,
      or duration of Interest Period
      for, Eurodollar Loans                        3

      Borrowing or prepayment of,
      Canadian Floating Rate Loans              Same Day

      Borrowing or prepayment of,
      Conversion into, Continuation as,
      or duration of Interest Period
      for, Canadian Discount Rate
      Loans                                        1

      Issuance of Letters of Credit                1

 Each such notice of termination or reduction shall specify the aggregate amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the type of Loans to be borrowed,

 Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and type and Series of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Each such notice of the issuance of a Letter of Credit shall specify the type of Letter of Credit, the amount thereof, the expiry date thereof, the name of the beneficiary thereof and the drawing conditions therefor. The relevant Agent shall promptly notify the Banks and the other Agent of the contents of each such notice. In the event that such Borrower fails to select the type of Loan, or the duration of any Interest Period, for any Fixed Rate Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Fixed Rate Loan) will be automatically Converted into a Base Rate Loan or Canadian Floating Rate Loan, as the case may be, on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan or a Canadian Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan or a Canadian Floating Rate Loan, as the case may be. In addition, the Company shall submit a copy of any notice delivered to an Agent pursuant to this Section 4.05 to the other Agent, conspicuously marked at the top to read "For information only".

           4.06 Non-Receipt of Funds by the Agents. Unless the relevant Agent shall have been notified by a Bank or the relevant Borrower prior to the date on which it is scheduled to make payment to such Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of such Borrower) a payment to such Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by such Agent, that it does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or such Borrower has not in fact made the Required Payment to such Agent, the recipient(s) of such payment shall, on demand, repay to such Agent the amount so made available together with interest thereon in respect of each day during the period commencing on and including the date such amount was so made available by such Agent until the date such Agent recovers such amount at a rate per annum equal to the Federal Funds Rate in the case of U.S. Dollar Loans, and, in the case of Canadian Dollar Loans, 2% in excess of the Canadian Floating Rate (to the fullest extent permitted by law), for such day.

           4.07  Sharing of Payments; Etc.

           (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank or the Issuing Bank may otherwise have, each Bank and the Issuing Bank shall be entitled, at its option, to setoff and apply balances held by it for account of such Obligor, at any of its offices, in U.S. Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans to such Obligor (or, in the case of the Issuing Bank, Reimbursement Obligations and interest thereon), such Obligor's obligations under
      Section 6.01 hereof, or any other amount payable by such Obligor to such Bank or the Issuing Bank hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and each Agent thereof, provided that such Bank's or Issuing Bank's failure to give such notice shall not affect the validity thereof.

           (b) If any Bank shall obtain payment of any principal of or interest on any Loan made by it to any Obligor through the exercise of any right of set-off, bankers' lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by such Obligor to such Bank than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans (to the extent practicable, of similar type) made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. If a U.S. Dollar Bank acquires a participation in (or direct interest in) a Canadian Dollar Loan, such U.S. Dollar Bank shall be a Canadian Dollar Bank to the extent of such participation (or direct interest) and if a Canadian Dollar Bank acquires a participation in (or direct interest in) a U.S. Dollar Loan, such Canadian Dollar Bank shall be a U.S. Dollar Bank to the extent of such participation (or direct interest). To such end all the

      Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

           (c) Except as expressly set forth in the next succeeding sentence, nothing in this Agreement shall require any Bank or the Issuing Bank to exercise any such right or shall affect the right of any Bank or the Issuing Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of each and any Obligor. Each Bank that is party to Bank Financial Accommodation Documents hereby agrees that, to the extent that such Bank chooses to exercise any right of set-off, bankers' lien or counterclaim (including the right accorded to such Bank under this Section 4.07) with respect to obligations of the Obligors under this Agreement or under such Bank's Bank Financial Accommodation Documents, such Bank shall exercise such right first against, and apply the benefits of such exercise first to, the Loans and Letter of Credit Liabilities (or interests of such Bank therein) of the relevant Obligor hereunder (and interests therein) and only after such application (and after giving effect to the provisions of this Section 4.07) shall such Bank exercise such right against, and apply the benefits of such exercise to, obligations of such Obligor under such Bank's Bank Financial Accommodation Documents. If under any applicable bankruptcy, insolvency or other similar law, any Bank or the Issuing Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 (or, in the case of a secured claim received by the Issuing Bank, Section 2.01(II) hereof) to share in the benefits of any recovery on such secured claim.


           Section 5.  YIELD PROTECTION; ILLEGALITY; FOREIGN
 TAXES.

           5.01 Additional Costs. The following provisions shall apply to all Banks, and, for the purposes of determining amounts payable or the circumstances that would permit a Bank to request compensation or other action, the term "Bank" shall be deemed to include any corporation controlling a Bank.

           (a) The relevant Borrower shall pay to the relevant Agent for account of each relevant Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

           (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income or net worth of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than, in the case of U.S. Dollar Banks, the Reserve Requirement utilized in the determination of the Fixed Rate for such Eurodollar Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof, or any Canadian Discount Rate Loan), or any Commitment of such Bank; or

         (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or any Commitment of such Bank.

      Each Bank will notify the relevant Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation for Additional Costs pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States. Each Bank will furnish the relevant Borrower with a certificate setting forth the basis and amount of each request by such Bank for compensation for Additional Costs under this Section 5.01(a). If any Bank requests compensation for Additional Costs from the relevant Borrower under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the relevant Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be Converted into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with Section 5.04 hereof.

           (b)  Without limiting the effect of the provisions of
      Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes, in the case of U.S. Dollar Banks, deposits by reference to which the interest rate on Eurodollar Loans is determined or, in the case of Canadian Dollar Banks, Bankers Acceptances by reference to which the interest rate on Canadian Discount Rate Loans is determined, as provided in this Agreement or a category of extensions of credit or other assets of such U.S. Dollar Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the relevant Borrower (with a copy to the relevant Agent), the obligation of such Bank to make and to Continue, and to Convert Loans into, Fixed Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (and all Eurodollar Loans of such type held by such U.S. Dollar Bank shall be Converted into Base Rate Loans and all Canadian Discount Rate Loans of such type held by such Canadian Dollar Bank shall be Converted into Canadian Floating Rate Loans) in accordance with
      Section 5.04 hereof).

           (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the relevant Borrower shall pay directly to each Bank and the Issuing Bank from time to time on request such amounts as such Bank or the Issuing Bank may determine to be necessary to compensate such Bank or the Issuing Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office) or the Issuing Bank, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or
      (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitment, Loans or Letters of Credit (or interests therein) (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) or the Issuing Bank to a level below that which such Bank (or any Applicable Lending Office) or the Issuing Bank could have achieved but for such law, regulation, interpretation, directive or request).

           (d) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder (or interests therein) and the result shall be to increase the cost to any Bank or the Issuing Bank of issuing or maintaining its obligation hereunder to issue or participate in any Letter of Credit or reduce any amount receivable by any Bank or the Issuing Bank hereunder in respect of any Letter of Credit (which increases in cost, or reduction in amount receivable, shall be the result of such Bank's or the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or the Issuing Bank, the Company shall pay directly to such Bank or the Issuing Bank, from time to time as specified by such Bank or the Issuing Bank, such additional amounts as shall be sufficient to compensate such Bank or the Issuing Bank for such increased costs or reductions in amount.

           (e) Determinations and allocations by any Bank or the Issuing Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a), (b) or

      (d) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or Letters of Credit (or interests therein) or its obligation to make Loans or to issue Letters of Credit (or to acquire interests therein), or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank or the Issuing Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

           5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate or Canadian Discount Rate for any Interest Period:

           (a) (i) with respect to U.S. Dollar Loans, the U.S. Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in
      Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or (ii) with respect to Canadian Dollar Loans, the Canadian Agent determines (which determination shall be conclusive) that quotations of discount rates for Bankers Acceptances referred to in the definition of "Canadian Discount Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Canadian Discount Rate Loans as provided herein; or

           (b) the Majority Banks or the Canadian Dollar Banks, as the case may be, determine (which determination shall be conclusive) and notify the relevant Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" or "Canadian Discount Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans and Canadian Discount Rate Loans, respectively, for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining such Loans for such Interest Period, then the relevant Agent shall give the relevant Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the U.S. Dollar Banks shall be under no obligation to make additional Fixed Rate Loans, to Continue Fixed Rate Loans, or to Convert Base Rate Loans into Eurodollar Loans or Canadian Floating Rate Loans into Canadian Discount Rate Loans, as the case may be, and the relevant Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Fixed Rate Loans, either prepay such Loans or Convert such Loans into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with Section 2.08 hereof.

           5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any U.S. Dollar Bank or its Applicable Lending Office to honor its obligation to make or maintain Fixed Rate Loans hereunder, then such U.S. Dollar Bank shall promptly notify the relevant Borrower thereof (with a copy to the relevant Agent) and such U.S. Dollar Bank's obligation to make or Continue Fixed Rate Loans, or Convert, as the case may be, Base Rate Loans into Eurodollar Loans or Canadian Floating Rate Loans into Canadian Discount Rate Loans, shall be suspended until such time as such Bank may again make and maintain Fixed Rate Loans and such Bank's outstanding Fixed Rate Loans shall be Converted into Base Rate Loans or Canadian Floating Rate Loans, as the case may be, in accordance with Section 5.04 hereof.

           5.04  Certain Conversions Pursuant to Sections 5.01 and
 5.03. If the Eurodollar Loans of any U.S. Dollar Bank or the Canadian Discount Rate Loans of any Canadian Dollar Bank (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be Converted pursuant to Section 5.01 or 5.03 hereof, such Bank's Affected Loans shall be automatically Converted into Base Rate Loans (in the case of U.S. Dollar Banks) or Canadian Floating Rate Loans (in the case of Canadian Dollar Banks) on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the relevant Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

           (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans or Canadian Floating Rate Loans, as the case may be; and

           (b) all Loans which would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans or Canadian Floating Rate Loans, as the case may be, and all Loans of such Bank which would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans or Canadian Floating Rate Loans, as the case may be.

 If such Bank gives notice to the relevant Borrower (with a copy to the relevant Agent) that the circumstances specified in
 Section 5.01 or 5.03 hereof which gave rise to the Conversion or non-Continuation of such Bank's Affected Loans pursuant to this
 Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Base Rate Loans or Canadian Floating Rate Loans, as the case may be, shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

           5.05 Compensation. The relevant Borrower shall pay to the relevant Agent for account of each Bank, upon the request of such Bank through such Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate such Bank (or any corporation controlling such Bank) for any loss, cost or expense which such Bank determines are attributable to:

           (a) any payment (subject to clause (ii) of the last sentence of Section 3.03(c) hereof to the extent applicable), prepayment or Conversion of a Eurodollar Loan made by such U.S. Dollar Bank or a Canadian Discount Rate Loan made by such Canadian Dollar Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

           (b) any failure by the relevant Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied but excluding any such failure by the relevant Borrower caused solely by operation of Section 5.03 hereof) to borrow a Eurodollar Loan from such U.S. Dollar Bank or a Canadian Discount Rate Loan from such Canadian Dollar Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 4.05 hereof.

 Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest (excluding Applicable Margin if the event described in clause (a) or (b) requiring such compensation did not relate to an outstanding Fixed Rate Loan) which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) (A) with respect to any such Eurodollar Loan, the interest component of the amount such U.S. Dollar Bank (or any corporation controlling such U.S. Dollar
 Bank) would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such U.S. Dollar Bank) or (B) with respect to any such Canadian Discount Rate Loan, the discount rate on Bankers Acceptances having an aggregate face amount of CAN$1,000,000 and with maturities comparable to such period that such Canadian Dollar Bank (or any corporation controlling such Canadian Dollar Bank) would have purchased in the normal course of its business (as reasonably determined by such Canadian Dollar
 Bank).

           5.06  Taxes.

           (a) Tax Payments. Each relevant Obligor (which shall mean for purposes of this Section 5.06 in the case of Taxes imposed by the United States or any state or political subdivision thereof, the Company; in the case of Taxes imposed by Canada or any province or political subdivision thereof, PSC; in the case of Taxes imposed by Mexico or any state or political subdivision thereof, PSM; and, in the case of Taxes imposed by the country in which it is organized or any state or political subdivision thereof, any other Guarantor) will pay when due, for its own account, all present and future income, stamp, recording, documentary and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by any jurisdiction, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement (including, without limitation, in respect of payments under Section 6 hereof), any Loan, any Letter of Credit (or interest therein), any Security Document, any Letter of Credit Document or any Note, the registration, recording, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof including the enforcement thereof (excluding taxes imposed on the overall net income or overall net worth of the Issuing Bank or any Bank or its Applicable Lending Office(s) by the jurisdiction in which the Issuing Bank or such Bank has its principal office or such Applicable Lending Office(s)) (hereinafter called "Taxes").

           (b) Indemnification. Each relevant Obligor will indemnify any Bank and the Issuing Bank against, and reimburse any Bank and the Issuing Bank upon demand through the relevant Agent for, any Taxes and any loss, liability, claim or expense, including interest, penalties, fines, surcharges and legal fees, which such Bank or the Issuing Bank may incur at any time arising out of or in connection with any failure of such Obligor to make any payment of Taxes when due.

           (c) Payments Free and Clear. All payments on account of the principal of and interest on the Loans and the Notes and all other amounts payable by any Obligor to any Bank or the Issuing Bank hereunder or under any Security Document or any Letter of Credit Document (including, without limitation, amounts payable under clause (b) hereof) shall be made free and clear of and without reduction by reason of any Taxes, all of which will be for the account of and paid in full when due by such Obligor. In the event that any Obligor is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect of this Agreement, the Loans, any Letter of Credit (or interest therein), any Security Document, any Letter of Credit Document or any Notes, such Obligor shall make the required deduction or withholding, promptly pay the amount of such Taxes to the appropriate taxing authorities and pay to the relevant Agent such additional amounts as may be required, after the deduction or withholding of Taxes, to enable each Bank and the Issuing Bank to receive from such Obligor, on the due date thereof, an amount equal to the full amount stated to be payable to such Bank and the Issuing Bank under this Agreement, any Security Document, any Letter of Credit Document or any Note payable to the order of such Bank or the Issuing Bank.

           (d) Evidence of Tax Payments. Without in any way affecting any Obligor's obligations under the preceding provisions of this Section 5.06, such Obligor agrees to furnish to each Agent (together with a copy for each Bank) the originals or certified copies of all tax receipts in respect of each payment, deduction or withholding of Taxes required to be made by applicable laws or regulations, within 45 days after the date each payment under or in respect of this Agreement, any Security Document, any Letter of Credit Document or any Note subject to Taxes is made, and such Obligor shall, at the request of any Bank or the Issuing Bank, promptly furnish to such Bank or the Issuing Bank any other information, documents and receipts that such Bank or the Issuing Bank may reasonably require (and that such Obligor can obtain with reasonable efforts) to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid hereunder.

           (e) Survival. The covenants and agreements of each Obligor under this Section 5.06 shall survive the repayment of the Loans, the termination or expiration of the Commitments and the cancellation of the Notes.


           Section 6.  GUARANTEES.

           6.01  Unconditional Guarantees.

           (a) Guarantees. For valuable consideration, receipt whereof is hereby acknowledged, and to induce the Banks to enter into this Agreement, each Guarantor (subject, in the case of PSC and PSM, to the provisions of clause (b) below) hereby unconditionally guarantees to each Bank, each Agent and the Issuing Bank that its Guaranteed Obligations shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof and thereof, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. In addition, any Guarantor (subject, in the case of PSC or PSM, to the provisions of clause (b) below) hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such Guaranteed Obligations, such Guarantor shall forthwith pay the same.

           (b)  Contingent Nature of Obligations of PSM and PSC.
      Anything in the foregoing Section 6.01(a) to the contrary notwithstanding, the following provisions shall apply to PSM and PSC (but to no other Guarantor):

           Unless and until a Contingent Event shall occur and be continuing and the Majority Banks (through the U.S. Agent) shall notify PSC and/or PSM (through the Company) in writing of the same, PSC and PSM shall have no obligation whatsoever under Section 6.01(a) hereof with respect to its Guaranteed Obligations. In the event that a Contingent Event shall have occurred and be continuing, from and after (but not before) the date of the notice referred to in the preceding sentence, PSC and/or PSM (as specified in such notice) shall automatically be and become a Guarantor for all purposes under Section 6.01(a) hereof with respect to its Guaranteed Obligations.

           6.02 Validity. The obligations of each Guarantor under this Section 6 (subject in the case of PSC and PSM to the provisions of Section 6.01(b) hereof) shall be unconditional irrespective of the value, genuineness, legality, validity, regularity or enforceability of the obligations of any other Obligor under this Agreement, the Notes, any of the Security Documents, any of the Letter of Credit Documents, any of the Bank Financial Accommodation Documents or, to the fullest extent permitted by applicable law, any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Without limiting the generality of the foregoing, each Guarantor agrees that its obligations hereunder shall not be affected by any time, by any amendment, modification or supplement to, or waiver of any provision of, any Document or by any other indulgence granted to any Obligor. Accordingly, PSM hereby irrevocably and expressly waives its rights under and the benefits of Articles 2846 and 2847 of the Civil Code for the Federal District of Mexico, and the corresponding articles of the other states of Mexico, which Articles and corresponding articles are not reproduced herein by express declaration that the contents of such articles are known to PSM.

           6.03 Waivers. Each Guarantor hereby expressly waives diligence, presentment and protest and any requirement that any right or power be exhausted or any action be taken against any other Obligor or any other Person and all notices and demands whatsoever. For purposes of the aforesaid waiver by PSM of any requirement that any right be exhausted or any action be taken against any other Obligor or any other Person prior to action by either Agent or any Bank or the Issuing Bank against PSM, PSM also hereby irrevocably expressly waives (i) the benefits of "orden y excusion" and of prior judgment, levy, execution and other rights provided for in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823, 2836, 2839 and 2840 of the Civil Code for the
 Federal District of Mexico, and the corresponding articles of the other states of Mexico and (ii) any requirement of judicial demand for payment, whether under Article 2848 or 2849 of the

 Civil Code for the Federal District of Mexico or otherwise which Articles and corresponding articles are not reproduced herein by express declaration that the contents of said articles are known to PSM.

           6.04 Subrogation. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with each other Obligor for the benefit of each of such Obligor's creditors (including, without limitation, each Bank, the Issuing Bank and either Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to such Obligor to the extent it relates to a Guaranteed Obligation of such Obligor.

           6.05 Acceleration. Each Guarantor agrees that, as between it and the other Guarantors on the one hand, and any Bank, the Issuing Bank and either Agent, on the other hand, to the fullest extent permitted by applicable law, the obligations of either Borrower (other than itself) guaranteed under this
 Section 6 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in
 Section 10 hereof for purposes of this Section 6 notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding (including, without limitation, in the case of PSC, any application under the Companies' Creditors Arrangement Act, as amended from time to time, or the Bankruptcy and Insolvency Act (Canada) or, with respect to reorganization or relief of debts, under the Business Corporations Act (Ontario), as amended from time to time) affecting such Borrower or otherwise) preventing such declaration as against such Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Guarantor for purposes of this Section 6 (subject to, in the case of PSC and PSM, the provisions of Section 6.01(b) hereof).

           6.06 Reinstatement. Each Guarantor's obligations under this Section 6 shall be reinstated if at any time any payment received by any Bank, the Issuing Bank or either Agent from either Borrower hereunder or under any Note is rescinded or required to be repaid by such Bank, the Issuing Bank or such Agent.

           6.07 Joint and Several Obligations, Etc. It is expressly understood and agreed that the obligations of each

 Guarantor under this Section 6 shall be joint and several and shall not be affected, modified or impaired by the compromise, settlement, waiver, change, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, duties, covenants or agreements by any other Guarantor under this Section 6 or by the taking of, or the failure to take, or any delay on the part of either Agent, the Issuing Bank or any Bank in taking any action against any such other Guarantor to enforce, assert or exercise any right, power or remedy conferred on either Agent, the Issuing Bank or any Bank hereunder or in connection with any of the transactions contemplated hereby. Each Guarantor hereby acknowledges the provisions of Section 6.01(b) hereof.

           6.08 Severability. With respect to any Guarantor, the provisions of this Section 6 are severable, and in any action or proceeding involving any corporate law applicable to such Guarantor, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally applicable to such Guarantor or its obligations under this Section 6, if the obligations of such Guarantor under this Section 6 would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Section 6, then, notwithstanding any other provision of this Agreement (including, without limitation, this Section 6) to the contrary, the amount of such liability shall, without any further action by such Guarantor, any of the Banks, the Issuing Bank, either Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.


           Section 7.  CONDITIONS PRECEDENT.

           7.01 Amendment Effective Date. The effectiveness of the amendment and restatement of the Original Credit Agreement provided for hereby is subject to the condition precedent that the Agents shall have received the following, each of which shall be in form and substance satisfactory to each Agent:

           (a)  Principal Documents.

           (i) Notes. The Notes, duly executed and completed by the Company and PSC, as applicable, dated the Closing Date in exchange for the Original Notes.

          (ii) Confirmation Agreement. The Company shall have executed and delivered to the U.S. Agent the Confirmation
      Agreement, executed by the President (or, in the case of

      Precis, Glen Dimplex and Glen Electric, a director) of each of Housewares, Precis, Holdings, NACCO, Glen Dimplex and
      Glen Electric and the authorized persons of each of the other parties thereto.

         (iii) Mortgages, Title Insurance and Survey. Amendments to each of the Mortgages substantially in the form of Exhibit B-6 hereto, duly executed and delivered by the Company in recordable form (in such number of copies as the U.S. Agent shall have requested), together with endorsements to policies of title insurance containing such coverages as the U.S. Agent deems necessary, with all survey exceptions deleted, on forms of, and issued by, one or more title companies satisfactory to the U.S. Agent (the "Title Companies"), insuring the priority of the Liens created under each such Mortgage, as so amended, for an amount satisfactory to the U.S. Agent, subject only to such exceptions as are satisfactory to the U.S. Agent. In connection therewith, a redated ALTA as-built survey (the "Survey") for each of the properties covered by each such Mortgage, as so amended, certified to the Title Companies and the U.S. Agent, and, to the extent necessary under applicable law, Uniform Commercial Code (or equivalent) financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office. The Company shall have paid to (A) the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording each Amendment to Mortgage referred to in this clause (iii) in the appropriate county land office and (B) the surveyors all costs and expenses in connection with the redated surveys.

           (b)  Corporate Documents.  An Officer's Certificate of

                (1) each Obligor (i) stating that there has been no amendment or other document affecting its articles or certificate of incorporation or by-laws (or, in the case of PSM, the Estatutos) since the Closing Date; (ii) stating that the certification made in the Officer's Certificate dated October 11, 1990 regarding incumbency of the officers of each such Obligor is true and correct on and as of the Amendment Effective Date; (iii) attaching thereto board of directors resolutions of each Obligor approving (A) in the case of the Obligors, this Agreement and (B) in the case of the Company and PSC, the Notes and the borrowings hereunder; and

                (2) each of Housewares, Precis, Holdings, NACCO, Glen Dimplex and Glen Electric (each a "Party") (i) regarding the incumbency of the President of such Party; and
      (ii) stating that the execution, delivery and performance of the Confirmation Agreement by such Party has been authorized by all necessary corporate action on its part.

           (c) Refinanced Indebtedness. The Borrowers shall have paid the principal of and interest on, and all other amounts payable, with respect to, Refinanced Indebtedness.

           (d)  (Intentionally omitted).

           (e)  Certain Certificates.

                (i) Certificate as to Absence of Default and Accuracy of Representations. An Officer's Certificate of the Company to the effect set forth in the first sentence of Section 7.03 hereof.

               (ii)  Compliance Certificate.  An Officer's
           Certificate of the Company substantially in the form of a Compliance Certificate as of March 31, 1994.

           (f)  Opinions of Counsel.

                (i) Counsel to the Company. An opinion of Jones, Day, Reavis & Pogue, counsel to the Company, dated the Amendment Effective Date, substantially in the form of
           Exhibit I-5 hereto.

               (ii)  Counsel to PSC.  An opinion of Miller
           Thomson, Canadian counsel to PSC, dated the Amendment
           Effective Date, substantially in the form of Exhibit I-
           6 hereto.

               (iii) General Counsel of the Company. An opinion of Ronald C. Eksten, Esq., general counsel of the Company, dated the Amendment Effective Date, substantially in the form of Exhibit I-9 hereto.

                (iv) Local Counsel to the Company. An opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, North Carolina counsel to the Company; Heiskell, Donelson, Bearman, Adams, Williams & Kirsch, Tennessee counsel to the Company; and Jones, Day, Reavis & Pogue, Virginia counsel to the Company, each dated the Amendment Effective Date and each substantially in the form of Exhibit I-8 hereto (with such variations to reflect local law considerations as are acceptable to the U.S. Agent).

                (v) Special Canadian Counsel to the Banks. An opinion of Stikeman, Elliott, special Canadian counsel to the Banks, dated the Amendment Effective Date, substantially in the form of Exhibit J hereto.

               (vi) Special New York Counsel to the Banks and the Agents. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and the Agents, dated the Amendment Effective Date, substantially in the form of Exhibit K hereto.

           (g) Amendment Fee, Etc. The Borrowers shall have paid to the U.S. Agent for the account of each of the Banks (i) an amendment fee (in U.S. Dollars) in an amount equal to .125% of the Commitments of the Banks on the Amendment Effective Date and (ii) letter of credit fees under
      Section 2.01.II(a)(4) of the Original Credit Agreement, and the commitment fees under Section 2.04(a) of the Original Credit Agreement, in each case accrued to the Amendment Effective Date and unpaid.

           (h) Quebec Security. PSC and the Canadian Agent shall have executed and delivered to the Canadian Agent the Renewal Agreement and shall have made all such registrations and publications with respect to the renewal, amendment and continuance under the Civil Code of Quebec and an Act respecting the implementation of the reform of the Civil Code (Quebec) of a General Assignment for Quebec.

           (i) Consent. Each of the "Banks" under and as defined in the Original Credit Agreement that is not a "Bank" under and as defined in the Amended and Restated Credit Agreement (as in effect on the Amendment Effective Date) shall have consented to the amendment and restatement of the Original Credit Agreement.

           (j) Acknowledgement Letter. The Borrowers shall have executed and delivered to the U.S. Agent an acknowledgement letter substantially in the form of Exhibit F hereto.

           (k)  Other Documents.  Such other documents as either
      Agent or the Majority Banks or special New York counsel to the Banks or special Canadian counsel to the Banks may reasonably request.

           7.02 Additional Conditions to Effectiveness. The effectiveness of the amendment and restatement of the Original
 Credit Agreement provided for hereby is also subject to the following conditions precedent:

           (a) No Material Adverse Change. In the good faith judgment of the Majority Banks, no significant possibility of a material adverse change referred to in
      Section 8.02(b)(v) hereof exists based upon then current conditions and circumstances.

           (b) No Litigation. No litigation or similar proceeding shall exist (or to the best knowledge of any Responsible Officer of the Company shall be threatened) which in the good faith judgment of the Majority Banks is likely to have a material adverse effect on (i) the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole, or (ii) the timely payment of the principal of or interest on the Loans or of the Letter of Credit Obligations or (iii) the enforceability of this Agreement, any Security Document, any Supplemental Security Document, any Letter of Credit Document, any Supplemental Agreement or any Note or the rights and remedies of either Agent, any Bank or the Issuing Bank hereunder or thereunder.

           (c) Satisfactory Review. The Banks shall have reviewed, and shall be satisfied with:

               (i)  the Company's projections and pro forma
           financial statements reflecting the forecasted financial condition, income and expenses of the Company and the Subsidiaries; and the condition (financial or other), operations, assets, nature of assets, liabilities and prospects of NACCO and of the Company and the Subsidiaries; and

              (ii) the value, scope and extent of the collateral under the Security Documents.

           (d) Legal Review. All matters relating to the Loans and the Letters of Credit shall be reasonably satisfactory to each Agent, the Majority Banks, special New York counsel to the Banks and special Canadian counsel to the Banks from a legal point of view.

           7.03 Initial and All Subsequent Extensions of Credit. The obligation of the U.S. Dollar Banks to make the Loans to be made upon the occasion of each borrowing hereunder (including, without limitation, borrowings on the Amendment Effective Date and borrowings of Canadian Dollar Loans), and the obligation of the Issuing Bank to issue Letters of Credit (including, without limitation, issuances on the Amendment Effective Date), is subject to the further conditions precedent that, as of the date of such Loans or such issuance of Letters of Credit, and after giving effect thereto (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made (i) by the Obligors in Section 8 hereof and in each Security Document, (ii) by Holdings in any Holdings Document and (iii) by each Majority Interest Party in each Majority Interest Document, shall be true and correct on and as of the date of such borrowing or issuance with the same force and effect as if made on and as of such date. In the case of borrowings of Loans or issuances of Letters of Credit (other than the borrowings or issuances on the Amendment Effective Date), the related notice of borrowing or issuance by either Borrower hereunder shall constitute a certification by each such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless such Borrower otherwise notifies the Agents, as of the date of such borrowing or issuance).


           Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Agents and the Banks (in the case of each Obligor (other than the Company) in its capacity as a Subsidiary of the Company and in its independent corporate capacity) that:

           8.01  Corporate and Legal Existence and Structure.

           The Company and each of the Subsidiaries:

                (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization;

               (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business (other than those material governmental licenses, authorizations, consents and approvals the failure so to have would not have a material adverse effect on the prospects, business, financial condition or operations of the Company and the Subsidiaries taken as a whole); and

              (iii)  is qualified to do business in all
           jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its prospects, business, operations or financial condition.

           8.02  Information.

           (a) All material information heretofore furnished by each Obligor (or its predecessors) or on its behalf to either Agent or any Bank for purposes of or in connection with this Agreement or any other Documents or any transaction contemplated hereby or thereby is, and all such information furnished by it to either Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. Each Obligor has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent it can now reasonably foresee) the prospects, business, operations or financial condition of it and its Subsidiaries, in each case taken as a whole.

           (b)  Without limiting the generality of paragraph (a):

           (i)  [Intentionally omitted]

           (ii) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated statement of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for the fiscal year ended on December 31, 1993, with the opinion thereon of Arthur Andersen & Co., heretofore furnished to each of the Banks, present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations for the period covered thereby, all in accordance with GAAP applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date (or the notes thereto);

           (iii)  [Intentionally omitted]

           (iv) The balance sheet of PSC as at December 31, 1993 and the related statement of income, retained earnings and changes in cash flows of PSC for the fiscal year ended on

      December 31, 1993, with the opinion thereon of Arthur Andersen & Co., heretofore furnished to each of the Banks, present fairly, in all material respects, the financial condition of PSC as at said date and the results of its operation for the period covered thereby, all in accordance with generally accepted accounting principles in Canada applied on a consistent basis. PSC did not have on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date (or the notes thereto); and]

           (v) Since December 31, 1993, there has been no material adverse change in the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole from that set forth in the financial information set forth in the financial statements referred to in clause (ii) above.

           8.03 Litigation. Except as disclosed on Schedule VI hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of any Responsible Officer of any Obligor) threatened against any Obligor or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination that could have a material adverse effect on the prospects, business, operations or financial condition of any Obligor and its Subsidiaries taken as a whole, or on the timely payment of the principal of or interest on the Loans or the Letter of Credit Obligations or on the enforceability of this Agreement, the Notes or the Security Documents or on the rights and remedies of the Agents, the Issuing Bank or the Banks hereunder or thereunder.

           8.04  No Breach.

           (a) None of the execution and delivery of this Agreement, the Notes, the Security Documents, the Reorganization Documents to which it is a party or any of the other Documents, or the consummation of the transactions herein and therein contemplated or performance or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of or default under, or require any consent under or result in the creation or imposition of any Lien upon any of the properties, assets or revenues of any Obligor or any of its Subsidiaries pursuant to the terms of:

           (i) the Certificate of Incorporation or By-laws (or equivalent) of the Company or any other Obligor;

          (ii)  any applicable law or regulation;

         (iii) any order, writ, injunction or decree of any court or governmental authority or agency; or

          (iv) except as set forth on Schedule XI hereto, any agreement or instrument to which any Obligor or any of its Subsidiaries is a party or by which it is bound.

           (b)  [Intentionally omitted]

           8.05 Corporate Action. Each of the Obligors has all necessary corporate authority to execute, deliver and perform its obligations under this Agreement, the Notes (in the case of the Borrowers) and the Security Documents to which such Obligor is a party (if any) and each of the other Documents executed or to be executed by it; the execution, delivery and performance by each of the Obligors of this Agreement, the Notes (in the case of the Borrowers) and the Security Documents to which such Obligor is a party (if any) and each of the other Documents executed by it have been duly authorized by all necessary corporate action on its part; and this Agreement and each of the Security Documents have been duly and validly executed and delivered by each of the Obligors party thereto and constitutes, and each of the Notes when executed and delivered by the Borrower that is the maker thereof for value and each of the other Documents when executed and delivered by the Obligor party thereto will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

           8.06 Use of Proceeds. The Company shall use the proceeds of the Series A R/C Loans to prepay in full the principal of, interest on and all other amounts owed with respect to the Refinanced Indebtedness of the Company, to provide working capital and fulfill other lawful corporate purposes and to pay the Holdings Dividend permitted by Section 9.12 hereof. PSC shall use the proceeds of the Series B R/C Loans to provide working capital and fulfill other lawful corporate purposes. Letters of Credit shall be issued for the account of the Company solely for the purposes described in Section 2.01(II)(a)(3) hereof.

           8.07 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Obligor of this

 Agreement, each Security Document to which it is a party or (in the case of the Borrowers), the Notes (in the case of the Borrowers) or for the validity or enforceability thereof.

           8.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code (except as to matters where non-compliance would not materially adversely affect the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole), and have not incurred any material liability to the PBGC or any Plan or Multiemployer Plan (other than the ongoing responsibility to make contributions or premium payments which are not currently past due).

           8.09 Taxes. Each Obligor has filed all United States Federal, and Canadian federal and provincial, income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by any Obligor or any of its Subsidiaries. The charges, accruals and reserves on the books of each Obligor and each of its Subsidiaries in respect of taxes and other governmental charges are, in the opinions of such Obligor, adequate.

           8.10  Certain Agreements.  Set forth in Part A of
 Schedule III hereto is a complete and correct list, as of the Amendment Effective Date, of the Refinanced Indebtedness and each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any extension of credit to, or guarantee by, the Company or any Subsidiary (other than as the same relates to trade credit) which has an aggregate outstanding principal or face amount in excess of U.S.$500,000 (or a U.S. Dollar Equivalent) and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Part A of Schedule
 III. Set forth in Part B of Schedule III hereto is a complete and correct summary, as of the Amendment Effective Date, of the terms and conditions of each Interest Rate Protection Arrangement entered into by the Company or any of its Subsidiaries (including, without limitation, a copy of each confirmation relating to each Interest Rate Protection Arrangement).

           8.11 Subsidiaries, Etc. Schedule II hereto contains a complete and accurate list, as of the Amendment Effective Date, of all Subsidiaries of the Obligors. Except as disclosed in

 Schedule II hereto, each Obligor owns free and clear of all Liens (other than pursuant to the Security Documents), all of the capital stock of the Subsidiaries set forth beneath the name of such Obligor in said Schedule II, and all of such capital stock is validly issued, fully paid and non-assessable. Each of the Subsidiaries is a consolidated Subsidiary of the Company for financial reporting purposes.

           8.12 Legal Form. In the case of PSC and PSM, this Agreement, and, in the case of PSC, the Security Documents to which it is a party and each of its Notes are in proper legal form (i) in the case of PSM, under the laws of Mexico for enforcement thereof against PSM in Mexico (provided that an official translation of this Agreement into Spanish by a translator authorized by the Mexican courts would have to be prepared in order to initiate any proceeding for the enforcement thereof in the courts of Mexico) and (ii) in the case of PSC, under the laws of Canada and the applicable province thereof for enforcement thereof against PSC in Canada.

           8.13  Assets.

           (a) Each Obligor owns and has good title to (or, if subject to lease, leasehold interests in) its properties and assets, free and clear of all Liens or other encumbrances of any nature other than Liens expressly permitted by
      Section 9.14 hereof.

           (b) Each Obligor owns, free and clear of all Liens (except Liens in favor of either Agent for the benefit of the Banks), all of the patents, trademarks, trade names, copyrights or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, deemed by such Obligor to be necessary for the present and planned future conduct of its business, without any conflict with the rights of others which might result in a material adverse effect on the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole. Each Obligor has received all assignments, bills of sale or other documents necessary to establish, protect and perfect such Obligor's right, title and interest in and to all of the property described in the foregoing sentence. Each Obligor has duly effected all filings, recordings and other actions necessary to establish, protect and perfect such Obligor's right, title and interest in and to all of the material property described in the second preceding sentence.

           8.14 Margin Stock. The extensions of credit to the Borrowers hereunder will not contravene the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Not more than 25% of the value (as determined by any reasonable method) of the assets of the Company and its Subsidiaries is represented by "margin stock" within the meaning of Regulation U.

           8.15 Public Utility Holding Company Act; Investment Company Act. Neither the Company nor any of the Subsidiaries is
 (i) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time or (ii) an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time.

           8.16 Hazardous Materials. The Company and each of the Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole. Except as set forth on Schedule X hereto, the Company and each of the Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.

           In addition, except as set forth in Schedule X hereto:

           (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Company, threatened by any governmental entity with respect to any alleged failure by the Company or any of the Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Sec. 9601(22) or any foreign Environmental Law of general application ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Company or any of the Subsidiaries.

           (b) Neither the Company nor any of the Subsidiaries has handled any Hazardous Waste (as defined in 40 CFR Sec. 261) or any Subject Waste (as defined in Regulation 347 under the Environmental Protection Act (Ontario) except as allowed by permit or regulation on any property now or previously owned or leased by the Company or any of the Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole; and

                (i) no polychlorinated biphenyls are, or have been, present at any property now or previously owned or leased by the Company or any of the Subsidiaries;

               (ii) no asbestos is, or has been, present at any property now or previously owned or leased by the Company or any of the Subsidiaries;

              (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company or any of the Subsidiaries;

               (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by a statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned or leased by the Company or any of the Subsidiaries; and

                (v)  no Hazardous Materials have been otherwise
           Released at, on or under any property now or previously owned or leased by the Company or any of the Subsidiaries;

      in the case of each of the circumstances described in clauses (i) through (v) inclusive above, to an extent that such circumstance has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.

           (c) To the best knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency, on the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or on any similar state or foreign list or which is the subject of federal, state, provincial or local enforcement actions or other investigations which may reasonably be expected to lead to claims against the Company or any of the Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, to an extent that such circumstance has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of the Company and the Subsidiaries taken as a whole.

           (d) To the best knowledge of the Company, after due inquiry, no Hazardous Material generated by the Company or any of the Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of the Subsidiaries at any location other than those listed on
      Schedule X hereto.

           (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of the Subsidiaries and no property now or previously owned or leased by the Company or any of the Subsidiaries is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, on CERCLIS or on any similar state or foreign list of sites requiring investigation or clean-up.

           (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Company or any of the Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Company nor any of the Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

           (g) To the best knowledge of the Company, after due inquiry, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of the Subsidiaries in relation to any property or facility now or previously owned or leased by the Company or any of the Subsidiaries which have not been superseded and which have not been made available to the Banks upon request (subject to Section 12.15 hereof).

           8.17 Product Recall Liability. Set forth on Schedule VIII hereto is a complete and correct list, as of the Amendment Effective Date of all active Product Recall Events of the Company and the Subsidiaries and the Product Recall Liability relating thereto. Aggregate Product Recall Liability with respect to all Product Recall Events of the Company and the Subsidiaries will not result in a material adverse change in the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole, and no significant possibility of aggregate Product Recall Liability resulting in such a material adverse change exists based upon then current conditions and circumstances.


           Section 9.  COVENANTS.  So long as any of the
 Commitments are in effect and until payment in full of the principal of and interest on all Loans hereunder and all other amounts payable by each Obligor hereunder and the expiration or termination of all Letters of Credit:

           9.01  Financial Statements and Other Information.  The
 Company shall deliver to each of the Banks and the U.S. Agent:

           (a) (i) [Intentionally omitted]

           (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, retained earnings and changes in cash flows of the Company and the Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case for the fiscal quarter of the Company ending December 31, 1991 and thereafter in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the senior financial officer of the Company, which certificate shall state that said financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and the Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and changes in cash flows of the Company and the Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case for the fiscal year of the Company ending December 31, 1992 and thereafter in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of an independent certified public accountant of recognized national standing acceptable to the Majority Banks, which opinion shall state that said financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and the Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, nothing came to their attention, except as specifically stated, that caused them to believe that the Company had failed to comply with Sections 9.07, 9.08, 9.09 or 9.12 hereof, or any other provision hereof, insofar as they relate to accounting matters;

           (c)  [Intentionally omitted]

           (d) promptly upon their becoming available, copies of all registration statements and annual, periodic or other regular reports, if any, which the Company and/or any Subsidiary shall have filed with the SEC (or any governmental agency substituted therefor) or any national securities exchange (except for those filed on a confidential basis);

           (e) as soon as possible, and in any event by March 31, of each year, monthly projections substantially similar in form and scope to the Management Financial Forecasts for each month of such year;

           (f)  [Intentionally omitted]

           (g) as soon as possible, and in any event within ten days after a Responsible Officer of the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by the senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                (i)  any reportable event, as defined in
           Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
           Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
           Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code;

                (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
           Section 4041A of ERISA; and

                (v)  the institution of a proceeding by a
           fiduciary of any Multiemployer Plan against the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

           (h) promptly after any Responsible Officer of any Obligor knows or has reason to know that any Default has occurred, a notice of such Default, describing the same in reasonable detail;

           (i) promptly after any Responsible Officer of any Obligor knows or has reason to know that any mandatory prepayment event as set forth in Section 3.03(c) hereof has occurred, a notice of such event, describing the same in reasonable detail;

           (j) as soon as possible, and in any event within ten days after any Responsible Officer of the Company knows or has reason to know that any Obligor has received notice from any governmental authority to the effect that such Obligor is not in compliance with the Environmental Laws or the permits, licenses or authorizations referred to in
      Section 8.16 hereof, a notice of such circumstance describing the same in reasonable detail;

           (k) promptly after any Responsible Officer of any Obligor knows or has reason to know that any Product Recall Event has occurred, a notice of such Product Recall Event, describing the same in reasonable detail (and appending any notice from the CPSC or proposed product recall plan and other documents relating thereto); and

           (l) from time to time such other information regarding the business, affairs or financial condition of the Company or any of the Subsidiaries (including, without limitation, (i) any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA and
      (ii) unaudited consolidating financial statements for the Company and the Subsidiaries) as any Bank or either Agent may reasonably request.

 The Company will furnish to each Bank and the U.S. Agent, (1) at the time it furnishes each set of financial statements pursuant to paragraph (a)(ii) or (b) above, (A) a Certificate (a "Compliance Certificate") substantially in the form of Exhibit G hereto signed by the senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the steps being taken to remedy the same), (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07, 9.08 and 9.09 hereof (based upon the financial statements adjusted to eliminate the effects of FAS 109, as reflected in the Reconciliation Statement), as of the end of the respective fiscal quarter or fiscal year and, in the case of the certificate accompanying financial statements delivered pursuant to paragraph (b) above, setting forth in reasonable detail the computations necessary to determine the Clean-Down Limit for the related fiscal year of the Company and (iii) setting forth the amount of Casualty Insurance Proceeds and Disposition Proceeds received during such fiscal quarter or fiscal year); and (B) a statement (a "Reconciliation Statement") substantially in the form of Exhibit L hereto signed by the senior financial officer of the Company that displays, on a line-by-line basis, the difference between the financial statements provided pursuant to paragraph (a)(ii) or (b) above (as the case may be) and such financial statements if the same were not adjusted for FAS 109; (2) on the first Business Day following the end of each Clean-Down Period, a statement (a "Parent Advance Statement") substantially in the form of Exhibit M hereto, signed by a senior financial officer of the Company that sets forth (i) the daily outstanding principal amount of the Revolving Credit Loans and Bank Line Loans during such Clean-Down Period, (ii) the daily outstanding principal amount of the Parent Advances during such Clean-Down Period and (iii) the daily outstanding principal amount of the Clean-Down Parent Advances for such Clean-Down Period; and (3) on the date on which the Company pays the Holdings Dividend, a certificate of the chief financial officer of the Company stating that the Holdings Dividend is paid and after giving effect thereto (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

           9.02  Litigation, Etc.  The Company shall:

                (a) promptly after making the judgment described below, give notice to each Bank and the U.S. Agent of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting any Obligor or any of its Subsidiaries which, if adversely determined, in the reasonable judgment of the Company would have a material adverse effect on the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole; and

                (b) promptly after a Responsible Officer of the Company knows or has reason to know of the same, give notice to each Bank and the U.S. Agent of the issuance by any United States Federal or state court or any United States Federal or state regulatory authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of Loans or the issuance of Letters of Credit, the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint.

           9.03 Corporate Existence, Etc. Each Obligor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, any thereof referred to in Section 8.16 hereof) if failure to comply with such requirements would materially and adversely affect the prospects, business, operations or financial condition of such Obligor and its Subsidiaries taken as a whole; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Bank or either Agent, during normal business hours, to examine, copy, and make extracts from its books and records (at such Bank's expense except during the occurrence and continuance of a Default), to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or such Agent (as the case may be); and promptly upon the request of any Bank (which request shall be made in good faith and on a reasonable basis in light of statutes, regulations, directives and interpretations applicable to such Bank, whether or not having the force of law) the Company shall authorize the U.S. Agent to obtain (at the expense of the Company), and shall cooperate in order to permit the U.S. Agent to obtain, appraisals in form and substance satisfactory to the U.S. Agent and the Majority Banks on any property subject to any Mortgage.

           9.04 Use of Proceeds. Each Borrower shall use the proceeds of the Loans hereunder solely as provided in
 Section 8.06 hereof in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the regulations thereunder.

           9.05  [Intentionally omitted]

           9.06  [Intentionally omitted]

           9.07 Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio to be less than 2.25 to 1.00.

           9.08 Leverage Ratio. The Company shall not, at any time during any period set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period:

                Period                   Leverage Ratio

           During the first and second
            fiscal quarter of each
            fiscal year of the Company      .51 to 1

           During the third and fourth
            fiscal quarter of each
            fiscal year of the Company      .54 to 1

           9.09 Net Worth. The Company shall not, at any time permit its Net Worth to be less than $130,000,000 less the amount of the Holdings Dividend.

           9.10 Independent Obligations of PSC. PSC hereby acknowledges and confirms that each of the obligations set forth in this Section 9 that refer to PSC in its capacity as a Subsidiary of the Company shall be observed by PSC in its independent corporate capacity.

           9.11  [Intentionally omitted]

           9.12 Restricted Payments. Except for the Holdings Dividend, the Company shall not, and shall not permit any of the Subsidiaries to, declare or make any Restricted Payments; provided that the Company may during any Restricted Payments Period make Restricted Payments, subject to the satisfaction of the following conditions on the date of such Restricted Payment and after giving effect thereto:

           (a) no Default has occurred or is continuing; and

           (b) the aggregate amount of Restricted Payments made in any Restricted Payments Period shall not exceed the lesser of (A) the quotient of the sum of (i) Cash Flow of the Company and its Subsidiaries for the Computation Period ending December 31 of the immediately preceding fiscal year of the Company minus (ii) Fixed Charges of the Company and its Subsidiaries for such Computation Period divided by 1.05 and (B) the amount of the net income of the Company and its Subsidiaries for such Computation Period; provided that the Company shall be permitted to make Restricted Payments in such Restricted Payments Period in excess of the limit set forth in this paragraph (b) so long as (x) the Leverage Ratio as at the last day of such Computation Period (computed by deducting from the Net Worth of the Company the proposed Restricted Payment to be made pursuant to this
      Section 9.12) is less than or equal to .35 to 1 and (y) the Interest Coverage Ratio for such Computation Period is equal to or greater than 4.0 to 1.

           9.13 Limitation on Consolidation, Merger, Acquisitions and Dispositions. The Company shall not, and shall not permit any of the Subsidiaries to:

           (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it except, if no Default has occurred and is continuing (or upon giving effect to the subject transaction will occur)
      (i) so long as a Wholly-Owned Subsidiary is the surviving corporation, any Subsidiary may consolidate with or merge into another Subsidiary or (ii) so long as the Company is the surviving corporation, any Subsidiary or a Person acquired in an Acquisition permitted by Section 9.13(b) hereof may consolidate with or merge into the Company;

           (b) consummate any Acquisition except the Company and the Subsidiaries may make Acquisitions (i) with respect to the period from and including the Amendment Effective Date to but excluding the first day of the Restricted Payment Period occurring in 1995, for an aggregate consideration up to but not exceeding $3,000,000 and (ii) with respect to each Acquisition Period of the Company, for an aggregate consideration up to but not exceeding the sum of (A) $3,000,000 plus (B) an amount equal to the excess of (x) the amount of Restricted Payments permitted to be made by the

      Company pursuant to Section 9.12 hereof during such Acquisition Period over (y) the amount of Restricted
      Payments made by the Company pursuant to Section 9.12 hereof during such Acquisition Period; or

           (c)  make any Disposition of (whether in one
      transaction or in a series of related transactions) any of its Property (as defined below), whether now owned or hereafter acquired, except (i) that the Company or any of its Subsidiaries may make a Disposition (the "Proposed Disposition") of Property on any date if the Aggregate Disposition Revenue (as defined below) does not exceed an amount equal to 15% of the revenue of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for the twelve-month period ending on the Disposition Date (as defined below);
      (ii) for sales of Inventory in the ordinary course of business; or (iii) for sales of obsolete or worn-out property, tools or equipment no longer used or useful in its business.

           For purposes of this Section 9.13, the following terms shall have the following meanings:

           "Aggregate Disposition Revenue" shall mean, collectively, (i) the Revenue of all Property that has been Disposed of since the Amendment Effective Date pursuant to
      Section 9.13(c)(i) hereof and (ii) the Revenue of the Property that is subject to the Proposed Disposition.

           "Disposition Date" shall mean, for any Disposition, the last day of the fiscal quarter ending on or most recently ended prior to the date of such Disposition.

           "Revenue" shall mean, for any Property, the amount of revenue produced by such Property for the twelve-month period ending on the Disposition Date of such Property.

           9.14 Liens. The Company shall not, and shall not permit any of the Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any of its assets, whether now owned or hereafter acquired, except:

           (a) Liens in existence on the Amendment Effective Date and described in Schedule IV hereto;

           (b) Liens for taxes, assessments and governmental charges, duties or levies (including, without limitation, under Section 412(n) of the Code) imposed upon it or upon its income or profits or upon any of its property, real or personal, or any part thereof if the same shall not at such time be due and payable or are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves have been established;

           (c)  carriers', warehousemen's, mechanics',
      materialmen's, repairmen's, suppliers', transporters' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

           (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or the Subsidiaries;

           (g)  judgment Liens bonded pending appeal and landlord
      Liens not involving Indebtedness;

           (h) purchase money security interests securing purchase money obligations, provided that no such security interest shall extend to property other than goods and equipment purchased contemporaneously with or as a result of the incurring of such purchase money obligation and improvements and additions thereto;

           (i)  security interests attendant to, and
      contemporaneously arising out of the incurrence of, Capital
      Lease Obligations, provided that no such security interest shall extend to property other than the property leased and improvements and additions thereto;

           (j)  [Intentionally omitted]

           (k)  Liens pursuant to the Security Documents;

           (l) Liens in favor of the Issuing Bank or any Bank that is an issuer of Bank Letters of Credit on documents of title or similar documents (and on the underlying property) relating to the transaction subject of a Letter of Credit or a Bank Letter of Credit (but on no other property);

           (m) Liens arising out of contracts for the purchase and sale of obligations issued by the government of the United States referred to in Section 9.17(b) hereof on such obligations (but on no other property); and

           (n) Liens in addition to the foregoing securing obligations other than indebtedness for borrowed money and extending to property (other than Receivables, Inventory or Pledged Shares (as defined in any Pledge Agreement)) having a fair market value of less than U.S.$250,000 (or a U.S. Dollar Equivalent) in the aggregate as to all such Liens.

           9.15 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate;
 (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) payments on Parent Advances expressly permitted by Section 9.18(b) hereof and in accordance with Section 9.16 hereof may be made, (ii) the Company may reimburse Majority Interest Parties, Minority Interest Parties or Holdings for out-of-pocket costs and expenses incurred by such Persons on behalf of the Company; (iii) [Intentionally omitted]; (iv) payments to NACCO or Holdings, as applicable, (including, without limitation, repayments of Tax Sharing Advances) pursuant to the Tax Sharing Agreement and payments to NACCO (including, without limitation, repayments of Proctor-Silex Tax Sharing Advances) pursuant to the Proctor-Silex Tax Sharing Agreement relating to the period prior to the Closing Date; (v) subject to any restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company and the Subsidiaries may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, Inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such corporation as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate; (vi) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any Subsidiary and receive reasonable compensation for his or her services in such capacity;
 (vii) subject to any restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company may make payments (other than Restricted Payments) expressly required to be made by the Company under the Reorganization Documents; and (viii) in addition to the transactions permitted in clauses (i) through (vii) above (inclusive), subject to any other restriction or limitation set forth in, or the terms of, this Agreement or any Supplemental Agreement, the Company may enter into other transactions with Affiliates in any fiscal year of the Company so long as the aggregate amount of cash or other property received by Affiliates from the Company in such fiscal year does not exceed U.S.$500,000.

           9.16 Majority Interest Debt and Minority Interest Debt. The Company shall not, and shall not permit any of the Subsidiaries to, make any payment in respect of any Majority Interest Debt (including, without limitation, any Parent Advances) or any Minority Interest Debt (including, without limitation, any Parent Advances) if (i) at the time a Default has occurred (or as a result of such payment will occur) and be continuing, (ii) after giving effect to such payment the Company shall have a combination of cash on hand and unutilized Revolving Credit Commitments (to the extent available for working capital purposes) totalling less than U.S.$10,000,000 or (iii) the Company is not in compliance with its obligations under
 Section 9.07 hereof. In addition to the foregoing, the Company will not make any payment with respect to the principal of any Clean-Down Parent Advances until after the last day of a Clean-Down Period during which the Company did not have any Clean-Down Parent Advances outstanding during such Clean-Down Period.

           9.17 Investments. The Company shall not, and shall not permit any of the Subsidiaries to, make or permit to remain outstanding any Investment in any Person except:

           (a)  Investments in existence on the Amendment
      Effective Date and reflected in the financial statements referred to in Section 8.02(b)(ii) or 8.02(b)(iv) hereof;

           (b) Investments in obligations issued by the government of the United States (including contracts for the purchase and sale thereof (such as repurchase or reverse repurchase agreements) with Banks or banks having capital and surplus of at least U.S.$500,000,000 or other financial institutions having a net worth of at least U.S.$500,000,000), certificates of deposit of, and other bank accounts with, Banks or banks having their principal office located in the United States or London having capital and surplus of at least U.S.$500,000,000, and commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor's Service, Inc., issued by a United States issuer rated not less than "A" by such rating agencies;

           (c) in the case of PSC, obligations of the government of Canada, bank accounts or time deposits with banks chartered under the Canadian Bank Act, and commercial paper rated R-1 by the Dominion Bond Rating Service or P-1 by C.B.R.S., Inc. issued by a Canadian issuer rated not less than "A" by the Dominion Bond Rating Service or the Canadian Bond Rating Service;

           (d) in the case of PSM, certificates of deposit issued by, and demand and time deposits with, Mexican national commercial banks which are among the six largest commercial banks in Mexico;

           (e) Intercompany Receivables payable to the Company by its Subsidiaries;

           (f)  [Intentionally omitted]

           (g)  Intercompany Receivables payable to the
      Subsidiaries of the Company by the Company in an aggregate outstanding amount not to exceed at any time the excess (if any) of (i) U.S.$25,000,000 over (ii) the aggregate outstanding principal amount of Intercompany Advances by the Subsidiaries of the Company to the Company at such time;

           (h)  [Intentionally omitted]

           (i) Intercompany Advances by the Company or any Subsidiary permitted under Section 9.18 hereof;

           (j) Investments in any Person pursuant to a merger, consolidation or Acquisition permitted under Section 9.13(a) or 9.13(b) hereof;

           (k) Investments consisting of capital contributions to newly-formed Subsidiaries; and

           (l)  [Intentionally omitted]

           9.18 Indebtedness. The Company shall not, and shall not permit any of the Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

           (a)  Indebtedness incurred hereunder;

           (b) Parent Advances in an aggregate outstanding principal amount not to exceed U.S.$35,000,000;

           (c) Intercompany Advances by the Company to its Subsidiaries in an aggregate outstanding principal amount not to exceed at any time the excess (if any) of (i) U.S.$25,000,000 over (ii) the aggregate outstanding amount of Intercompany Receivables payable to the Company by its Subsidiaries at such time;

           (d)  [Intentionally omitted]

           (e) Intercompany Advances by the Subsidiaries of the Company to the Company;

           (f)  [Intentionally omitted]

           (g)  Capital Lease Obligations of the Company and the
      Subsidiaries in an aggregate principal amount outstanding
      (as to the Company and the Subsidiaries taken together) not to exceed U.S.$10,000,000;

           (h)  [Intentionally omitted]

           (i)  [Intentionally omitted]

           (j)  [Intentionally omitted]

           (k) lines of credit (inclusive of Bank Line Loans) and letters of credit (inclusive of Bank Letters of Credit) in an aggregate principal (or face) amount not to exceed U.S.$30,000,000 so long as the outstanding principal of such lines of credit (other than Bank Line Loans) is reduced to zero during each Clean-Down Period;

           (l)  Tax Sharing Advances so long as such Tax Sharing
      Advances are unsecured and are payable in accordance with the Tax Sharing Agreement;

           (m) Proctor-Silex Tax Sharing Advances so long as such Proctor-Silex Tax Sharing Advances relate to the period prior to the Closing Date, are unsecured and are payable in accordance with the Proctor-Silex Tax Sharing Agreement;

           (n)  [Intentionally omitted]

           (o) unsecured Indebtedness (other than letters of credit) so long as (i) such Indebtedness has an average life of less than three years and (ii) the outstanding principal amount of such Indebtedness is reduced to zero during each Clean-Down Period; and

           (p) Subordinated Indebtedness of the Company so long as (i) such Indebtedness has an average life longer than the average life of the Loans hereunder and (ii) the terms of such Indebtedness are no more restrictive than the terms of this Agreement.

           9.19  [Intentionally omitted]

           9.20 Type of Business. The Company shall not, and shall not permit any of the Subsidiaries to, enter into any new lines of business which are materially different from, and unrelated to, the lines of business conducted by the Company and the Subsidiaries on the Amendment Effective Date which lines of business currently include the design, manufacture and sale of consumer electric appliances and other consumer houseware products.

           9.21  Hedging Arrangements.

           (a)  [Intentionally omitted]

           (b) The Company shall not, and shall not permit any of the Subsidiaries to, enter into Interest Rate Protection Arrangements with respect to interest on an aggregate notional principal amount at any time in excess of (i) with respect to such arrangements that extend less than one year from the creation thereof, U.S.$120,000,000 and (ii) with respect to such arrangements that extend more than or equal to one year from the creation thereof, U.S.$75,000,000.

           (c) The Company shall not, and shall not permit any of the Subsidiaries to, enter into Foreign Currency Hedging Arrangements under which exposure (defined as the total amount outstanding under such arrangements) of the Company and the Subsidiaries exceeds U.S.$25,000,000 at any time.

           9.22 Insurance. The Company shall maintain, and shall cause each of the Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company and the Subsidiaries operate (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties in the same general areas in which the Company and the Subsidiaries operate and as are consistent with the Company's practices as of the date of the execution and delivery hereof), provided that in any event the Company will maintain:

           (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and the Subsidiaries by reason of any Peril in amounts (i) in the case of the fixed assets, plant and equipment as shall be reasonable and customary but in no event in an amount less than the greater of (x) the amount applicable to any such property or improvements necessary to avoid the insured named therein from becoming a co-insurer of any loss under such policy or (y) U.S.$70,000,000 and (ii) in the case of Inventory, not less than the greater of the fair market value thereof or the amounts necessary to avoid the insured named therein from becoming a co-insurer of any loss under such policy.

           (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance in respect of all vehicles (whether owned, hired or rented by the Company or any of the Subsidiaries) in such amounts as are then customary for vehicles used in connection with similar property and businesses, but in any event to the extent required by applicable law.

           (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or property damage occurring on, in or about the facilities owned, leased or used by the Company and the Subsidiaries (including adjoining streets, sidewalks and waterways), in such amounts as are then customary for property similar in use and located in the same state or country.

           (4)  Workers' Compensation Insurance -- insurance
      (including Employers' Liability Insurance) to the extent required by applicable law.

           (5) Product Liability Insurance -- insurance against claims for bodily injury, death or property damage resulting from the use of products sold by the Company or any of the Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and the Subsidiaries.

           (6) Business Interruption Insurance -- insurance against loss of operating income (up to an aggregate amount equal to U.S.$10,000,000) by reason of any Peril affecting the operations of the Company or any of the Subsidiaries.

 Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A" or better and being in a financial size category of VI or larger, or by other companies acceptable to the Majority Banks, and (other than workers' compensation insurance) shall name the U.S. Agent or the Canadian Agent, as relevant, as loss payee (in the case of insurance described in items (1) and (6) above) or as an additional named insured (in the case of the insurance described in items (2), (3), (4) and (5) above), in each case as its interests may appear. Each policy referred to in this
 Section 9.22 shall provide that it will not be canceled or reduced except after not less than 60 days' written notice to the U.S. Agent and the Canadian Agent and shall also provide that the interests of the U.S. Agent and the Canadian Agent, the Issuing Bank and the Banks shall not be invalidated by any act or negligence of the Company, any of the Subsidiaries or any Person having an interest in any facility owned, leased or used by the Company and the Subsidiaries nor by occupancy or use of any facility owned, leased or used by the Company and the Subsidiaries for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Company and the Subsidiaries. The Company will advise the U.S. Agent and the Canadian Agent promptly of any policy cancellation, reduction or amendment.

           Upon each April 15 in each year the Company will deliver to the U.S. Agent and the Canadian Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the April 1 of the calendar year following the calendar year of the current April 1, subject only to the payment of premiums as they become due and the right of the respective insurer to cancel or reduce the respective policy upon no less than 60 days' written notice to the U.S. Agent and the Canadian Agent as provided in the preceding paragraph. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.22 unless the U.S. Agent or the Canadian Agent, as relevant, is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the U.S. Agent and the Canadian Agent whenever any such separate insurance is obtained and shall deliver to the U.S. Agent the certificates evidencing the same.

           If a Default shall not have occurred and be continuing and the insurance proceeds in question are in an amount less than U.S.$2,000,000 or if such insurance proceeds relate to property of PSM, all claims under insurance policies in which either Agent is named loss payee or additional named insured ("Subject Policies") will be adjusted solely between the relevant Obligor and the insurer and insurance proceeds under Subject Policies (including, without limitation, Casualty Insurance Proceeds) will be paid to the relevant Obligor and will be used, as promptly as practicable, to replace or repair assets lost or damaged. If a Default has occurred and is continuing or the insurance proceeds in question are in an amount greater than or equal to U.S.$2,000,000, except in the case of insurance proceeds relating to property of PSM (which shall be treated in the manner described in the preceding sentence), all claims under Subject Policies will be adjusted between the relevant Obligor and the insurer, subject to approval by the relevant Agent and insurance proceeds under Subject Policies (including, without limitation, Casualty Insurance Proceeds) payable to the Company or PSC will be paid, in the case of the Company, to the U.S. Agent to be held in the Cash Collateral Account as "Collateral" under and as defined in the Security Agreement and, in the case of PSC, to the Canadian Agent to be held in the Canadian Cash Collateral Account as "Collateral" under, and as defined in, the General Security Agreement referred to in clause (ii) of the definition of "Canadian Security Documents" in Section 1.01 hereof.

           Notwithstanding anything contained in this Section 9.22 to the contrary, to the extent that compliance with the provisions of this Section 9.22 would contravene any provisions regarding insurance (including, without limitation, loss payee or additional named insured requirements) contained in any lease in existence as of the date of the execution and delivery of this Agreement (or any renewal, any extension or replacement thereof containing substantially similar provisions regarding insurance) in which any of the Company or the Subsidiaries is a tenant, the insurance provisions contained in such lease shall control, and the Company or the Subsidiaries, as the case may be, shall not be required to comply with the provisions of this Section 9.22, in each case to the extent that compliance with the provisions of this Section 9.22 would contravene the insurance provisions contained in such lease.

           9.23  Additional Collateral.

           (a)  [Intentionally omitted]

           (b) If at any time the amount of Receivables payable (or to be payable) under Government Contracts could exceed U.S.$2,000,000 (or a U.S. Dollar Equivalent), the Company shall, and shall cause each of the Subsidiaries to, as promptly as practicable, execute and deliver to the Agents assignments, security agreements or other documents of like intendment in form and substance satisfactory to the Majority Banks (and, in the case of each Government Contract with the government of the United States or an agency or instrumentality thereof, a Government Contract Assignment) creating (to the extent not theretofore created by the Security Documents) first priority perfected Liens in favor of the relevant Agent for the benefit of such Agent, the Issuing Bank and the Banks in such Government Contracts, subject to no equal or prior Lien except Liens permitted pursuant to Section 9.14 hereof, together with such certificates, documents, legal opinions and evidence of filings or recordations as either Agent or any Bank may reasonably require to evidence the perfection and first priority of such Liens in accordance with the terms of this Agreement and the Security Documents.

           (c) The Company shall do all things as may be reasonably required by the Agents and the Majority Banks and execute and deliver to the relevant Agent or, if applicable, each Bank such documents and other instruments (including, without limitation, mortgages, deeds of trust, supplemental or substitute notes), in form and substance satisfactory to the Agents and Majority Banks, as may be required in order to create and maintain the validity and priority of the Lien of any Mortgage.

           (d) The Company shall not, and shall not permit any of the Subsidiaries to, enter into or suffer to exist any agreement or instrument containing a provision that would prevent or inhibit the Company or the Subsidiaries from creating a Lien in favor of either Agent for the benefit of the Issuing Bank and the Banks on any property (real or personal, tangible or intangible) of the Company or the Subsidiaries, whether now owned or hereafter acquired, except any agreement or instrument that would create a Lien permitted under Section 9.14 hereof (but only with respect to the property subject to such Lien).

           9.24 Certain Amendments. The Company shall not be party to or acquiesce in, or permit any of the Subsidiaries to be a party to or acquiesce in, any amendment, supplement or modification to, or waiver of any provisions of (a) any of the Reorganization Documents, any of the Existing Hamilton Beach Acquisition Documents, any of the Existing Proctor-Silex Acquisition Documents, the Existing Altoona Purchase and Sale Agreement, the Existing Alcoa Stock Purchase Agreement or the Existing WearEver Purchase and Sale Agreement (other than amendments, supplements or modifications to, or waivers of provisions of, the Reorganization Agreement or the Shareholders Agreement (other than Sections 7 or 8 of the Reorganization Agreement or Sections 4.2 or 6.3.3 of the Shareholders Agreement) as to which the Agents and the Banks have had 20 Business Days' prior notice and that do not have any material adverse effect on
 (i) the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole; (ii) the timely payment of the principal of, or interest on, the Loans or the Letter of Credit Obligations; or (iii) the enforceability of this Agreement, any Security Document, any Minority Interest Document, any Majority Interest Document or any Note or the rights of either Agent, any Bank or the Issuing Bank hereunder or thereunder); (b) [Intentionally omitted]; (c) [Intentionally omitted] (d) the Proctor-Silex Tax Sharing Agreement or the applicable Tax Sharing Agreement (in the case of the Proctor-Silex Tax Sharing Agreement and the Tax Sharing Agreement referred to in clause (i) of the definition of "Tax Sharing Agreement" in Section 1.01 hereof, solely as the same affects the obligations of the Company to make payments to NACCO and the obligations of NACCO to make payments (as Proctor-Silex Tax Sharing Advances, Tax Sharing Advances or otherwise) to the Company); (e) [Intentionally omitted] or (f) any promissory note evidencing Parent Advances or other documentation governing Majority Interest Debt or Minority Interest Debt, without the prior written consent of the Majority Banks. The Company shall furnish to the Agents and the Banks copies of each amendment, modification or supplement to the Tax Sharing Agreement, the Proctor-Silex Tax Sharing Agreement, the Reorganization Agreement and the Shareholders Agreement promptly after the execution and delivery thereof.

           9.25  [Intentionally omitted]

           9.26 Subsidiary Dividend Payments. PSM and PSC may make Subsidiary Dividend Payments to the Company at any time or from time to time.

           9.27  Material Subsidiaries.

           (a) The Company shall, and shall cause each of the Subsidiaries to, promptly upon receipt, pledge with, and grant a security interest in favor of, the U.S. Agent any shares of capital stock of, or other ownership interests in, any Material Subsidiary to the maximum extent possible without imposing any adverse tax consequences on the Company arising out of Section 956 of the Code or any other materially adverse tax consequences on the Company.

           (b) The Company shall promptly cause each Person which becomes a Material Subsidiary after the date of the execution and delivery of this Agreement and which is not a Guarantor to become a Guarantor hereunder and to grant to the U.S. Agent for the benefit of the Banks a Lien upon its property (whether real or personal, tangible or intangible) in each case to the maximum extent possible without imposing any adverse tax consequences on the Company arising out of
      Section 956 of the Code or any other materially adverse tax consequences on the Company.

           (c) The Company shall, and shall cause each of the Subsidiaries to, execute and deliver such documents as shall be in form and substance satisfactory to the Agents to accomplish the transactions contemplated by paragraphs (a) and (b) above (accompanied by such certificates, documents and legal opinions as the Agents may reasonably request).

           9.28  [Intentionally omitted]


           Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

           (a) Any Obligor shall default in the payment of any principal of any Loan or any Reimbursement Obligation; or any Obligor shall default in the payment of any interest on any Loan or any other amount payable by it hereunder, under any Security Document or under any Letter of Credit Document and such default shall continue unremedied for 2 days after the occurrence thereof; or

           (b) (i) Any Obligor or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S.$500,000 or more (or a U.S. Dollar Equivalent); or
      (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any of its other Indebtedness aggregating U.S.$500,000 or more (or a U.S. Dollar Equivalent) shall occur if the effect of such event is to cause, or (after giving effect to any applicable notice requirements or applicable grace periods or both) to permit the holder or holders of such Indebtedness, or a trustee or agent on behalf of such holder or holders to cause, such Indebtedness to become due prior to its stated maturity; or

           (c) Any representation, warranty or certification made or deemed made (i) by any Obligor herein, in the Security Documents or the Letter of Credit Documents, (ii) by Holdings in any Holdings Document, (iii) by any Majority Interest Party in any Majority Interest Document, (iv) by any Minority Interest Party in any Minority Interest Document, or (v) in any certificate furnished to any Bank or either Agent by any Majority Interest Party, any Minority Interest Party, Holdings or any Obligor pursuant to the provisions of any Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

           (d) Any Lien created by any Security Document or any Supplemental Security Document shall at any time upon or after creation thereof cease to be a perfected Lien on and security interest in the property purported to be covered thereby, subject to no equal, prior or junior Lien except
      (i) in the case of property other than Pledged Shares (as defined in such Security Documents or such Supplemental Security Documents) consisting of capital stock of Holdings or the Company, for Liens permitted pursuant to Section 9.14 hereof and (ii) in the case of Pledged Shares consisting of capital stock of Holdings or the Company, Permitted Parent Liens; or any Security Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or any of its Subsidiaries; or

           (e) Any Obligor shall default in the performance of any of their respective obligations under Sections 9.01(h) or 9.07, 9.08, 9.09, 9.12, 9.13 or 9.14 (other than with respect to non-consensual Liens of the generic type described in Sections 9.14(b), (c), (d), (e), (f) and (g) hereof ("Non-Consensual Liens")), 9.15 through 9.18 (inclusive), 9.21, 9.24 or 9.27 hereof; or any Obligor shall default in the performance of any of their respective obligations under Section 9.14 (with respect to Non-Consensual Liens) hereof and such default in performance shall continue unremedied for a period of 10 days after the occurrence thereof; or any Obligor shall default in the performance of any of its other covenants or agreements in this Agreement and such default shall continue unremedied for a period of 30 days after the occurrence thereof; or

           (f) Any Corporation shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (g) Any Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
      (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, relief or readjustment of debts (including, without limitation, in the case of PSC, any proceeding under the Bankruptcy and Insolvency Act (Canada) any application under the Companies' Creditors Arrangement Act, as amended from time to time or, with respect to reorganization or relief of debts, under the Business Corporations Act, 1982 of the Province of Ontario, as amended from time to time),
      (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada), or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

           (h) A proceeding or case shall be commenced, without the application or consent of the affected Corporation, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition, relief or readjustment of its debts (including, without limitation, in the case of PSC, any proceeding under the Bankruptcy and Insolvency Act (Canada), any application under the Companies' Creditors Arrangement Act, as amended from time to time, or, with respect to reorganization or relief of debt, the Business Corporations Act, 1982 of the Province of Ontario, as amended from time to time), (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Corporation of all or any substantial part of its assets, or (iii) similar relief in respect of such Corporation under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Corporation shall be entered in an involuntary case under the Federal Bankruptcy Code; or

           (i) A final judgment or judgments for the payment of money in excess of U.S.$500,000 (or a U.S. Dollar Equivalent) in the aggregate shall be rendered by a court or courts against any Obligor or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 20 days from the date of entry thereof and such Obligor or the relevant Subsidiary shall not, within said period of 20 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (j) An event or condition specified in Section 9.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable judgment of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the reasonable judgment of the Majority Banks, material in relation to the consolidated financial position of the Company and the Subsidiaries; or

           (k) At any time: (i) Holdings shall create, assume, incur or suffer to exist any Lien upon the Company's capital stock (other than pursuant to the Supplemental Security Documents); or (ii) NACCO shall cease to own, directly or indirectly through Housewares, at least 51% of the Company's capital stock; or (iii) any Minority Interest Party or any of its Subsidiaries shall create, assume, incur or suffer to exist any Lien upon any capital stock of the Company (other than Permitted Parent Liens); or

           (l) Any Obligor shall default in the performance of any of its material obligations under any Security Document or any Letter of Credit Document or (notwithstanding
      Section 10(b) hereof) any Bank Financial Accommodation Document or any Interest Rate Protection Agreement or any Foreign Currency Hedging Agreement; or any Obligor shall default in the performance of any of its other obligations under any Security Document or any Letter of Credit Document or (notwithstanding Section 10(b) hereof) any Bank Financial Accommodation Document, any Interest Rate Protection Agreement or any Foreign Currency Hedging Agreement and such default shall continue for a period of 10 days after the occurrence thereof; or

           (m) Any Majority Interest Party shall default in the performance of any of its material obligations under any Majority Interest Document; or any Majority Interest Party shall default in the performance of any of its other obligations under any Majority Interest Document and such default shall continue unremedied for a period of 10 days after the occurrence thereof; or any Minority Interest Party shall default in the performance of any of its material obligations under any Minority Interest Document; or any Minority Interest Party shall default in the performance of any of its other obligations under any Minority Interest Document and such default shall continue unremedied for a period of 10 days after the occurrence thereof; or any Majority Interest Document or any Minority Interest Document shall cease to be in full force and effect (except in accordance with the express terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Majority Interest Party or any Minority Interest Party thereto; or Holdings shall default in the performance of any of its material obligations under any Holdings Document; or Holdings shall default in the performance of any of its other obligations under any Holdings Document and such default shall continued unremedied for a period of 10 days after the occurrence thereof; or any Holdings Document shall cease to be in full force and effect (except in accordance with the express terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by Holdings; or

           (n) Any party to any Reorganization Document, any Existing Hamilton Beach Acquisition Document, any Existing Proctor-Silex Acquisition Document, the Existing Altoona Purchase and Sale Agreement, the Existing Alcoa Stock Purchase Agreement or the Existing WearEver Purchase and Sale Agreement shall default in any material respect in any of its obligations thereunder and such default shall have a material adverse effect on (i) the prospects, business, operations or financial condition of the Company and the Subsidiaries taken as a whole, (ii) the timely payment of the principal of, or interest on, the Loans or the Letter of

      Credit Obligations or (iii) the enforceability of this Agreement, any Security Document, any Majority Interest
      Document, any Minority Interest Document or any Note or the rights of either Agent, any Bank or the Issuing Bank hereunder or thereunder; or

           (o) Any Obligor shall be dissolved or liquidated, shall terminate its existence or suspend its operations or payments (other than as referred to in clause (g) or (h) of this Section 10), or shall lose any right, privilege or franchise necessary to maintain its juridical existence; or

           (p) All or a substantial part of the properties of any Obligor shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental authority or court or other Person purporting to act under the authority of the government of any jurisdiction, such Obligor or any such Subsidiary shall be prevented from exercising normal control over all or a substantial part of its properties; or

           (q) A moratorium shall be declared or otherwise instituted on the payment of any Indebtedness of any Obligor; or

           (r) The Company or any of the Subsidiaries shall merge with or into, or consolidate with, any Person, or shall Dispose of any of its assets, whether now owned or hereafter acquired, or shall make any Acquisition, except, in each case, as expressly permitted under Section 9.13 hereof; or Holdings shall merge with or into, or consolidate with, any Person; or

           (s) The Company or any of the Subsidiaries shall in any manner create, assume, incur or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, except to the extent expressly permitted under
      Section 9.14 hereof (and, in the case of a Default under this Section 10(s) predicated upon the creation, assumption, incurrence or sufferance to exist of a Non-Consensual Lien, such Default shall continue unremedied for a period of 10 days after the occurrence thereof); or

 THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10, the Agents (through the U.S. Agent) may, and upon request of the Majority Banks, the Agents (through the U.S. Agent) shall, by notice to the Borrowers, cancel the relevant Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrowers, as the case may be, under this Agreement and the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; and (ii) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this
 Section 10, the Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors under this Agreement and the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors. In addition, upon the occurrence and during the continuance of any Event of Default (other than one referred to in clause (g) or (h) of this Section 10), the Company shall, if requested by the U.S. Agent or the Majority Banks or the Issuing Bank (in either case, through the U.S. Agent), and, in the case of an Event of Default referred to in clause (g) or (h) of this Section 10 the Company shall, forthwith without any demand or taking of any other action by the U.S. Agent, pay to the U.S. Agent (for deposit in the Cash Collateral Account) an amount equal to the sum of all Letter of Credit Liabilities in respect of all Letters of Credit.


           Section 11.  THE AGENTS.

           11.01 Appointment, Powers and Immunities. Each of the Banks and the Issuing Bank hereby irrevocably appoints and authorizes each of the U.S. Agent and the Canadian Agent to act as its agent hereunder, under each Security Document, under each Majority Interest Document, under each Minority Interest Document and under each Holdings Document to which such Agent is a party with such powers as are specifically delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No Agent (which term as used in this sentence and in Section 11.05 hereof and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents, the Majority Interest Documents, the Minority Interest Documents or the Holdings Documents and shall not by reason of this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document, be a trustee for any Bank;
 (b) shall be responsible to the Banks for (i) any recitals, statements, representations or warranties contained in this

 Agreement or in any of the other documents or certificates or other Documents referred to, provided for or received by any of them under this Agreement or any such other document or certificate or other Document, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any such other document or certificate or other Document, or (iii) for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or (iv) for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, trust agreement, financing statement, notice of assignment, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other Document, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as expressly set forth in
 Section 7 hereof, no Agent shall have any responsibility to make, or for failure to make, any determination or judgment under
 Section 7 hereof. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such Agent.

           11.02 Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document (except as the same relate solely to the Issuing Bank and its rights and obligations hereunder), each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and as specified hereunder whenever an Agent acts or refrains from acting in accordance with the Majority Bank's instructions and such instructions of the Majority Banks, and any action taken or failure to act pursuant thereto, shall be binding on all of the Banks. As to matters not expressly provided for by this Agreement, any Security Document, any Majority Interest Document, any Minority Interest Document or any Holdings Document relating solely to the Issuing Bank and its rights and obligations hereunder, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Issuing Bank, and as specified hereunder whenever an Agent acts or refrains from acting in accordance with the Issuing Bank's instructions and such instructions of the Issuing Bank, and any action taken or failure to act pursuant thereto, shall be binding on all of the Banks.

           11.03 Defaults. The Agents shall not be deemed to have knowledge of the occurrence of a Default unless notified by a Bank, the Issuing Bank or an Obligor which notice shall specify such Default and state that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the other Agent, the Issuing Bank and the relevant Banks. Each Agent shall (subject to Section 11.01, 11.05 and
 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

           11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it and, in the case of Chase, Letters of Credit issued by it, Chase and Chase Canada (and any successors acting as Agents) in their capacities as Banks (or, in the case of Chase, the Issuing Bank) hereunder shall have the same rights and powers hereunder as any other Bank (or, in the case of Chase, the Issuing Bank) and may exercise the same as though they were not acting as an Agent, and the term "Bank" or "Banks" (and, in the case of Chase, "Issuing Bank") shall, unless the context otherwise indicates, include each Agent (or, with respect to Letters of Credit, the U.S. Agent) in its individual capacity. Chase and Chase Canada (and any successors acting as Agents) and their affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Obligor and any of its Subsidiaries (and any of their respective affiliates) as if it were not acting as an Agent, and Chase, Chase Canada and their affiliates may accept fees and other consideration from any Obligor and any of its Subsidiaries and their respective affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

           11.05 Indemnification. The Banks indemnify each Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said
 Section 12.03), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans, or if only U.S. Dollar Loans or Canadian Dollar Loans (but not both) are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Documents or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under
 Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

           11.06 Non-Reliance on Agents and other Banks. Each Bank agrees that it has, independently and without reliance on either Agent, the Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of each Obligor and its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent, the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither Agent shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any other Document or to inspect the properties or books of any Obligor or any Subsidiary thereof or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any Obligor or any Subsidiary thereof (or any of their respective Subsidiaries or other affiliates) which may come into the possession of such Agent or any of its affiliates.

           11.07 Failure to Act. Except for action expressly required of the Agents hereunder each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

           11.08 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the Banks, the Issuing Bank and the Company and an Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which in the case of the U.S. Agent shall be a bank which has an office in New York, New York, U.S.A. with a combined capital and surplus of at least U.S.$500,000,000 and which in the case of the Canadian Agent shall be a federally-chartered Canadian bank which has an office in Toronto, Ontario, Canada. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.


           Section 12.  MISCELLANEOUS.

           12.01 No Waiver. No failure on the part of either Agent, any Bank or the Issuing Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, or any Security Document, any Letter of Credit Document, any Note or any other Document to which an Obligor is a party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, or any Security Document, any Letter of Credit Document, any Note or any other Document to which an Obligor is a party preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           12.02 Notices. All notices and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telecopy or otherwise in writing (each communication given by any of such means to be deemed to be "in writing" for purposes of this Agreement) and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to each Agent and each Obligor. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

           12.03 Expenses; Etc. The Company agrees (a) to pay or reimburse each Agent on demand for the out-of-pocket costs and expenses of such Agent (including, without limitation, the reasonable fees and expenses of Messrs. Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks and Messrs. Stikeman, Elliott, special Canadian counsel to the Banks), in connection with (A) the negotiation, preparation, execution and delivery of this Agreement, the Security Documents, the Holdings Documents, the Majority Interest Documents, the Minority Interest Documents, the Letter of Credit Documents and the Notes and any related agreements, instruments or documents, the making of the Loans hereunder and the issuance of Letters of Credit hereunder and (B) any amendment, modification or waiver of any of the terms of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document, any of the Notes or such other agreements, instruments or documents and (b) to pay or reimburse each Agent and each Bank on demand for (i) all reasonable costs and expenses of such Agent and such Bank (including reasonable counsels' fees and expenses) in connection with the enforcement of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document or any of the Notes and (ii) all transfer, stamp, documentary, recording or other similar taxes, assessments, fees or charges levied by any governmental or revenue authority in respect of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document, any Letter of Credit Document, any of the Notes or any other document referred to herein. The Company hereby indemnifies each Agent, the Issuing Bank and each Bank and their respective directors, officers, employees, agents and affiliates from, and agrees to hold each of them harmless against, any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and reasonable expenses that arise out of or in any way relate to or result from the making of Loans or issuance of

 Letters of Credit hereunder, or the other transactions contemplated hereby or thereby or by any other Document, including, without limitation, any investigation or litigation or other proceedings (whether or not such indemnified person is a party to any action or proceeding out of which any of the foregoing arise), other than any of the foregoing to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. Neither Agent nor any Bank shall be responsible or liable to any Obligor or any other Person for any consequential damages which may be alleged as a result of this Agreement, any Security Document, any Holdings Document, any Majority Interest Document, any Minority Interest Document or any Letter of Credit Document.

           12.04 Amendments; Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only by an instrument in writing signed by each Obligor, the Agents and the Majority Banks (and, if its rights or obligations are affected thereby, the Issuing Bank), or by the Company and the Agents acting with the consent of the Majority Banks (and, if its rights or obligations are affected thereby, the Issuing Bank) and any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment, modification or waiver shall not, unless by an instrument signed by all of the Banks or by the Agents acting with the consent of all of the Banks: (i) increase or extend the term of the Revolving Credit Commitments (including, without limitation, the Series B Sublimit Amount or the Letter of Credit Sublimit Amount), (ii) extend the date fixed for the payment of principal of or interest on any Loan or for the payment of any Letter of Credit Obligation, (iii) reduce the amount of any payment of principal of any Loan or any Reimbursement Obligation or the rate at which interest is payable thereon or any fee payable hereunder, (iv) alter the terms of this Section 12.04,
 (v) release (in whole or in part) any Obligor or impair the continuing effectiveness of any guarantee of any Guarantor or
 (vi) amend the definition of the term "Majority Banks" and provided, further, that any amendment of Section 11 hereof shall require the consent of both Agents. Each Agent agrees not to amend or waive the provisions of any Security Document, any Holdings Document, any Minority Interest Document or any Majority Interest Document without the consent of Majority Banks; provided that any release or substitution of collateral under any Security Document or Supplemental Security Document, or termination of any Supplemental Security Document or Supplemental Agreement, (other than, in each case, in conjunction with a transaction permitted by Section 9.13 hereof, Section 3.06 of the Holdings Supplemental Agreement or the Override Agreement) and which requires the consent of such Agent or the Banks pursuant to the terms of such Security Document or Supplemental Security Document shall require the consent of each Bank; and provided further that no Agent shall agree to any amendment or waiver of the definitions of "Security" (as defined in the Pledge Agreement), "Collateral" (as defined in the Security Agreement) or definitions having similar purpose in any other Security Document or any Supplemental Security Document (except in conjunction with, and to the extent required by, a release or substitution of collateral that does not require Bank consent in accordance with the preceding proviso) without the consent of each Bank.

           12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           12.06  Assignments and Participations.

           (a) No Obligor may assign its rights or obligations hereunder or under its Notes without the prior consent of all of the Banks, the Issuing Bank and the Agents.

           (b)  [Intentionally omitted]

           (c) A Bank may not assign any of its Loans, its Notes, its participation in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) its Commitment without the prior consent of the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent, such consent not to be unreasonably withheld; provided that (i) any Bank may assign to another Bank all or (subject to clause (ii) below) any portion of its Loans, its Notes, its participation in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) its Commitment; (ii) any partial assignment of Loans, Notes, participations in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) Commitment (other than to any affiliate or majority-owned subsidiary of the assigning
      Bank) shall be in the case of the partial assignment of only Loans, Notes, participations in Letter of Credit Liabilities or (in the case of a U.S. Dollar Bank) Commitment, in an amount equal to U.S.$5,000,000 or multiples of U.S.$1,000,000 in excess thereof (unless the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent, otherwise consent to a lesser amount of such partial assignment); and
      (iii) contemporaneously with any assignment of Commitment such assigning U.S. Dollar Bank shall also transfer to such assignee bank the same proportion of each of its Loans then outstanding (together with the same proportion of the Notes then outstanding) and its participation in Letter of Credit Liabilities then outstanding. Upon notice to the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent of an assignment permitted above (which notice shall identify the assignee and the amount of the assignor's Commitment (in the case of a U.S. Dollar Bank), participations in Letter of Credit Liabilities, Notes and Loans assigned in detail reasonably satisfactory to the U.S. Agent) and upon the effectiveness of any assignment consented to by the Company as required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the U.S. Agent and, if the assignee Bank or the assignor Bank is a Canadian Dollar Bank, the Canadian Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Notes, participations in Letter of Credit Liabilities and Loans (or portions thereof) assigned to it (in addition to the Commitment, Notes, participations in Letter of Credit Liabilities and Loans, if any, theretofore held by such assignee). Upon each such assignment the assignor Bank or the assignee Bank shall pay to the U.S. Agent an assignment fee of $3,500.

           (d)  [Intentionally omitted]

           (e) A Bank may sell to one or more other Persons a participation in all or any part of any Loans held by it, its participation in Letter of Credit Liabilities or its Commitments, in which event each such participant shall be entitled to the rights and benefits of the provisions of
      Section 9.01(l) hereof with respect to its participation in such Loan, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by any Obligor to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Notes except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or for the payment of any related Letter of Credit Obligation; (ii) the reduction of any payment of principal of any related Loan or any related Reimbursement Obligation; (iii) the release (in whole or in part) of any Obligor or the impairment of the continuing effectiveness of any guarantee of any Guarantor; (iv) the release or substitution of substantially all of the collateral under the Security Documents and the Supplemental Security Document, or the termination of any Supplemental Security Document or any Supplemental Agreement which requires the consent of such Bank; or (v) the reduction of the rate at which either interest is payable on any related Loan or any related Reimbursement Obligation or (if the participant is entitled to any part thereof) commitment fees or letter of credit fees are payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fees or letter of credit fees in respect of such participation.

           (f) A Bank may furnish any information concerning any Majority Interest Party, any Minority Interest Party, Holdings, any Obligor or any of the Subsidiaries of any thereof, in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), provided that such Bank shall require that each such Person has agreed in writing to maintain the confidentiality of any such information which is non-public to the same extent such Bank is required to maintain such confidentiality in accordance with Section 12.15 hereof and the confidentiality agreement of such Bank referred to in the last sentence of said Section.

           12.07 Survival. The obligations of the Obligors under Sections 2.01(II)(f), 5.01, 5.05, 5.06 and 12.03 hereof shall survive the repayment of the Loans, the termination or expiration of the Commitments and the expiration or termination of all Letters of Credit.

           12.08 Captions. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

           12.10  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW
 OF THE STATE OF NEW YORK.

           12.11 Jurisdiction and Service of Process. Any suit, action or proceeding against any Obligor with respect to this Agreement, any Loan, any Note, any Letter of Credit, any Letter of Credit Document or any Security Document or on any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York, or in the courts sitting in Toronto, Ontario, Canada or in the courts sitting in the Federal District of Mexico, or in the courts sitting in any jurisdiction where property covered by any Mortgage may be situated, as the U.S. Agent may elect in its sole discretion and each Obligor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding (and waives for such purpose any other preferential jurisdiction by reason of its present or future domicile or otherwise). Each of PSC and PSM hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System (the "Process Agent"), presently located at 1633 Broadway, New York, New York 10019, and each of PSC and PSM hereby irrevocably appoints the Process Agent its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by either Agent by registered or certified mail, postage prepaid, to such Obligor. Nothing herein shall in any way be deemed to limit the ability of either Agent to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           12.12 Waiver of Sovereign Immunity. To the extent that any Obligor may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, the Loans, the Notes, the Letters of Credit, the Letter of Credit Documents or the Security Documents to claim for itself or its revenues or assets any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or any other legal process or remedy with respect to its respective obligations hereunder or thereunder, and to the extent that in any such jurisdiction there may be attributed to such Obligor such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

           12.13 Judgment Currency. This is an international loan transaction in which (a) in the case of U.S. Dollar Loans and Letter of Credit Obligations, the specification of U.S. Dollars and payment in New York, New York, U.S.A. is of the essence, and, with respect to such U.S. Dollar Loans and Letter of Credit Obligations, U.S. Dollars shall be the currency of account in all events and (b) in the case of Canadian Dollar Loans, the specification of Canadian Dollars and payment in Toronto, Ontario, Canada is of the essence, and with respect to such Canadian Dollar Loans, Canadian Dollars shall be the currency of account in all events. The payment obligations of the Obligors with respect to any Loans or Letter of Credit Obligations under this Agreement or amounts payable under the Security Documents and the Notes shall not be discharged by an amount paid in a currency other than U.S. Dollars, in the case of U.S. Dollar obligations, or Canadian Dollars, in the case of Canadian Dollar obligations (each such currency with respect to each such obligation, the "Required Currency"), or in a place other than New York, New York, U.S.A. in the case of U.S. Dollar obligations or Toronto, Ontario, Canada in the case of Canadian Dollar obligations (each such place with respect to each obligation, the "Required Place"), whether pursuant to such judgment or otherwise to the extent that the amount so paid on conversion to the Required Currency and transfer to the Required Place under normal banking procedures does not yield the amount of the Required Currency in the Required Place due hereunder.

           12.14 Acknowledgment of Legal Existence. Each Obligor hereby expressly acknowledges the legal existence of each Agent, the Issuing Bank and each Bank, as well as its legal capacity to enter into this Agreement, each Security Document to which it is a party and each other Document to which it is a party, and hereby also expressly acknowledges the authority of the person who signs this Agreement, each Security Document to which it is a party and each other Document to which it is a party on behalf of such Agent or such Bank, such person's name appearing on the signature pages hereof or thereof.

           12.15 Confidentiality. Each Bank and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or either Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process;
 (ii) to counsel for any of the Banks or the Agent; (iii) to bank examiners, auditors or accountants; (iv) to either Agent or any other Bank; (v) in connection with any litigation to which any one or more of the Banks or either Agent is a party; or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a confidentiality agreement having substantially the same scope as this Section 12.15 and, with respect to confidential information covered thereby, the confidentiality agreement referred to in the last sentence of this Section 12.15; and provided finally that in no event shall any Bank or either Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank whose name appears on the signature pages hereof under this
 Section 12.15 shall supplement (and shall not supersede and replace) the obligations of such Bank under the confidentiality letter entitled "Hamilton Beach Confidentiality Agreement" in respect of this financing signed and delivered by such Bank to Chase prior to the date hereof (and, in the case of Chase, the confidentiality letter in respect of this financing signed and delivered by Chase to NACCO on August 22, 1990) with respect to the confidential information covered thereby.

           12.16  WAIVER OF TRIAL BY JURY.  TO THE EXTENT
 PERMITTED BY APPLICABLE LAW, EACH OBLIGOR, EACH AGENT, THE
 ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT OF
 TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING
 OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT TO WHICH IT IS A PARTY OR ANY MATTER ARISING HEREUNDER OR
 THEREUNDER.

           The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                               OBLIGORS

                               HAMILTON BEACH/PROCTOR-SILEX, INC.


                               By      George C. Nebel
                               Title:  President and Chief Executive Officer

                               Hamilton Beach/Proctor-Silex, Inc.
                               4421 Waterfront Drive
                               Glen Allen, Virginia 23060

                               Telecopier No.: (804) 527-7357

                               Telephone No.:  (804) 527-7190

                               Attention:  James H. Taylor
                                            Vice President
                                            and Treasurer

                               With a copy to:

                               NACCO Industries, Inc.
                               12800 Shaker Boulevard
                               Cleveland, Ohio  44120

                               Telex No.:  810-421-8569

                               Telecopier No.:  (216) 449-9561

                               Telephone No.:   (216) 449-9690

                               Attention:  Charles A. Bittenbender
                                            Vice President,
                                            General Counsel
                                              and Secretary

                               Telecopier No.:  (216) 449-9607

                               Telephone No.:   (216) 449-9660

                               Attention:  R. Robertson Hilton
                                            Vice President and
                                            Treasurer

                               PROCTOR-SILEX CANADA INC.


                               By:    John R. Wright
                               Title: Controller

                               PROCTOR-SILEX CANADA INC.
                               10 Milner Business Court
                               Suite 600
                               Scarborough, Ontario
                               Canada MIB 3C6

                               Telecopier No.: (416) 292-8361

                               Telephone No.: (416) 292-7699

                               Attention:  John R. Wright
                                            Controller

                               With a copy to:

                               Hamilton Beach/Proctor-Silex, Inc.
                               4421 Waterfront Drive
                               Glen Allen, Virginia 23060

                               Telecopier No.:  (804) 527-7357

                               Telephone No.:  (804) 527-7190

                               Attention:  James H. Taylor
                                            Vice President and
                                            Treasurer

                               PROCTOR-SILEX S.A. DE C.V.


                               By:    George C. Nebel
                               Title: Sole Administrator

                               Proctor-Silex, S.A. de C.V.
                               c/o Hamilton Beach/Proctor-Silex, Inc.
                               12035-G Rojas Drive
                               El Paso, Texas  79936

                               Telecopier No.:  (915) 778-0263

                               Telephone No.:  (915) 774-7501

                               Attention:  Joseph Lacambra
                                            General Manager

                               With a copy to:

                               Hamilton Beach/Proctor-Silex, Inc.
                               4421 Waterfront Drive
                               Glen Allen, Virginia  23060

                               Telecopier No.:  (804) 527-7357

                               Telephone No.:  (804) 527-7190

                               Attention:  James H. Taylor
                                            Vice President and
                                            Treasurer

                               BANKS

                               THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION)


                               By:    Gregory M. Stover
                               Title:

                               Address for Notices:

                               The Chase Manhattan Bank
                                 (National Association)
                               1 Chase Manhattan Plaza
                               New York, New York 10081

                               Telecopier No.:  (212) 552-1457

                               Telephone No.:  (212) 552-6111

                               Attention:  Gregory M. Stover

                               THE CHASE MANHATTAN BANK OF CANADA


                               By:     Timothy R. Wilson
                               Title:  Vice President

                               Address for Notices:

                               The Chase Manhattan Bank
                                 of Canada
                               150 King Street West
                               16th Floor
                               Toronto, Ontario M5H 1J9 Canada

                               Telecopier No.:  (416) 585-3370

                               Telephone No.:  (416) 585-3367

                               Attention:  Timothy R. Wilson

                               THE FIRST NATIONAL BANK OF CHICAGO


                               By:  Marguerite C. Canestraro
                               Title:  Vice President

                               Address for Notices:

                               The First National Bank of Chicago
                               One First National Plaza
                               Suite 0634
                               Chicago, Illinois  60670

                               Telecopier No.:  (312) 732-4840

                               Telephone No.:  (312) 732-7659

                               Attention:  Ernest M. Misiora

                               with a copy to

                               First Chicago Bank
                               1301 E. 9th Street
                               Suite 2150
                               Cleveland, Ohio  44114

                               Telecopier No.:  (216) 574-9278

                               Telephone No.:   (216) 574-9845

                               Attention: Marguerite C. Canestraro

                               THE BANK OF NOVA SCOTIA


                               By:  F. C. H. Ashby
                               Title: Senior Manager of Loan Operations

                               Address for Notices:

                               The Bank of Nova Scotia
                               Suite 2400
                               600 Peachtree Street, NE
                               Atlanta, Georgia  30308

                               Telecopier No.:  (404) 888-8998

                               Telephone No.:   (404) 877-1562

                               Attention:  Joe Legisto

                               with a copy to:

                               The Bank of Nova Scotia
                               181 West Madison Street
                               Suite 3700
                               Chicago, Illinois  60602

                               Telecopier No.:  (312) 201-4108

                               Telephone No.:   (312) 201-4179

                               Attention:  Keith Neibrugge

                               CONTINENTAL BANK N.A.


                               By:  Carl Jordan
                                 Title:

                               Address for Notices:

                               Continental Bank N.A.
                               231 South LaSalle Street
                               Chicago, Illinois  60697

                               Telecopier No.:  (312) 987-0303

                               Telephone No.:   (312) 828-6560

                               Attention:  Carl Jordan
                                           Peter Thursby

                               CAISSE NATIONALE DE CREDIT AGRICOLE


                               By:  Dean Balice
                               Title:  Senior Vice President

                               Address for Notices:

                               Caisse Nationale de Credit Agricole
                               55 E. Monroe Street
                               Suite 4700
                               Chicago, Illinois  60603

                               Telecopier No.:  (312) 372-3724

                               Telephone No.:   (312) 917-7570

                               Attention:  Karen Coons

                               CRESTAR BANK


                               By:  Timothy J. Cecil
                                 Title:  Vice President

                               Address for Notices:

                               Crestar Bank
                               919 East Main Street
                               Richmond, Virginia  23219
                               Telecopier No.:  (804) 782-7324

                               Telephone No.:   (804) 782-5998

                               Attention:  Timothy J. Cecil

                               SOCIETY NATIONAL BANK


                               By:  J. Roderick MacDonald
                               Title:  Vice President

                               Address for Notices:

                               Society National Bank
                               127 Public Square, 6th Floor
                               Cleveland, Ohio  44114-1306

                               Telecopier No.:  (216) 689-4981

                               Telephone No.:  (216) 689-4445

                               Attention:  J. Roderick MacDonald

                               AGENTS

                               THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION),
                                 as U.S. Agent


                               By:  Gregory M. Stover

                              Title:

                               Address for Notices to
                                 Chase as Agent:

                               New York Agency Office
                               The Chase Manhattan Bank
                                 (National Association)
                               4 Chase Metrotech Center
                               13th Floor
                               Brooklyn, New York  11245

                               Telecopier No.:  (718) 242-6900 or
                                                          6911

                               Telephone No.:  (718) 242-7969

                               Attention:  Debbie Murnin

                               THE CHASE MANHATTAN BANK
                                 OF CANADA, as Canadian Agent


                               By:  Timothy R. Wilson
                                 Title:  Vice President

                               Address for Notices to
                               Chase Canada as Agent:

                               Canadian Agency
                               The Chase Manhattan Bank
                                 of Canada
                               150 King Street West
                               16th Floor
                               Toronto, Ontario M5H 1J9, Canada

                               Telecopier No.:  (416) 585-3370

                               Telephone No.:  (416) 585-3367

                               Attention:  Timothy R. Wilson